Exhibit 10.587

LOAN AGREEMENT

Dated as of December 1, 2009

By and Among

THE ENTITIES SET FORTH ON SCHEDULE I
ATTACHED HERETO,
collectively, as Borrower

and

COLESVILLE ONE, LLC,
as Maryland Owner

and

JPMORGAN CHASE BANK, N.A.,
as Lender

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1

Definitions

1

Section 1.2

Principles of Construction

33

ARTICLE II

GENERAL TERMS

Section 2.1

Loan Commitment; Disbursement to Borrower

34

Section 2.2

Interest; Loan Payments; Late Payment Charge

34

Section 2.3

Prepayments

36

Section 2.4

Defeasance

37

Section 2.5

Release of Property

41

Section 2.6

Intentionally Omitted

46

Section 2.7

Lockbox Account/Cash Management

46

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1

Borrower Representations

48

Section 4.2

Survival of Representations

65

ARTICLE V

BORROWER COVENANTS

Section 5.1

Affirmative Covenants

65

Section 5.2

Negative Covenants

81

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1

Insurance

88

Section 6.2

Casualty

92

Section 6.3

Condemnation

93

Section 6.4

Restoration

93

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ARTICLE VII

RESERVE FUNDS

Section 7.1

Required Repair Funds

98

Section 7.2

Tax and Insurance Reserve Fund

100

Section 7.3

Replacements and Replacement Reserve

101

Section 7.4

Rollover Reserve

106

Section 7.5

Ground Lease Reserve Fund

107

Section 7.6

Excess Cash Flow Reserve Fund

108

Section 7.7

Reserve Funds, Generally

108

ARTICLE VIII

DEFAULTS

Section 8.1

Event of Default

109

Section 8.2

Remedies

112

Section 8.3

Remedies Cumulative; Waivers

113

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1

Securitization

114

Section 9.2

Securitization Indemnification

119

Section 9.3

Intentionally Omitted

122

Section 9.4

Exculpation

122

Section 9.5

Termination of Manager

125

Section 9.6

Servicer

125

Section 9.7

Splitting the Loan

126

ARTICLE X

MISCELLANEOUS

Section 10.1

Survival

126

Section 10.2

Lender’s Discretion

127

Section 10.3

Governing Law

127

Section 10.4

Modification; Waiver in Writing

128

Section 10.5

Delay Not a Waiver

129

Section 10.6

Notices

129

Section 10.7

Trial by Jury

130

Section 10.8

Headings

131

Section 10.9

Severability

131

Section 10.10

Preferences

131

Section 10.11

Waiver of Notice

131

Section 10.12

Remedies of Borrower and Maryland Owner

131

Section 10.13

Expenses; Indemnity

131

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Section 10.14

Schedules Incorporated

133

Section 10.15

Offsets, Counterclaims and Defenses

133

Section 10.16

No Joint Venture or Partnership; No Third Party Beneficiaries

133

Section 10.17

Publicity

134

Section 10.18

Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets

134

Section 10.19

Waiver of Counterclaim

134

Section 10.20

Conflict; Construction of Documents; Reliance

135

Section 10.21

Brokers and Financial Advisors

135

Section 10.22

Prior Agreements

135

Section 10.23

Transfer of Loan

135

Section 10.24

Joint and Several Liability

135

Section 10.25

Certain Additional Rights of Lender (VCOC)

136

Section 10.26

Lender’s Right to Unwind Cross-Collateralization/Cross-Default

137

Section 10.27

Additional California Waivers

137

SCHEDULES

Schedule I

–

Borrower List

Schedule II

–

Leasing Conditions

Schedule III

–

O&M Properties

Schedule IV

–

Required Repairs

Schedule V

–

Lease Carveouts

Schedule VI

–

Release Amounts

Schedule VII

–

Alteration Conditions

Schedule VIII

–

List of Ground Leases

Schedule IX

–

Ground Lease Exceptions

Schedule X

–

Organizational Chart

Schedule XI

–

REOAs

Schedule XII

–

Flood Zone Properties

Schedule XIII

–

Intentionally Omitted

Schedule XIV

–

Sole Tenant Individual Properties/Leases

Schedule XV-A

–

Inland Pacific Property Services Managed Properties

Schedule XV-B

–

Inland Southwest Management LLC Managed Properties

Schedule XV-C

–

Inland US Management LLC Managed Properties

Schedule XVI

–

Assignment Representations

Schedule XVII

–

Northpointe Target Expansion Parcel

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LOAN AGREEMENT

THIS LOAN AGREEMENT, dated as of this 1st day of December, 2009 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, having an address at 383 Madison Avenue, New York, New York 10179 (together with its successors and assigns, “Lender”), THE ENTITIES SET FORTH ON SCHEDULE I ATTACHED HERETO, each having an address at 2901 Butterfield Road, Oak Brook, Illinois  60523 (each, an “Individual Borrower” and, collectively, “Borrower”), and COLESVILLE ONE, LLC, a Maryland limited liability company, having an address at 2901 Butterfield Road, Oak Brook, Illinois  60523 (“Maryland Owner”).

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender;

WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined); and

WHEREAS, it is a condition to the making of the Loan to Borrower that Maryland Owner enter into the Maryland Guaranty Agreement (as hereinafter defined) to guaranty the payment of the Loan by Maryland Individual Borrower (as hereinafter defined), and that Maryland Owner secure its obligations under the Maryland Guaranty Agreement by executing and delivering the Mortgage (as hereinafter defined) encumbering the Maryland Individual Property (as hereinafter defined).

NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1

Definitions.

  For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

“Accrual Period” shall have the meaning set forth in Section 2.2.4 hereof.

“Additional Insolvency Opinion” shall mean any subsequent Insolvency Opinion.

“Adjusted Release Amount” shall mean, for each Individual Property, the sum of (a) the Release Amount for such Individual Property and (b)  fifteen percent (15%) of the Release Amount for such Individual Property.

“Affected Property” shall have the meaning set forth in Section 9.1.5 hereof.

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

“Affiliated Manager” shall mean any Manager in which Borrower, Maryland Owner, Principal or Indemnitor has, directly or indirectly, any legal, beneficial or economic interest.

“Agent” shall mean Wells Fargo Bank, National Association, a banking association chartered under the laws of the United States of America, or any successor Eligible Institution acting as Agent under the Cash Management Agreement.

“Agreement” shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Allocated Loan Amount” shall have the meaning set forth in Section 9.1.5 hereof.

“Aggregate Threshold Amount” shall mean five percent (5%) of the outstanding principal balance of the Loan.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Alteration Conditions” shall have the meaning set forth on Schedule VII hereof.

“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures, for each Individual Property prepared by Borrower and Maryland Owner in accordance with Section 5.1.11(d) for the applicable Fiscal Year or other period.

“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(d) hereof.

“Assignment of Leases” shall mean (a) with respect to each Individual Property (other than the Maryland Individual Property), that certain first priority Assignment of Leases and Rents, dated as of the Closing Date, from the related Individual Borrower, as assignor, to Lender, as assignee, assigning to Lender all of such Individual Borrower’s interest in and to the Leases and Rents of the applicable Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (b) with respect to the Maryland Individual Property, that certain first priority Indemnity Assignment of Leases and Rents, dated as of the Closing Date, from Maryland Owner, as assignor, to Lender, as assignee, assigning to Lender all of Maryland Owner’s interest in and to the Leases and Rents of the Maryland Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Management Agreement” shall mean (a) with respect to each Individual Property (other than the Maryland Individual Property), that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the Closing Date among Lender, the related Individual Borrower and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (b) with respect to the Maryland Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees dated as of the Closing Date among Lender, Maryland Owner and Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. §101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal or state bankruptcy or insolvency law.

“Basic Carrying Costs” shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period:  (a) Taxes, (b) Other Charges, and (c) Insurance Premiums.

“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Borrower Remainder Account” shall have the meaning set forth in the Cash Management Agreement.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York or the place of business of the trustee under a Securitization (or, if the Securitization has not occurred, Lender), or any Servicer or the financial institution that maintains any collection account for or on behalf of any Servicer or any

Reserve Funds or the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business.

“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

“Cash Management Account” shall have the meaning set forth in Section 2.7.2(a) hereof.

“Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Maryland Owner, Manager, Senior Mezzanine Borrower, Junior Mezzanine Borrower, Lender, Senior Mezzanine Lender, Junior Mezzanine Lender and Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Cash Sweep Event” shall mean the occurrence of:

(a)

an Event of Default;

(b)

any Bankruptcy Action of any Individual Borrower or Maryland Owner;

(c)

a DSCR Trigger Event; or

(d)

any Bankruptcy Action of Indemnitor or Joint Venture Entity.

“Cash Sweep Event Cure” shall mean (a) if the Cash Sweep Event is caused solely by the occurrence of a DSCR Trigger Event, the achievement of a Debt Service Coverage Ratio of 1.12 to 1.00 or greater for six (6) consecutive months based upon the trailing six (6) month period immediately preceding the date of determination, or (b) if the Cash Sweep Event is caused by an Event of Default, the acceptance by Lender of a cure of such Event of Default (which cure Lender is not obligated to accept and may reject or accept in its sole and absolute discretion); provided, however, that, such Cash Sweep Event Cure set forth in this definition shall be subject to the following conditions, (i) no Event of Default shall have occurred and be continuing under this Agreement or any of the other Loan Documents, (ii) a Cash Sweep Event Cure may occur no more than a total of five (5) times in the aggregate during the term of the Loan, and (iii) Borrower and Maryland Owner shall have paid all of Lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including, reasonable attorney’s fees.

“Cash Sweep Period” shall mean each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (a) the Payment Date next occurring following the related Cash Sweep Event Cure, or (b) until payment in full of all principal and interest on the Loan and all other amounts payable under the Loan Documents in accordance with the terms and provisions of the Loan Documents.

“Casualty” shall have the meaning set forth in Section 6.2 hereof.

“Casualty/Condemnation Defeasance” shall have the meaning set forth in Section 6.4(e) hereof.

“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.

“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.

“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.

“Closing Date” shall mean the date hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Collective Group” shall have the meaning set forth in Section 10.24 hereof.

“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b).

“Contribution Agreement” shall mean that certain Contribution Agreement, dated as of the date hereof, by and among each Individual Borrower and Maryland Owner, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise.  “Controlled” and “Controlling” shall have correlative meanings.

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount and any Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

“Debt Service” shall mean, with respect to any particular period of time, the scheduled principal and interest payments due under this Agreement and the Note (excluding the amount due under the Defeased Note(s)).

“Debt Service Coverage Ratio” shall mean a ratio as of the applicable date of determination in which:

(a)

the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized amounts for any recurring expenses not paid monthly) for the applicable period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, (ii) amounts paid to the Reserve Funds, less (A) management fees equal to four percent (4.0%) of Gross Income from Operations; (B) assumed Replacement Reserve Fund contributions equal to $0.15 per square foot of gross leasable area at the Properties; and (C) assumed reserves for tenant improvements and leasing commissions equal to $0.60 per square foot of gross leasable area at the Properties; and

(b)

the denominator is the aggregate amount, for the applicable period, of (i) the Debt Service, and (ii) the Mezzanine Debt Service.

“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

“Default Rate” shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate, and (b) five percent (5%) above the Interest Rate.

“Defeasance Date” shall mean either the Total Defeasance Date or the Partial Defeasance Date, as applicable.

“Defeasance Deposit” shall mean an amount equal to the remaining principal amount of the Note or the Defeased Note, as applicable, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of Sections 2.4 and 2.5 hereof (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

“Defeasance Event” shall mean either the Total Defeasance Event or the Partial Defeasance Event, as applicable.

“Defeasance Payment Amount” shall mean the amount (if any) which, when added to the remaining principal amount of the Note, or the principal amount of a Defeased Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

“Defeased Note” shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

“Disclosure Document” shall mean any written materials used or provided to any prospective investors and/or Rating Agencies in connection with any public offering or private placement of Securities in a Securitization, including, without limitation, a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular or collateral term sheet, in each case in preliminary or final form, and in each case, including any amendments or supplements thereto.

“DSCR Trigger Event” shall mean the Debt Service Coverage Ratio is less than 1.09 to 1.00, as determined by Lender, based upon the trailing three (3) month period immediately preceding the date of determination.

“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal or state authority, as applicable.  An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

“Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least “AA-” by S&P); provided that KeyBank National Association will be deemed to be an Eligible Institution so long as its short-term unsecured debt obligations or commercial paper are rated at least “A-2” by S&P (or, if KeyBank National Association does not have any short-term unsecured debt rated by S&P, its long term unsecured debt obligations are rated at least “BBB+” by S&P).

“Embargoed Person” shall mean any Person, entity or government subject to trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, with the result that the investment in Borrower, Maryland Owner, Principal or Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by Lender is in violation of law.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower and Maryland Owner in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Report” shall have the meaning set forth in the Environmental Indemnity.

“Equipment” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

“Event of Default” shall have the meaning set forth in Section 8.1(a) hereof.

“Excess Cash Flow” shall have the meaning set forth in the Cash Management Agreement.

“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.6 hereof.

“Excess Cash Flow Reserve Fund” shall have the meaning set forth in Section 7.6 hereof.

“Exchange Act” shall have the meaning set forth in Section 9.2 hereof.

“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

“Fitch” shall mean Fitch, Inc.

“Fixtures” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Fullerton Individual Property” shall mean the Individual Property located Fullerton, California.

“Fresno Individual Property” shall mean the Individual Property located in Fresno, California.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.

“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Gross Income from Operations” shall mean, during any period, all sustainable income as reported on the financial statements delivered by Borrower and Maryland Owner in accordance with this Agreement, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source during such period, including, but not limited to, (i) Rents from Tenants that are in occupancy, open for business and paying unabated Rent (excluding termination fees), (ii) utility charges, (iii) escalations, (iv) intentionally omitted, (v) service fees or charges, (vi) license fees, (vii) parking fees, and (viii) other required pass-throughs but excluding (i) Rents from Tenants that are subject to any Bankruptcy Actions

(unless such Tenant has affirmed its Lease and is in occupancy, open for business and paying unabated, post-petition Rent), (ii) refunds and uncollectible accounts, (iii) sales of furniture, fixtures and equipment, (iv) Insurance Proceeds (other than business interruption or other loss of income insurance), (v) Awards, (vi) forfeited or unforfeited security deposits, (vii) utility and other similar deposits and (viii) any disbursements to any Individual Borrower or Maryland Owner from the Reserve Funds, if any.  Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

“Ground Lease Property” shall mean each real property demised by a Ground Lease.

“Ground Lease Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.

“Ground Lease Reserve Fund” shall have the meaning set forth in Section 7.5.1 hereof.

“Ground Leases” shall mean, collectively, those certain leases described on Schedule VIII attached hereto, as modified by any agreements executed by a Ground Lessor in favor of Lender in connection with the Loan.

“Ground Lessor” shall mean the respective ground lessor under each of the Ground Leases.

“Ground Rent” shall mean all rents (including both base and additional rent) and other charges due under each Ground Lease.

“Improvements” shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed (other than the Permitted Encumbrances).

“Indemnitor” shall mean Inland Western Retail Real Estate Trust, Inc., a Maryland corporation.

“Indemnification Agreement” shall mean that certain Guaranty Agreement dated as of the Closing Date by Indemnitor in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Indemnified Persons” shall have the meaning set forth in Section 9.2(b) hereof.

“Indemnifying Persons” shall have the meaning set forth in Section 9.2(b) hereof.

“Independent Director” shall mean a natural Person who (a) is not at the time of initial appointment, or at any time while serving in such capacity, and is not, and has never been, and will not while serving as Independent Director be:  (i) a stockholder, director (with the exception of serving as the Independent Director of an Individual Borrower or Maryland Owner), officer, employee, partner, member (other than a “special member” or “springing member”), manager, attorney or counsel of an Individual Borrower or Maryland Owner, equity owners of an Individual Borrower, Maryland Borrower or Indemnitor or any Affiliate of Indemnitor, an Individual Borrower or Maryland Owner; (ii) a customer, supplier or other person who derives any of its purchases or revenues from its activities with Indemnitor, an Individual Borrower, Maryland Owner, equity owners of Indemnitor, an Individual Borrower or Maryland Owner or any Affiliate of Indemnitor, an Individual Borrower or Maryland Owner; (iii) a Person Controlling or under common Control with any such stockholder, director, officer, employee, partner, member, manager, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, member, manager, customer, supplier or other Person and (b) has (i) prior experience as an independent director or independent manager for a corporation, a trust or limited liability company whose charter documents required the unanimous consent of all independent directors or independent managers thereof before such corporation, trust or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment and/or ownership experience with one or more nationally-recognized companies that provides, inter alia, professional independent directors or independent managers in the ordinary course of their respective business to issuers of securitization or structured finance instruments, agreements or securities or lenders originating commercial real estate loans for inclusion in securitization or structured finance instruments, agreements or securities (a “Professional Independent Director”) and is at all times during his or her service as an Independent Director of an Individual Borrower or Maryland Owner an employee and/or owner of such a company or companies.  A natural Person who satisfies the foregoing definition except for being (or having been) the independent director or independent manager of a “special purpose entity” affiliated with an Individual Borrower or Maryland Owner (provided such affiliate does not or did not own a direct or indirect equity interest in an Individual Borrower or Maryland Owner) shall not be disqualified from serving as an Independent Director, provided that such natural Person satisfies all other criteria set forth above and that the fees such individual earns from serving as independent director or independent manager of affiliates of an Individual Borrower or Maryland Owner in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.  A natural Person who satisfies the foregoing definition other than subparagraph (a)(ii) shall not be disqualified from serving as an Independent Director of an Individual Borrower or Maryland Owner if such individual is a Professional Independent Director.

“Individual Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Individual Property” shall mean each parcel of real property, the Improvements thereon and all personal property owned (or leased pursuant to a Ground Lease) by an Individual Borrower or Maryland Owner and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the related Mortgage and referred to therein as the “Property”.

“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Katten Muchin Rosenman LLP in connection with the Loan.

“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.

“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Interest Rate” shall mean a rate of seven and one half of one percent (7.5%) per annum.

“Joint Venture Entity” shall mean IW JV 2009, LLC, a Delaware limited liability company.

“Junior Mezzanine Borrower” shall mean IW MEZZ 2 2009, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Junior Mezzanine Collateral” shall have the meaning ascribed to the term “Collateral” in the Junior Mezzanine Loan Agreement.

“Junior Mezzanine Debt Service” shall mean, with respect to any particular period of time, interest payments due under the Junior Mezzanine Loan Agreement, the Junior Mezzanine Note and the other Junior Mezzanine Loan Documents.

“Junior Mezzanine Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Junior Mezzanine Loan Agreement.

“Junior Mezzanine Lender” shall mean JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, together with its successors and assigns.

“Junior Mezzanine Loan” shall mean that certain loan made as of the date hereof by Junior Mezzanine Lender to Junior Mezzanine Borrower in the original principal amount of Forty Million and No/100 Dollars ($40,000,000.00), and collectively evidenced by the Junior Mezzanine Note.

“Junior Mezzanine Loan Agreement” shall mean that certain Junior Mezzanine Loan Agreement, dated as of the date hereof, between Junior Mezzanine Borrower and Junior Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Junior Mezzanine Loan Documents” shall mean all documents evidencing the Junior Mezzanine Loan and all documents executed and/or delivered in connection therewith.

“Junior Mezzanine Note” shall mean, collectively, Junior Mezzanine Note A-1 and Junior Mezzanine Note A-2.

“Junior Mezzanine Note A-1” shall mean that certain Junior Mezzanine Promissory Note A-1, dated the date hereof, given by Junior Mezzanine Borrower to Junior Mezzanine Lender in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior Mezzanine Note A-2” shall mean that certain Junior Mezzanine Promissory Note A-2, dated the date hereof, given by Junior Mezzanine Borrower to Junior Mezzanine Lender in the original principal amount of Twenty Million and No/100 Dollars ($20,000,000.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Junior Mezzanine Release Amount” shall have the meaning ascribed to the term “Release Amount” in the Mezzanine Loan Agreement.

“JPM” shall mean JPMorgan Chase Bank, N.A. and its successors in interest.

“Lease” shall mean, with the exception of any Ground Lease, any lease (including, without limitation, any Sole Tenant Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of an Individual Borrower or Maryland Owner, and (a) every modification, amendment or other agreement relating to such lease (including, without limitation, any Sole Tenant Lease), sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and (b) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Leasing Conditions” shall have the meaning set forth on Schedule II hereof.

“Legal Requirements” shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof (including the Improvements thereon), or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to any Individual Borrower or Maryland Owner, at any time in force affecting such Individual Property or any part thereof (including the Improvements thereon), including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

“Lender” shall have the meaning set forth in the introductory paragraph hereto.

“Liabilities” shall have the meaning set forth in Section 9.2(b) hereof.

“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.

“Lien” shall mean, with respect to each Individual Property, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting any Individual Borrower, Maryland Owner, or any Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and evidenced by the Note.

“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the O&M Agreement, the Contribution Agreement, the Assignment of Management Agreement, the Maryland Guaranty Agreement, the Indemnification Agreement, the Lockbox Agreement, the Cash Management Agreement, the Operating Expenses Lockbox Agreement and all other documents executed and/or delivered in connection with the Loan or any Securitization.

“Lockbox Account” shall have the meaning set forth in Section 2.7.1(a) hereof.

“Lockbox Agreement” shall mean that certain Clearing Account Agreement among Borrower, Lender, Manager and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

“Lockbox Bank” shall mean the clearing bank which establishes, maintains and holds the Lockbox Account.

“LTV” shall have the meaning set forth in Section 6.1(a)(viii) hereof.

“Management Agreement” shall mean (a) with respect to each Individual Property (other than the Maryland Individual Property), the management agreement entered into by and between the related Individual Borrower and Manager, pursuant to which Manager is to provide management and other services with respect to such Individual Property; (b) with respect to the Maryland Individual Property, the management agreement entered into by and between Maryland Owner and Manager, pursuant to which Manager is to provide management and other services with respect to the Maryland Individual Property; or (c) if the context requires, the Replacement Management Agreement.

“Manager” shall mean (a) Inland Pacific Property Services LLC, a Delaware limited liability company, with respect to each Individual Property set forth on Schedule XV-A hereto, (b) Inland Southwest Management LLC, a Delaware limited liability company, with respect to each Individual Property set forth on Schedule XV-B hereto, (c) Inland US

Management LLC, a Delaware limited liability company, with respect to each Individual Property set forth on Schedule XV-C hereto, or (d) if the context requires, a Qualifying Manager who is operating and managing an Individual Property in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

“Market Conditions” shall mean a substantive adverse change in the performance or cash flow of properties generally resulting from significant downturns in the economy, disruptions in rental or other income or reimbursements due to a bankruptcy action of any tenant, casualty or condemnation, natural disaster, domestic unrest, terrorist activity, or unforeseen factors beyond the reasonable control of Manager.

“Maryland Individual Borrower” shall mean Inland Western Colesville New Hampshire SPE, L.L.C., a Delaware limited liability company, together with its successors and permitted assigns.

“Maryland Individual Property” shall mean the Individual Property located in the City of Colesville, County of Montgomery, and State of Maryland and currently known as the “Eckerd- Colesville, Maryland”.

“Maryland Guaranty Agreement” shall mean that certain Maryland Guaranty Agreement, dated as of the Closing Date, delivered by Maryland Owner to Lender to secure the full and prompt payment and performance of the obligations and liabilities of Maryland Individual Borrower under the Note and the other Loan Documents, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Maryland Owner” shall have the meaning set forth in the introductory paragraph hereto, together with its successors and permitted assigns.

“Maryland Owner Indebtedness” shall have the meaning set forth in the Mortgage related to the Maryland Individual Property.

“Maturity Date” shall mean December 1, 2019, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

“Mezzanine Borrower” shall mean, individually and collectively, as the context may require, Senior Mezzanine Borrower and Junior Mezzanine Borrower.

“Mezzanine Collateral” shall mean each of (a) the Senior Mezzanine Collateral, and (b) the Junior Mezzanine Collateral.

“Mezzanine Debt Service” shall mean, with respect to any particular period of time, the sum of (a) the Senior Mezzanine Debt Service, and (b) the Junior Mezzanine Debt Service.

“Mezzanine Event of Default” shall mean (a) a Senior Mezzanine Event of Default, and/or (b) a Junior Mezzanine Event of Default.

“Mezzanine Lender” shall mean each of (a) Senior Mezzanine Lender, and (b) Junior Mezzanine Lender.

“Mezzanine Loan” shall mean, individually and collectively, as the context may require, the Senior Mezzanine Loan and the Junior Mezzanine Loan.

“Mezzanine Loan Agreement” shall mean each of (a) the Senior Mezzanine Loan Agreement, and (b) the Junior Mezzanine Loan Agreement.

“Mezzanine Loan Documents” shall mean each of (a) the Senior Mezzanine Loan Documents, and (b) the Junior Mezzanine Loan Documents.

“Mezzanine Release Amounts” shall mean, collectively, the Senior Mezzanine Release Amount and the Junior Mezzanine Release Amount

“Miami Individual Property” shall mean the Individual Property located in Miami, Florida.

“Monthly Debt Service Payment Amount” shall mean a constant monthly payment of Three Million Four Hundred Ninety-Six Thousand Seventy-Two and 54/100 Dollars ($3,496,072.54).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean (a) with respect to each Individual Property (other than the Maryland Individual Property), that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt) and Security Agreement, dated as of the Closing Date, executed and delivered by the related Individual Borrower to (or for the benefit of) Lender, as security for the Loan and encumbering the related Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, and (b) with respect to the Maryland Individual Property, that certain first priority Indemnity Deed of Trust, Assignment of Leases and Rents, Fixture Filing and Security Agreement, dated as of the Closing Date, executed and delivered by Maryland Owner to (or for the benefit of) Lender, as security for inter alia, the obligations and liabilities of Maryland Owner under the Maryland Guaranty Agreement and encumbering the Maryland Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Net Cash Flow” shall mean, with respect to the Properties for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

“Net Cash Flow Schedule” shall have the meaning set forth in Section 5.1.11(b) hereof.

“Net Operating Income” shall mean the amount obtained by subtracting from Gross Income from Operations (i) Operating Expenses, and (ii) a vacancy allowance equal to (a) zero, if actual vacancy at the Properties in the aggregate is greater than five percent (5%), or (b) five percent (5%) of Gross Income from Operations, if actual vacancy at the Properties in the aggregate is less than five percent (5%).

“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.

“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.

“Net Proceeds Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.

“New Mezzanine Borrower” shall have the meaning set forth in Section 9.1.3 hereof.

“New Mezzanine Loan” shall have the meaning set forth in Section 9.1.3 hereof.

“New Mezzanine Loan Documents” shall mean all documents evidencing the New Mezzanine Loan and all documents executed and/or delivered in connection therewith.

“New Note” shall have the meaning set forth in Section 9.1.5 hereof.

“New York Mortgage” shall have the meaning set forth in Section 2.4.4 hereof.

“Northpointe Individual Property” shall mean the Individual Property located in Spokane, Washington, which consists of the Northpointe Target Expansion Parcel and the Northpointe Remainder Property and following the release of the Northpointe Target Expansion Parcel pursuant to Section 2.5.3 hereof shall consist solely of the Northpointe Remainder Property.

“Northpointe Remainder Property” shall mean the portion of the Northpointe Individual Property remaining subject to the Lien of the related Mortgage following the release of the Northpointe Target Expansion Parcel pursuant to Section 2.5.3 hereof.

“Northpointe Target Expansion Parcel” shall mean that certain portion of the Northpointe Individual Property labeled as “TARGET EXPANSION AREA” on the site plan attached hereto as Schedule XVII.

“Note” shall mean that certain Amended, Restated and Consolidated Promissory Note of even date herewith in the principal amount of Five Hundred Million and No/100 Dollars ($500,000,000.00), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

“O&M Agreement” shall mean, with respect to each Individual Property set forth on Schedule III hereof, that certain Operations and Maintenance Agreement, dated as of the date hereof, among each related Individual Borrower and Lender given in connection with the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner, managing member or signatory trustee of Borrower or Maryland Owner, as applicable.

“Operating Expenses” shall mean the total of all expenditures, computed in accordance with GAAP, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, Ground Rent, bad debt, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, Debt Service, Mezzanine Debt Service, Capital Expenditures and contributions to the Reserve Funds.

“Operating Expenses Lockbox Agreement” shall have the meaning set forth in the Cash Management Agreement.

“Other Charges” shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof.

“Other Obligor(s)” shall have the meaning set forth in Section 10.27(a) hereof.

“Parcel Release Yield Maintenance Premium” shall mean an amount equal to the greater of (a) one percent (1%) of the outstanding balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Loan with respect to a principal amount equal to the Adjusted Release Amount for the Northpointe Target Expansion Parcel, assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan with respect to a principal amount equal to the Adjusted Release Amount for the Northpointe Target Expansion Parcel is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event that such payment is not made on a Payment Date), over (ii) the principal amount equal to the Adjusted Release Amount for the Northpointe Target Expansion Parcel.

“Partial Defeasance Date” shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

“Partial Defeasance Event” shall have the meaning set forth in Section 2.4.1 hereof.

“Payment Date” shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

“Permitted Defeasance Date” shall mean the earlier of (i) the date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code of the REMIC Trust and (ii) the fourth (4th) anniversary of the first Payment Date.

“Permitted Encumbrances” shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, (d) easements or other encumbrances granted pursuant to Section 5.2.10(e) hereof, and (e) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s reasonable discretion, which Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property as used on the Closing Date or Borrower’s ability to repay the Loan and/or Maryland Owner’s ability to repay the Maryland Owner Indebtedness.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:

(i)

obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of:  the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(ii)

Federal Housing Administration debentures;

(iii)

obligations of the following United States government sponsored agencies:  Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(iv)

federal funds, unsecured certificates of deposit, time deposits, bankers’ acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(v)

fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers’ acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities); provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vi)

debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest long-term unsecured rating category; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(vii)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) in its highest short-term unsecured debt rating; provided, however, that the investments described in this clause must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, must not have an “r” highlighter affixed to their rating, (C) if such investments have a variable rate of interest, such interest rate must be tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) such investments must not be subject to liquidation prior to their maturity;

(viii)

units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and invest solely in obligations backed by the full faith and credit of the United States, which funds have the highest rating available from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities) for money market funds; and

(ix)

any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial, or, if higher, then current ratings assigned to the Securities by such Rating Agency;

provided, however, that no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment.

“Permitted Mezzanine Prepayment Release Date” shall mean the Payment Date immediately following the third (3rd) anniversary of the first Payment Date.

“Permitted Par Prepayment Date” shall mean the Payment Date three (3) months prior to the Maturity Date.

“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

“Physical Conditions Report” shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

“Policies” shall have the meaning set forth in Section 6.1(b) hereof.

“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.

“Principal” shall mean the Special Purpose Entity that is the general partner of an Individual Borrower or Maryland Owner, if such Individual Borrower or Maryland Owner is a limited partnership, or managing member of an Individual Borrower or Maryland Owner, if such Individual Borrower or Maryland Owner is a multi-member limited liability company, or beneficiary of an Individual Borrower or Maryland Owner, if such Individual Borrower or Maryland Owner is a Delaware statutory trust.

“Properties” shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

“Provided Information” shall have the meaning set forth in Section 9.1.1 hereof.

“Qualifying Manager” shall mean a reputable and experienced management organization reasonably satisfactory to Lender, which organization or its principals possess at least ten (10) years experience in managing properties similar in scope, size, use and value of the applicable Individual Property, provided that, if a Securitization has occurred, Borrower shall have obtained prior written confirmation from the Rating Agencies that management of such Individual Property by such entity will not cause a downgrading, withdrawal or qualification of the then current rating of the Securities issued pursuant to the Securitization or, if a Securitization has not occurred, Borrower shall have obtained the prior written consent of Lender.  Lender acknowledges that on the Closing Date, Manager shall be deemed a Qualifying Manager.

“Rating Agencies” shall mean each of S&P and Realpoint, or such other nationally recognized statistical securities rating organizations as may be designated by Lender to assign a rating to all or any portion of the Securities.

“Rating Agency Requirements” shall mean such requirements as the Rating Agencies may impose as a condition to their assigning a rating to the Securities as may be acceptable to Lender.  Each of Borrower and Maryland Owner acknowledges that Lender has advised each of Borrower and Maryland Owner that one or more classes of the Securities are contemplated to receive the highest long-term investment grade rating category from each Rating Agency.

“Realpoint” shall mean Realpoint LLC, a Pennsylvania limited liability company.

“Related Entities” shall have the meaning set forth in Section 5.2.10(d) hereof.

“Release Amount” shall mean for an Individual Property the amount set forth on Schedule VI hereto, as the same may be reduced pursuant to Section 2.3.2 hereof.

“Release Debt Service Coverage Ratio” shall mean the product of 1.16 multiplied by a fraction of which (a) the numerator is the sum of the Release Amounts and the Mezzanine Release Amounts of all Properties subject to the Liens of the Mortgages (including the Individual Property to be released), and (b) the denominator is the sum of the then-current outstanding principal amounts of the Loan and the Mezzanine Loans.

“Release Premium” shall mean, with respect to the related Individual Property released in accordance with Section 2.5.2 hereof, the difference between the Adjusted Release Amount and the Release Amount for such Individual Property.

“Relevant Leasing Threshold” shall mean, with respect to each Individual Property, any Lease for an amount of leaseable square footage equal to or greater than ten thousand (10,000) square feet.

“Relevant Restoration Threshold” shall mean, with respect to the applicable Individual Property, two percent (2%) of the related Release Amount.

“REMIC Trust” shall mean a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code that holds the Note.

“Rents” shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, termination fees, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or Maryland Owner or any agents or employees of Borrower or Maryland Owner from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

“REOA” shall mean each of those agreements more particularly set forth on Schedule XI attached hereto.

“Replacement Management Agreement” shall mean, collectively, (a) either (i) a management agreement with a Qualifying Manager substantially in the same form and substance as the Management Agreement, or (ii) a management agreement with a Qualifying Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, provided, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof, and (b) an assignment of management agreement and subordination of management fees substantially in the form of the Assignment of Management Agreement (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by the related Individual Borrower or Maryland Owner, as the case may be, and such Qualifying Manager at Borrower’s and Maryland Owner’s expense.

“Replacement Reserve Account” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Cap” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Fund” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacement Reserve Monthly Deposit” shall have the meaning set forth in Section 7.3.1 hereof.

“Replacements” shall have the meaning set forth in Section 7.3.1(a) hereof.

“Required Repair Account” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repair Fund” shall have the meaning set forth in Section 7.1.1 hereof.

“Required Repairs” shall have the meaning set forth in Section 7.1.1 hereof.

“Reserve Funds” shall mean, collectively, the Tax and Insurance Reserve Fund, the Replacement Reserve Fund, the Required Repair Fund, the Rollover Reserve Fund, the Ground Lease Reserve Fund, the Excess Cash Flow Reserve Fund and any other escrow fund established by the Loan Documents.

“Restoration” shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

“Restricted Party” shall mean collectively, (a) Borrower, Maryland Owner, Principal, Mezzanine Borrower, Joint Venture Entity and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Maryland Owner, Principal, Mezzanine Borrower, any Affiliated Manager or any non-member manager.  “Restricted Party” shall not include Inland Equity Investors, LLC or its members or the holders, assignees or transferees of any direct or indirect ownership interests in Inland Equity Investors, LLC.

“Rollover Reserve Fund” shall have the meaning set forth in Section 7.4.1 hereof.

“Rollover Reserve Account” shall have the meaning set forth in Section 7.4.1 hereof.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of the McGraw-Hill Companies.

“Scheduled Defeasance Payments” shall have the meaning set forth in Section 2.4.1(b) hereof.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in Section 9.1 hereof.

“Securities Act” shall have the meaning set forth in Section 9.2 hereof.

“Securitization” shall have the meaning set forth in Section 9.1 hereof.

“Security Agreement” shall have the meaning set forth in Section 2.4.1(a)(vi) hereof.

“Senior Mezzanine Borrower” shall mean IW MEZZ 2009, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Senior Mezzanine Collateral” shall have the meaning ascribed to the term “Collateral” in the Senior Mezzanine Loan Agreement.

“Senior Mezzanine Debt Service” shall mean, with respect to any particular period of time, interest payments due under the Senior Mezzanine Loan Agreement, the Senior Mezzanine Note and the other Senior Mezzanine Loan Documents.

“Senior Mezzanine Event of Default” shall have the meaning ascribed to the term “Event of Default” in the Senior Mezzanine Loan Agreement.

“Senior Mezzanine Lender” shall mean JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, together with its successors and assigns.

“Senior Mezzanine Loan” shall mean that certain loan made as of the date hereof by Senior Mezzanine Lender to Senior Mezzanine Borrower in the original principal amount of Eighty-Five Million and No/100 Dollars ($85,000,000.00) and collectively evidenced by the Senior Mezzanine Note.

“Senior Mezzanine Loan Agreement” shall mean that certain Senior Mezzanine Loan Agreement, dated as of the date hereof, between Senior Mezzanine Borrower and Senior Mezzanine Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified, from time to time.

“Senior Mezzanine Loan Documents” shall mean all documents evidencing the Senior Mezzanine Loan and all documents executed and/or delivered in connection therewith.

“Senior Mezzanine Note” shall mean, collectively, Senior Mezzanine Note A-1, Senior Mezzanine Note A-2 and Senior Mezzanine Note A-3.

“Senior Mezzanine Note A-1” shall mean that certain Senior Mezzanine Promissory Note A-1, dated the date hereof, given by Senior Mezzanine Borrower to Senior Mezzanine Lender in the original principal amount of Forty Million and No/100 Dollars ($40,000,000.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Senior Mezzanine Note A-2” shall mean that certain Senior Mezzanine Promissory Note A-2, dated the date hereof, given by Senior Mezzanine Borrower to Senior Mezzanine Lender in the original principal amount of Thirty Million and No/100 Dollars

($30,000,000.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Senior Mezzanine Note A-3” shall mean that certain Senior Mezzanine Promissory Note A-3, dated the date hereof, given by Senior Mezzanine Borrower to Senior Mezzanine Lender in the original principal amount of Fifteen Million and No/100 Dollars ($15,000,000.00), as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Senior Mezzanine Release Amount” shall have the meaning ascribed to the term “Release Amount” in the Senior Mezzanine Loan Agreement.

“Servicer” shall have the meaning set forth in Section 9.6 hereof.

“Servicing Agreement” shall have the meaning set forth in Section 9.6 hereof.

“Severed Loan Documents” shall have the meaning set forth in Section 8.2(c) hereof.

“Severing Documentation” shall have the meaning set forth in Section 9.7 hereof.

“Sole Tenant” shall mean each Tenant under a Sole Tenant Lease.

“Sole Tenant Individual Property” shall mean each Individual Property set forth on Schedule XIV hereto.

“Sole Tenant Lease” shall mean, with respect to each Sole Tenant Individual Property, the Lease specified on Schedule XIV as the related “Sole Tenant Lease”.

“Special Purpose Entity” shall mean a corporation, limited partnership, limited liability company, or Delaware statutory trust which at all times on and after the Closing Date:

(i)

is organized solely for the purpose of (A) with respect to each Individual Borrower (other than Maryland Individual Borrower), acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the related Individual Property, entering into this Agreement with Lender, refinancing the related Individual Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (B) with respect to any general partner of any Individual Borrower that is a limited partnership, acting as a general partner of such Individual Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (C) with respect to the beneficiary of any Individual Borrower that is a Delaware statutory trust, acting as the beneficiary of such Individual Borrower and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; (D) with respect to Maryland Individual Borrower, entering into this Agreement with Lender and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; and (E) with respect to Maryland Owner, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the related Individual Property, acting as the sole member of Maryland Individual Borrower, entering into this Agreement with the Lender as guarantor, refinancing the related Individual Property in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

(ii)

is not engaged and will not engage in any business unrelated to (A) with respect to each Individual Borrower (other than Maryland Individual Borrower), the acquisition, development, ownership, management or operation of the related Individual Property; (B) with respect to any general partner of an Individual Borrower that is a limited partnership, acting as general partner of such Individual Borrower; (C) with respect to the beneficiary of an Individual Borrower that is a Delaware statutory trust, acting as the beneficiary of such Individual Borrower; (D) with respect to Maryland Individual Borrower, entering into this Agreement; and (E) with respect to Maryland Owner, the acquisition, development, ownership, management or operation of the related Individual Property and acting as the sole member of Maryland Individual Borrower;

(iii)

does not and will not have any assets other than (A) with respect to each Individual Borrower (other than Maryland Individual Borrower), the related Individual Property and personal property (including, without limitation, cash) related thereto; (B) with respect to any general partner of an Individual Borrower that is a limited partnership, its general partnership interests in such Individual Borrower; (C) with respect to the beneficiary of an Individual Borrower that is a Delaware statutory trust, its interests in such Individual Borrower; (D) with respect to Maryland Individual Borrower, its rights under this Agreement; and (E) with respect to Maryland Owner, the related Individual Property, its limited liability company interests in Maryland Individual Owner and personal property (including, without limitation, cash) related thereto;

(iv)

has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership, membership or beneficial or trustee interests (if such entity is a general partner in a limited partnership, a member in a limited liability company or a beneficiary of a Delaware trust), without the prior written consent of Lender and receipt of prior written confirmation from the applicable Rating Agencies that the same will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof, any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or trust formation and governance documents (as applicable) with respect to the matters set forth in this definition;

(v)

if such entity is a limited partnership, has as its only general partner, a Special Purpose Entity that is a corporation, limited partnership or limited liability company that satisfies the requirements of subparagraph (viii) below;

(vi)

if such entity is a corporation, has at least two (2) Independent Directors, and has not caused or allowed and will not cause or allow the board of directors of such entity to take any action related to a bankruptcy or insolvency proceeding or a voluntary dissolution without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors, including the Independent Directors;

(vii)

if such entity is a limited liability company and such limited liability company has more than one member, such limited liability company has as its manager a Special Purpose Entity that is a corporation and that owns at least one percent (1.0%) of the equity of the limited liability company;

(viii)

if such entity is a limited liability company and such limited liability company has only one member, such limited liability company (a) has been formed under Delaware law, (b) has either a corporation or one (1) other person or entity that shall become a member of the limited liability company upon the dissolution or disassociation of the member, (c) has a board of directors with not less than two (2) Independent Directors, and (d) has a limited liability company agreement that does not and will not cause or allow its board of directors to take any action related to a bankruptcy or insolvency proceeding without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors, including the Independent Directors;

(ix)

if such entity is a statutory trust, such statutory trust (a) has been formed under Delaware law, (b) has a board of trustees with not less than two (2) Independent Directors, and (c) has trust documents that do not and will not cause or allow its board of trustees to take any action related to a bankruptcy or insolvency proceeding without the unanimous affirmative vote of one hundred percent (100%) of the members of its board of trustees, including the Independent Directors;

(x)

if such entity is (a) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, (c) a corporation, has a certificate or articles of incorporation and bylaws, as applicable, or (d) a Delaware statutory trust, has a trust certificate and trust agreement that, in each case, provide that such entity will not:  (1) dissolve, merge, liquidate, consolidate; (2)  sell all or substantially all of its assets or the assets of the related Individual Borrower (as applicable); (3) except as permitted herein, engage in any other business activity, or amend its organizational documents with respect to the matters set forth in this definition without the consent of the Lender and receipt of prior written confirmation from the applicable Rating Agencies that the same will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof; or

(4) without the affirmative vote of all its directors (including its Independent Directors) or if the entity is a limited partnership or limited liability company with more than one member, the affirmative vote of all of the directors (including the Independent Directors) of the general partner or managing member of such entity), or the vote of all of its administrative trustees (including its Independent Directors), file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest;

(xi)

except for capital contributions or capital distributions permitted under the terms and conditions of its organizational documents and applicable law and properly reflected on its books and records, has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, beneficiaries, shareholders or Affiliates except in the ordinary course of its business and on terms which would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(xii)

is solvent and pays its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same become due, and is maintaining adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided, however, that the foregoing shall not require any member, partner or beneficiary to make additional capital contributions;

(xiii)

has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(xiv)

will file its own tax returns separate from those of any other Person, except to the extent that the such Individual Borrower or Maryland Owner is treated as a “disregarded entity” for tax purposes and is not required to file tax returns under applicable law;

(xv)

has maintained and will maintain its own resolutions and agreements;

(xvi)

(a) except as contemplated herein with respect to the other Individual Borrowers or Maryland Owner, has not commingled and will not commingle its funds or assets with those of any other Person and (b) has not participated and will not participate in any cash management system with any other Person, except for having commingled funds prior to the date hereof with respect to a custodial account maintained by Manager on behalf of Affiliates of Borrower and Maryland Owner;

(xvii)

has held and will hold its assets in its own name;

(xviii)

has conducted and will conduct its business in its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower or Maryland Owner;

(xix)

has maintained and will maintain its books, records, bank accounts, balance sheets, operating statements and other entity documents separate from any other Person and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity except as required or permitted by applicable accounting principles acceptable to Lender, consistently applied; provided, however, that appropriate notation shall be made on any such consolidated statements to indicate its separateness from such Affiliate and to indicate that its assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person and such assets shall be listed on its own separate balance sheet;

(xx)

has and will maintain a sufficient number of employees in light of its contemplated business operations, which may be none;

(xxi)

has observed and will observe all partnership, corporate, limited liability company or Delaware statutory trust formalities, as applicable;

(xxii)

has and will have no Indebtedness (including loans (whether or not such loans are evidenced by a written agreement) between Borrower and/or Maryland Owner and any Affiliates of Borrower and/or Maryland Owner or relating to the management of funds in the segregated custodial account maintained by Manager for the sole benefit of Borrower and Maryland Owner) other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the related Individual Property and the routine administration of the related Individual Borrower and/or Maryland Owner, which liabilities are (A) not more than sixty (60) days past the date incurred (unless disputed in accordance with applicable law), (B) not evidenced by a note, (C) paid when due, (D) normal and reasonable under the circumstances, and (E) in an aggregate amount with respect to each Individual Property not exceeding three percent (3%) of the applicable Release Amount for such Individual Property at any time, and (iii) such other liabilities that are permitted pursuant to this Agreement;

(xxiii)

except for any general partner of an Individual Borrower in such capacity and except for Maryland Owner for the benefit of Maryland Individual Borrower, has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person except as contemplated herein with respect to other Individual Borrowers and/or Maryland Owner, as applicable;

(xxiv)

has not and will not acquire obligations or securities of its partners, members, beneficiaries or shareholders or any other Affiliate;

(xxv)

has allocated and will allocate fairly and reasonably any overhead expenses that are shared with any Affiliate, including, but not limited to, paying for shared office space and services performed by any employee of an Affiliate;

(xxvi)

has maintained or used, and will maintain or use, invoices and checks bearing its own name, provided, however, that Manager, on behalf of such Person, may maintain and use invoices and checks bearing Manager’s name so long as Manager holds itself out as agent of such Individual Borrower or Maryland Owner, as applicable;

(xxvii)

except for any general partner of an Individual Borrower in such capacity and except for Maryland Owner for the benefit of Maryland Individual Borrower, and except as contemplated by the Senior Mezzanine Loan Agreement with respect to any beneficiary of any Individual Borrower that is a Delaware statutory trust, has not pledged and will not pledge its assets to secure the obligations of any other Person except as contemplated herein with respect to other Individual Borrowers and/or Maryland Owner, as applicable;

(xxviii)

has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of any Individual Borrower or Maryland Owner and not as a division or department of any other Person, except for services rendered by Manager under the Management Agreement, so long as Manager holds itself out as an agent of any Individual Borrower and/or Maryland Owner;

(xxix)

has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xxx)

has not made and will not make loans or advance to, or own or acquire any stock or securities of, any Person or hold evidence of indebtedness issued by any other person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(xxxi)

has not identified and will not identify its partners, members, beneficiaries or shareholders, or any Affiliate of any of them, as a division or department of it, and has not identified itself and shall not identify itself as a division or department of any other Person;

(xxxii)

does not and will not have any of its obligations guaranteed by any Affiliate except as otherwise required in the Loan Documents;

(xxxiii)

has not formed, acquired or held and will not form, acquire or hold any subsidiary or own any equity interest in any other entity, except that Maryland Owner may own its limited liability company interests in Maryland Individual Borrower, the beneficiary of any Individual Borrower that is a

Delaware statutory trust may own its beneficial interest in such Individual Borrower and the general partners of the Individual Borrowers that are limited partnerships may own their general partnership interests in such Individual Borrower; and

(xxxiv)

has complied and will comply with all of the terms and provisions contained in its organizational documents since its formation.  The statement of facts contained in its organizational documents are true and correct and will remain true and correct.

“State” shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

“Successor Borrower” shall have the meaning set forth in Section 2.4.3 hereof.

“Survey” shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 7.2 hereof.

“Tax and Insurance Reserve Fund” shall have the meaning set forth in Section 7.2 hereof regardless of whether the funds held therein are held by Lender for the payment of Taxes or Insurance Premiums or both.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or any part thereof.

“Tenant” shall mean any person or entity with a possessory right to all or any part of an Individual Property pursuant to a Lease or other written agreement.

“Tenant Direction Letter” shall have the meaning set forth in the Cash Management Agreement.

“Threshold Amount” shall mean, with respect to the applicable Individual Property, two percent (2%) of the related Release Amount.

“Title Insurance Policy” shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form (acceptable to Lender) (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

“Total Defeasance Date” shall have the meaning set forth in Section 2.4.1(a)(i) hereof.

“Total Defeasance Event” shall have the meaning set forth in Section 2.4.1 hereof.

“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.

“Transferee” shall have the meaning set forth in Section 5.2.10(d) hereof.

“Transferee’s Principals” shall mean all members, partners or shareholders which directly or indirectly own an interest in Transferee.

“TRIA” shall mean the Terrorism Risk Insurance Act of 2002, as amended, or similar Federal statute.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

“Undefeased Note” shall have the meaning set forth in Section 2.4.1(a)(v) hereof.

“University Individual Property” shall mean the Individual Property located in Tuscaloosa, Alabama.

“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.

“Yield Maintenance Premium” shall mean an amount equal to the greater of (a) three percent (3%) of the outstanding balance of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Loan, assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event that such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

Section 1.2

Principles of Construction.

  All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified.  All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise.  Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

ARTICLE II

GENERAL TERMS

Section 2.1

Loan Commitment; Disbursement to Borrower.

2.1.1

The Loan.  Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

2.1.2

Disbursement to Borrower.  Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid/defeased hereunder in respect of the Loan may not be reborrowed.  Each of Borrower and Maryland Owner acknowledges and agrees that the Loan has been fully funded as of the Closing Date.

2.1.3

The Note, Mortgage and Loan Documents.  The Loan shall be evidenced by the Note and secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

2.1.4

Use of Proceeds.  Borrower shall use the proceeds of the Loan to (a) acquire the Properties and/or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties, and (f) distribute the balance, if any, to Borrower.

Section 2.2

Interest; Loan Payments; Late Payment Charge.

2.2.1

Interest Generally.  Interest on the outstanding principal balance of the Loan shall accrue from (and include) the Closing Date to but excluding the Maturity Date at the Interest Rate.

2.2.2

Interest Calculation.  Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the Accrual Period, by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year, by (c) the outstanding principal balance of the Loan.

2.2.3

Monthly Debt Service Payments.  Borrower shall pay to Lender on January 1, 2010 and each Payment Date thereafter up to but not including the Maturity Date, an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

2.2.4

Payments Generally.  The first (1st) interest Accrual Period hereunder shall commence on and include the Closing Date and shall end on and include December 31, 2009.  Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of the Loan and shall end on and include the final calendar date of such calendar month (the “Accrual Period”).  For purposes of making payments hereunder, but not for purposes of calculating Accrual Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date.  All amounts due under this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

2.2.5

Payment on Maturity Date.  Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

2.2.6

Payments after Default.  Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest and other amounts due in respect of the Loan, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.  Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the earlier of (i) in the event of a non-monetary default, the cure of such Event of Default by Borrower, and (ii) in the event of a monetary default, the actual receipt and collection of the Debt (or that portion thereof that is then due).  To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Mortgages.  This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default and Lender retains its rights under the Note and this Agreement to accelerate and to continue to demand payment of the Debt upon the occurrence and continuance of any Event of Default.

2.2.7

Late Payment Charge.  If any principal, interest or any other sums due under the Loan Documents are not paid by Borrower on or prior to the date on which it is due (except, in the case of Debt Service, provided no Event of Default shall then exist and there are sufficient funds in the Debt Service Subaccount (as defined in the Cash Management Agreement) to pay such Debt Service), Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment.  Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.  The foregoing late payment charge shall not apply to the payment of all outstanding principal, interest and other sums due on the Maturity Date.

2.2.8

Usury Savings.  This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate.  If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

2.2.9

Making of Payments.  Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

2.2.10

No Deductions, etc.  All payments made by Borrower and Maryland Owner hereunder or under the Note or the other Loan Documents shall be made irrespective of, and without any deduction for, any setoff, defense or counterclaims.

Section 2.3

Prepayments.

2.3.1

Voluntary Prepayments.

(a)

Borrower shall not have the right to prepay the Loan in whole or in part.

(b)

Notwithstanding anything contained in Section 2.3.1(a) above to the contrary, provided no Event of Default has occurred and is continuing, on the Permitted Par Prepayment Date, and on each day thereafter through the Maturity Date, Borrower may, at its option, prepay the Debt in full (but not in part) without payment of any yield maintenance or other penalty or premium; provided, however, if for any reason such prepayment is not paid on a regularly scheduled Payment Date, the Debt shall include interest that would have accrued on such prepayment through and including the next occurring Payment Date.  Borrower’s right to prepay the principal balance of the Loan in full pursuant to this Section 2.3.1(b) shall be subject to (i) Borrower’s submission of a notice to Lender setting forth the projected date of prepayment, which date shall be no less than thirty (30) days from the date of such notice, (ii) Borrower’s actual payment to Lender of the full amount of the Debt, including any interest that would have accrued on the Debt after the date of prepayment through and including the next Payment Date had the prepayment not been made, and (iii) contemporaneously with such prepayment of the Debt, Mezzanine Borrower shall have prepaid the Mezzanine Loan in full.

(c)

Notwithstanding anything contained in Section 2.3.1(a) above to the contrary, Borrower may prepay a portion of the Loan in accordance with Section 2.5.3 hereof.

2.3.2

Mandatory Prepayments.

(a)

On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated to make such Net Proceeds available to Borrower or Maryland Owner, as applicable, pursuant to this Agreement for the restoration of the applicable Individual Property, Lender shall, at Lender’s option, prepay all or a portion of the outstanding principal balance of the Loan plus accrued interest and any other sums due Lender in an amount equal to one hundred percent (100%) of such Net Proceeds.  No yield maintenance or other penalty or premium shall be due in connection with any prepayment made pursuant to this Section 2.3.2.  Any partial prepayment under this Section 2.3.2 shall be applied by Lender in such order and priority as Lender shall determine in is sole and absolute discretion.

(b)

On the date on which Borrower or Maryland Owner, as applicable, tenders a Casualty/Condemnation Prepayment pursuant to Section 6.4(e) hereof, such tender shall include (a) all accrued and unpaid interest and the principal indebtedness being prepaid, including interest on the outstanding principal amount of the Loan being prepaid through the last day of the month within which such tender occurs, and (b) any other sums due hereunder relating to the Loan.  No yield maintenance or other penalty or premium shall be due in connection with any Casualty/Condemnation Prepayment.

2.3.3

Prepayments after Default.  Following an Event of Default, if Borrower or Maryland Owner or anyone on Borrower’s or Maryland Owner’s behalf makes a tender of payment of all or any portion of the Debt at any time prior to a foreclosure sale (including a sale under the power of sale under any Mortgage), or during any redemption period after foreclosure, such payment shall include a premium equal to the Yield Maintenance Premium, which can be applied by Lender in such order and priority as Lender shall determine in is sole and absolute discretion.

Section 2.4

Defeasance.

2.4.1

Voluntary Defeasance.

(a)

Provided no Event of Default shall then exist, and the Permitted Mezzanine Prepayment Release Date has occurred, Borrower shall have the right at any time after the Permitted Defeasance Date to voluntarily defease all of the Loan or a portion thereof in connection with a release of an Individual Property pursuant to Section 2.5 hereof upon satisfaction of the following conditions (such event being a “Total Defeasance Event” with respect to the defeasance of the entire Loan and a “Partial Defeasance Event” with respect to a defeasance of only a portion of the Loan in connection with the release of an Individual Property pursuant to Section 2.5 hereof):

(i)

Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (with respect to a Total Defeasance Event such date being the “Total Defeasance Date” and with respect to a Partial Defeasance Event, such date being the “Partial Defeasance Date”) on which the Defeasance Event is to occur;

(ii)

Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Loan being defeased to and including the Defeasance Date.  If for any reason the Defeasance Date is not a Payment Date, Borrower shall also pay interest that would have accrued on the Note through and including the next Payment Date, provided, however, if the Defeasance Deposit shall include (or if the U.S. Obligations purchased with such Defeasance Deposit shall provide for payment of) all principal and interest computed from the Payment Date prior to the Defeasance Date through the next succeeding Payment Date, Borrower shall not be required to pay such short interest pursuant to this sentence;

(iii)

Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgages and the other Loan Documents;

(iv)

Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

(v)

In connection with a Partial Defeasance Event, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two (2) substitute notes, one (1) note having a principal balance equal to the defeased portion of the original Note and a maturity date equal to the Maturity Date (the “Defeased Note”), which Defeased Note shall set forth that portion of the Monthly Debt Service Payment Amount that shall be due thereunder on each Payment Date, and the other note having a principal balance equal to the undefeased portion of the Note (the “Undefeased Note”), which Undefeased Note shall set forth that portion of the Monthly Debt Service Payment Amount due thereunder on each Payment Date and which together with the Defeased Note(s) shall total the Monthly Debt Service Payment Amount due on each Payment Date.  The Defeased Note and Undefeased Note shall otherwise have terms identical to the Note, except that a Defeased Note cannot be the subject of any further Defeasance Event;

(vi)

Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this Section 2.4 (the “Security Agreement”);

(vii)

Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or the Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such Defeasance Event;

(viii)

Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding.  If required by the applicable Rating Agencies, Borrower and Maryland Owner shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

(ix)

Borrower and Maryland Owner shall deliver an Officer’s Certificate certifying that the requirements set forth in this Section 2.4.1(a) have been satisfied;

(x)

Borrower shall deliver a certificate of Borrower’s independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

(xi)

Borrower and Maryland Owner shall deliver such other certificates, documents or instruments as Lender may reasonably request;

(xii)

Borrower and Maryland Owner shall deliver evidence satisfactory to Lender that each Mezzanine Borrower has complied with all of the terms and conditions set forth in the applicable Mezzanine Loan Agreement with respect to the prepayment of such Mezzanine Loan; and

(xiii)

Borrower and Maryland Owner shall pay all costs and expenses of Lender incurred in connection with the applicable Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of any Mortgage, if applicable, (B) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees and expenses.

(b)

In connection with each Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to or more than the scheduled payments due on such Payment Dates under this Agreement and the Note or the Defeased Note (as applicable) (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming the Note or the Defeased Note (as applicable) is prepaid in full on the Permitted Par Prepayment Date (the “Scheduled Defeasance Payments”).  Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note or the Defeased Note (as applicable).  Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.4 and satisfy Borrower’s other obligations under this Section 2.4 and Section 2.5 shall be remitted to Borrower.

2.4.2

Collateral.  Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

2.4.3

Successor Borrower.  In connection with any Defeasance Event, Borrower shall establish or designate a successor entity (the “Successor Borrower”) acceptable to Lender in its reasonable discretion, which shall be a Special Purpose Entity, which shall not own any other assets or have any other liabilities or operate other property (except in connection with other defeased loans held in the same securitized loan pool with the Loan).  Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note (as applicable), together with the pledged U.S. Obligations to such Successor Borrower.  Such Successor Borrower shall assume the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement and Borrower shall be relieved of its obligations under such documents.  Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement.  Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note (as applicable) in accordance with this Section 2.4.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorneys’ fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

2.4.4

Assignment upon Defeasance.  (a)  If Borrower has specified in the notice delivered pursuant to Section 2.4.1 that it desires to effectuate a Defeasance Event in a manner which will permit the assignment of that certain Mortgage encumbering the Individual Property located in Coram, New York (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “New York Mortgage”) and the related Defeased Note to a new lender providing a portion of the funds necessary to acquire the Defeasance Deposit (and the U.S. Obligations purchased with the Defeasance Deposit) in order to save mortgage recording tax, Borrower and Lender shall cooperate to effect such proposed assignment in the manner set forth in this Section 2.4.4.

(b)

Lender shall assign the Defeased Note and the New York Mortgage, each without recourse, covenant or warranty of any nature, express or implied, except for the representations set forth on Schedule XVI hereto, to such new lender designated by Borrower (other than Borrower or Maryland Owner or a nominee of Borrower or Maryland Owner) provided that Borrower (i) has executed and delivered to such new lender a new note to be secured by the Defeasance Deposit (and the U.S. Obligations purchased with the Defeasance Deposit) pursuant to the Security Agreement between Borrower and such new lender (such new note to have the same term, interest rate, unpaid principal balance and all other material terms and conditions of the Note), which new note, together with the Security Agreement and the rights of such new lender in and to the Defeasance Deposit (and the U.S. Obligations purchased with the Defeasance Deposit), shall be assigned by such new lender to Lender simultaneously with the assignment of the Defeased Note and the New York Mortgage by Lender, and (ii) has complied with all other provisions of Section 2.4 to the extent not inconsistent with this Section 2.4.4.  In addition, any such assignment shall be conditioned on the following:  (A) payment by Borrower of (I) Lender’s then customary administrative fee for processing assignments of mortgage; (II) the reasonable expenses of Lender incurred in connection therewith; and (III) Lender’s reasonable attorney’s fees for the preparation, delivery and performance of such an assignment; (B) Borrower shall have caused the delivery of an executed Statement of Oath under Section 275 of the New York Real Property Law; (C) such new lender shall materially modify the Defeased Note such that it shall be treated as a new loan for federal tax purposes; (D) such an assignment is not then prohibited by any federal, state or local law, rule, regulation, order or by any other governmental authority; (E) such assignment and the actions described above do not constitute a prohibited transaction for any REMIC Trust formed pursuant to a Securitization and will not disqualify such REMIC Trust as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such assignment and the Defeasance Event, and an opinion of counsel to Borrower and Maryland Owner to that effect is delivered to Lender in a form (and delivered by counsel) that would be reasonably satisfactory to a prudent lender; and (F) Borrower and Maryland Owner shall provide such other opinions, items, information and documents which a prudent lender would require to effectuate such assignment.  Borrower shall be responsible for all mortgage recording taxes, recording fees and other charges payable in connection with any such assignment.  Lender agrees that the assignment of the Defeased Note and the New York Mortgage to the new lender and the assignment of the new note, the Defeasance Deposit (and the U.S. Obligations purchased with the Defeasance Deposit) and the Security Agreement by the new lender to Lender shall be accomplished by an escrow closing conducted through an escrow agent satisfactory to Lender and pursuant to an escrow agreement satisfactory to Lender in form and substance.  Notwithstanding the foregoing, Lender reserves the right to impose different and/or additional requirements or procedures on such assignment of the Defeased Note and the New York Mortgage in order to accommodate applicable legal requirements at the time of such Defeasance Event in the State of New York if a prudent lender would impose such requirements or procedures.

Section 2.5

Release of Property.

  Except as set forth in this Section 2.5, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property.

2.5.1

Release of All of the Properties.

(a)

If Borrower and Maryland Owner have elected to prepay or defease the entire Loan and the requirements of Section 2.3.1 or Section 2.4, as applicable, and this Section 2.5.1 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages.

(b)

In connection with the release of the Mortgages, Borrower and Maryland Owner shall submit to Lender, not less than fifteen (15) days prior to the Total Defeasance Date or the Payment Date upon which the full prepayment of the Loan will be made in accordance with Section 2.3.1 hereof, as applicable, a release of Lien (and related Loan Documents) for each

Individual Property for execution by Lender.  Each such release shall be in a form appropriate in each jurisdiction in which each Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender.  In addition, Borrower and Maryland Owner shall provide all other documentation Lender reasonably requires to be delivered by Borrower and Maryland Owner in connection with such releases, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

2.5.2

Release of Individual Property.  If Borrower and Maryland Owner have elected to defease a portion of the Loan in connection with the release of an Individual Property and the requirements of Section 2.4 have been satisfied and provided that no Event of Default has occurred and is continuing (and no event has occurred which, with notice, the passage or time, or both would constitute an Event of Default shall have occurred), Borrower and Maryland Owner may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of the related Individual Borrower’s obligations (and, with respect to the release of the Maryland Individual Property, Maryland Owner’s obligations) under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

(a)

The amount of the outstanding principal balance of the Loan to be defeased shall equal or exceed the Adjusted Release Amount for the applicable Individual Property, and such defeasance shall be deemed a voluntary defeasance for all purposes hereunder;

(b)

Intentionally omitted;

(c)

Subsequent to such release, each Individual Borrower and Maryland Owner shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 hereof;

(d)

Borrower and Maryland Owner shall deliver to Lender and the Rating Agencies an Additional Insolvency Opinion or an update of the Insolvency Opinion indicating that the release does not affect the opinions set forth therein;

(e)

Borrower and Maryland Owner shall deliver (or cause to be delivered) to Lender and each Rating Agency, an opinion of counsel that such release would not cause a “significant modification” of the Loan, as such term is defined in Treasury Regulations Section 1.860G-2(b);

(f)

Borrower and Maryland Owner shall submit to Lender, not less than fifteen (15) days prior to the Partial Defeasance Date, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender.  Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender.  In addition, Borrower and Maryland Owner shall provide all other documentation Lender reasonably requires to be delivered by Borrower and Maryland Owner in connection with such release, together with an Officer’s Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

(g)

After giving effect to the release of the applicable Individual Property (including the portion of the Loan defeased pursuant to Section 2.4.1 above), the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages based on the trailing (twelve) (12) month period immediately preceding the release of the applicable Individual Property shall be equal to or greater than the greater of (i) the Release Debt Service Coverage Ratio, and (ii) the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages (including the Individual Property requested to be released) immediately preceding the release of the applicable Individual Property based on the trailing (twelve) (12) month period immediately preceding the release of the applicable Individual Property;

(h)

Borrower and Maryland Owner shall reimburse Lender and Servicer for any costs and expenses Lender and Servicer incur arising from such release (including reasonable attorneys’ fees and expenses) and Borrower and Maryland Owner shall have paid, in connection with such release, (i) all recording charges, filing fees, taxes or other expenses payable in connection therewith, (ii)  all costs and expenses of the Rating Agencies incurred with respect to such release, and (iii) to any Servicer, the current fee being assessed by such Servicer to effect such release;

(i)

Borrower shall deliver evidence satisfactory to Lender that each Mezzanine Borrower has otherwise complied with all of the terms and conditions set forth in the applicable Mezzanine Loan Documents with respect to the release of the related Mezzanine Collateral related to the applicable Individual Property; and

(j)

In no event shall the Northpointe Remainder Property be released pursuant to this Section 2.5.2 unless the Northpointe Target Expansion Parcel has been released (or is simultaneously being released) pursuant to Section 2.5.3 hereof.

2.5.3

Release of Northpointe Target Expansion Parcel.  Borrower may transfer and obtain a release of the Northpointe Target Expansion Parcel from the Lien of the applicable Mortgage upon at least thirty (30) days’ prior written notice, provided that any such release shall only be granted if the following conditions have been met or satisfied:

(a)

If the date of such release is (x) prior to the Permitted Mezzanine Prepayment Release Date, Borrower shall pay Lender the Adjusted Release Amount for the Northpointe Target Expansion Parcel together with the applicable Parcel Release Yield Maintenance Premium, and (y) on or after the Permitted Mezzanine Prepayment Release Date, Borrower shall have satisfied the requirements of Section 2.4 hereof;

(b)

Borrower shall (i) pay Lender a processing fee equal to $25,000, and (ii) reimburse Lender for any costs and expenses it reasonably incurs arising from the transfer of the Northpointe Target Expansion Parcel and any release of the Northpointe Target Expansion Parcel from the Lien of the applicable Mortgage (including, without limitation, reasonable attorneys’ fees and expenses);

(c)

At the time Borrower requests such release and at the time such release is granted there is no continuing Event of Default;

(d)

The intended use of the Northpointe Target Expansion Parcel shall not have a material adverse effect on the value, use, operation or occupancy of the Northpointe Remainder Property;

(e)

Upon not less than thirty (30) days prior to the proposed date of the release, Borrower shall deliver to Lender a metes and bounds description and a Survey of the Northpointe Target Expansion Parcel;

(f)

Upon the transfer and release of the Northpointe Target Expansion Parcel and after the completion of the standard approval process for tax lot-splits by the applicable Governmental Authority exercising jurisdiction over the Northpointe Target Expansion Parcel, no part of the Northpointe Remainder Property shall be part of a tax lot which includes any portion of the Northpointe Target Expansion Parcel;

(g)

All requirements under all laws, statutes, rules and regulations (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetlands requirements) applicable to the Northpointe Individual Property necessary to accomplish the lot split shall have been fulfilled, and all necessary variances, if any, shall have been obtained, and evidence thereof has been delivered to Lender which in form and substance is appropriate for the jurisdiction in which the Northpointe Individual Property is located;

(h)

As a result of the lot split, the Northpointe Remainder Property with all easements appurtenant and other Permitted Encumbrances thereto will not be in violation of any then applicable law, statute, rule or regulation (including, without limitation, all zoning and subdivision laws, setback requirements, sideline requirements, parking ratio requirements, use requirements, building and fire code requirements, environmental requirements and wetland requirements) and all necessary variances, if any, shall have been obtained and evidence thereof has been delivered to Lender which in form and substance is appropriate for the jurisdiction in which the Northpointe Individual Property is located;

(i)

Borrower delivers to Lender evidence which would be satisfactory to a prudent lender acting reasonably that (i) the Northpointe Target Expansion Parcel does not materially interfere with the ingress and egress required for the physical operation or use of the Northpointe Individual Property by Borrower or any of its Tenants for its then current use or Borrower has entered into an appropriate reciprocal easement agreement with the transferee with respect to any necessary use of the Northpointe Target Expansion Parcel; (ii) the Northpointe

Target Expansion Parcel may be readily separated from the Northpointe Remainder Property without a material diminution in the value of the Northpointe Remainder Property or the Improvements and (iii) in connection with the release of the Northpointe Target Expansion Parcel, any construction work to be commenced in connection therewith will not eliminate or materially interfere with the ingress and egress required for the operation and use of or materially interfere with the operation and use of the Northpointe Remainder Property by Borrower or any of the Tenants unless (with respect to such ingress and egress) Borrower has entered into an appropriate reciprocal easement acceptable to a prudent lender acting reasonably to provide for an additional or substitute means of ingress or egress.

(j)

Lender shall receive evidence that the applicable Individual Borrower remains a Special Purpose Entity following such release in accordance with the terms and provisions of the Loan Documents (which requirement may include an Additional Insolvency Opinion or a “bring-down” of the Insolvency Opinion previously delivered to Lender);

(k)

Borrower shall simultaneously with the release of the Northpointe Target Expansion Parcel transfer fee title to the Northpointe Target Expansion Parcel to a Person that is not an Affiliate of Borrower, Principal, Mezzanine Borrower or Indemnitor;

(l)

Appropriate reciprocal easement agreements for the benefit and burden of the Northpointe Remainder Property and the Northpointe Target Expansion Parcel requiring no cost or expense to Borrower regarding the use of common facilities of such parcels, including, but not limited to, roadways, parking areas, utilities, community facilities, common foundations, party walls and other points of physical connection to the Improvements, in a form and substance that would be reasonably acceptable to an ordinary prudent lender and which easements will not materially adversely affect the Northpointe Remainder Property, shall be declared and recorded, and the Northpointe Remainder Property and the Northpointe Target Expansion Parcel shall be in compliance with all applicable covenants under all easements and property agreements contained in the Permitted Encumbrances for the Northpointe Individual Property;

(m)

Lender shall have received (i) an appropriate title policy endorsement to the effect that the release of the Northpointe Target Expansion Parcel will not have an adverse affect on the priority of the Lien of the related Mortgage on the Northpointe Remainder Property, provided, however, the Lien of the Mortgage on the Northpointe Remainder Property shall be subordinated to any easements created in connection with the release of the Northpointe Target Expansion Parcel pursuant to this Section 2.5.3, and (ii) an appropriate title policy endorsement or other evidence reasonably satisfactory to Lender that there are no new or additional subordinate Liens on the Northpointe Remainder Property other than Permitted Encumbrances;

(n)

Borrower shall deliver evidence satisfactory to Lender that each Mezzanine Borrower has complied with all of the terms and conditions set forth in the applicable Mezzanine Loan Documents including the prepayment of each Mezzanine Loan required in connection with the release of the Northpointe Target Expansion Parcel;

(o)

Borrower delivers evidence in the form of an Officer’s Certificate by Borrower that any such release of the Northpointe Target Expansion Parcel shall not result in an event of default or breach by Borrower, any right in favor of a third party of offset, abatement or reduction of rent payable to Borrower, or any right in favor of a third party of termination, cancellation or surrender under any Leases, reciprocal easement agreement or other material agreement by which Borrower or the Northpointe Remainder Property is bound or encumbered;

(p)

Borrower has delivered an Officer’s Certificate to the effect that, to such officer’s knowledge after diligent inquiry, the conditions in subsection (a)-(o) hereof have occurred or shall occur concurrently with the transfer and release of the Northpointe Target Expansion Parcel;

(q)

Borrower shall execute such documents and instruments and obtain such opinions of counsel as are typical for similar transactions, including, if a Securitization shall have occurred, an opinion of counsel that would be acceptable to a prudent lender acting reasonably, prepared and delivered at Borrower’s reasonable expense, stating that any REMIC Trust that has acquired the Loan (i) will not fail to maintain its status as a REMIC Trust solely as a result of the release of the Northpointe Target Expansion Parcel, and (ii) will not be subject to tax on any “prohibited transactions” or “prohibited contributions” as a result of such release; and

(r)

If a Securitization shall have occurred, Borrower shall obtain prior written confirmation from the applicable Rating Agencies that the release of the Northpointe Target Expansion Parcel will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof.

Section 2.6

Intentionally Omitted.

Section 2.7

Lockbox Account/Cash Management.

2.7.1

Lockbox Account.

(a)

During the term of the Loan, Borrower and Maryland Owner shall establish and maintain one (1) account (the “Lockbox Account”) with respect to the Properties with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender.  The Lockbox Account shall be entitled “Inland Western Coram Plaza, L.L.C., as Borrower, and JPMorgan Chase Bank, N.A., as Lender, pursuant to Loan Agreement dated as of December 1, 2009 – Lockbox Account”.  Each of Borrower and Maryland Owner hereby grants to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof.  Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower and Maryland Owner.  All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt.

(b)

Each of Borrower and Maryland Owner shall, or shall cause Manager to, deliver Tenant Instruction Letters to all tenants under Leases on or prior to the Closing Date to deliver all Rents payable thereunder directly to the Lockbox Account.  Each of Borrower and Maryland Owner shall, and shall cause Manager to, deposit all amounts received by Borrower,

Maryland Owner or Manager constituting Rents into the Lockbox Account within one (1) Business Day after receipt thereof.

(c)

Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day throughout the term of the Loan.

(d)

Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion.

(e)

The Lockbox Account shall not be commingled with other monies held by Borrower, Maryland Owner, Manager or Lockbox Bank.

(f)

Neither Borrower nor Maryland Owner shall further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

(g)

Each of Borrower and Maryland Owner shall indemnify Lender and Lockbox Bank and hold Lender and Lockbox Bank harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender or Lockbox Bank, as applicable) or the performance of the obligations for which the Lockbox Account was established.

2.7.2

Cash Management Account.

(a)

During the term of the Loan, Borrower and Maryland Owner shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender.  The Cash Management Account shall be entitled “Inland Western Coram Plaza, L.L.C., as Borrower, and JPMorgan Chase Bank, N.A., as Lender, pursuant to Loan Agreement dated as of December 1, 2009 – Cash Management Account”.  Each of Borrower and Maryland Owner hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 Financing Statements and continuations thereof.  Neither Borrower nor Maryland Owner will in any way alter or modify the Cash Management Account and will notify Lender of the account number thereof.  Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower and Maryland Owner.

(b)

The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

(c )All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

(d)

Each of Borrower and Maryland Owner hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide notice thereof to Borrower and Maryland Owner.

2.7.3

Payments Received under the Cash Management Agreement.  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

ARTICLE III

INTENTIONALLY OMITTED

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1

Borrower Representations.

  Each Individual Borrower and Maryland Owner represents and warrants as of the date hereof and as of the Closing Date that:

4.1.1

Organization.  Each Individual Borrower and Maryland Owner has been duly organized and is validly existing and in good standing with requisite power and authority to own its properties and to transact the businesses in which it is now engaged.  Each of Borrower and Maryland Owner is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations.  Each of Borrower and Maryland Owner possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which each of Borrower and Maryland Owner is now engaged, and the sole business of each Individual Borrower and Maryland Owner is the ownership, management and operation of the related Individual Property.  The ownership interests in Borrower and Maryland Owner are as set forth on the organizational chart attached hereto as Schedule X.

4.1.2

Proceedings.  Each of Borrower and Maryland Owner has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents.  This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of each of Borrower and Maryland Owner and constitute legal, valid and binding obligations of each of Borrower and Maryland Owner enforceable against each of Borrower and Maryland Owner in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4.1.3

No Conflicts.  The execution, delivery and performance of this Agreement and the other Loan Documents by each of Borrower and Maryland Owner will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Maryland Owner pursuant to the terms of any indenture, mortgage, deed of trust, indemnity deed of trust, deed to secure debt, loan agreement, partnership agreement or other agreement or instrument to which Borrower or Maryland Owner is a party or by which any of Borrower’s or Maryland Owner’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or Maryland Owner or any of Borrower’s or Maryland Owner’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by each of Borrower and Maryland Owner of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

4.1.4

Litigation.  There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Borrower’s or Maryland Owner’s knowledge, threatened against or affecting Borrower, Maryland Owner, Indemnitor, Principal or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Maryland Owner, Indemnitor, Principal or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Maryland Owner, Indemnitor, Principal or the condition or ownership of any Individual Property.

4.1.5

Agreements.  Except for those instruments and agreements set forth as Permitted Exceptions in the Title Insurance Policies, neither Borrower nor Maryland Owner is a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower, Maryland Owner or any Individual Property, or Borrower’s or Maryland Owner’s business, properties or assets, operations or condition, financial or otherwise.  To each of Borrower’s and Maryland Owner’s knowledge, neither Borrower nor Maryland Owner is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which Borrower or Maryland Owner is a party or by which Borrower, Maryland Owner or any Individual Property is bound.  Neither Borrower nor Maryland Owner has any material financial obligation under any indenture, mortgage, deed of trust, indemnity deed of trust, deed to secure debt, loan agreement or other agreement or instrument to which Borrower or Maryland Owner is a party or by which Borrower, Maryland Owner or any Individual Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause xxi of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) obligations under the Loan Documents.

4.1.6

Title.  Each Individual Borrower (other than Maryland Individual Borrower) and Maryland Owner has good, marketable and insurable fee simple title to the real property (or leasehold estate as it relates to the Ground Lease Properties) comprising part of each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower’s ability to repay the Loan.  Each Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents.  There are no claims for payment for work, labor or materials affecting the Properties which are due and unpaid under the contracts pursuant to which such work or labor was performed or materials provided which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

4.1.7

Solvency; No Bankruptcy Filing.  Each of Borrower and Maryland Owner has (a) not entered into this transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and (b) received reasonably equivalent value in exchange for its obligations under such Loan Documents.  Giving effect to the Loan, the fair saleable value of each of Borrower’s and Maryland Owner’s assets exceeds and will, immediately following the making of the Loan, exceed each of Borrower’s and Maryland Owner’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of each of Borrower’s and Maryland Owner’s assets is and will, immediately following the making of the Loan, be greater than each of Borrower’s and Maryland Owner’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured.  Each of Borrower’s and Maryland Owner’s assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Neither Borrower nor Maryland Owner intends to, and neither Borrower nor Maryland Owner believes that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by each of Borrower and Maryland Owner and the amounts to be payable on or in respect of obligations of each of Borrower and Maryland Owner).  No petition in bankruptcy has been filed against Borrower or Maryland Owner, or to the best of Borrower’s and Maryland Owner’s knowledge, any constituent Person in the last seven (7) years, and neither Borrower nor Maryland Owner, nor to the best of Borrower’s and Maryland Owner’s knowledge, any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors.  Neither Borrower nor Maryland Owner, nor any constituent Persons of Borrower or Maryland Owner, is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower’s or Maryland Owner’s assets or property, and neither Borrower nor Maryland Owner has any knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

4.1.8

Full and Accurate Disclosure.  To each of Borrower’s and Maryland Owner’s knowledge, no statement of fact made by Borrower or Maryland Owner in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no material fact presently known to Borrower or Maryland Owner which has not been disclosed to Lender which adversely affects, nor as far as Borrower or Maryland Owner can foresee, might adversely affect, any Individual Property or the business, operations or condition (financial or otherwise) of Borrower or Maryland Owner.

4.1.9

No Plan Assets.  Neither Borrower nor Maryland Owner sponsors or is obligated to contribute to, and neither Borrower nor Maryland Owner itself is an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower or Maryland Owner constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.  In addition, (a) neither Borrower nor Maryland Owner is a “governmental plan” within the meaning of Section 3(32) of ERISA and (b) transactions by or with Borrower or Maryland Owner are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including, but not limited to the exercise by Lender of any of its rights under the Loan Documents.

4.1.10

Compliance.  Except as disclosed in the zoning reports obtained by Lender in connection with the origination of the Loan (but only to the extent that neither Borrower nor Maryland Owner has any knowledge of any inconsistencies contained therein), Borrower, Maryland Owner and each Individual Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes.  Neither Borrower nor Maryland Owner is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority.  There has not been committed by Borrower or Maryland Owner or, to Borrower’s and Maryland Owner’s knowledge, any other Person in occupancy of or involved with the operation or use of any Individual Property, any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property, or any part thereof, or any monies paid in performance of Borrower’s and Maryland Owner’s obligations under any of the Loan Documents.  On the Closing Date, the Improvements at each Individual Property were in material compliance with applicable law.

4.1.11

Financial Information.  All financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (a) are, to the best of each of Borrower’s and Maryland

Owner’s knowledge, true, complete and correct in all material respects, (b) accurately represent the financial condition of Borrower, Maryland Owner and each Individual Property, as applicable, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with GAAP throughout the periods covered, except as disclosed therein; provided, however, that if any financial data is delivered to Lender by any Person other than Borrower, Maryland Owner, Indemnitor or any Affiliate of Borrower, Maryland Owner or Indemnitor, or if such financial data has been prepared by or at the direction of any Person other than Borrower, Maryland Owner, Indemnitor or any Affiliate of Borrower, Maryland Owner or Indemnitor, then the foregoing representations with respect to such financial data shall be to the best of each of Borrower’s and Maryland Owner’s knowledge, after due inquiry.  Except for Permitted Encumbrances, neither Borrower nor Maryland Owner has any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower or Maryland Owner and reasonably likely to have a material adverse effect on any Individual Property or the operation thereof as a retail shopping center, except as referred to or reflected in said financial statements.  Since the date of such financial statements, there has been no material adverse change in the financial condition, operations or business of Borrower or Maryland Owner from that set forth in said financial statements.

4.1.12

Condemnation.  No Condemnation or other similar proceeding has been commenced or, to each of Borrower’s or Maryland Owner’s knowledge, is threatened or contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

4.1.13

Federal Reserve Regulations.  No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

4.1.14

Utilities and Public Access.  Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses.  All public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies.  All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

4.1.15

Not a Foreign Person.  Neither Borrower nor Maryland Owner is a “foreign person” within the meaning of § 1445(f)(3) of the Code.

4.1.16

Separate Lots.  Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

4.1.17

Assessments.  There are no pending, or to each of Borrower’s and Maryland Owner’s knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

4.1.18

Enforceability.  The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, Maryland Owner and/or Indemnitor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, Maryland Owner and/or Indemnitor have asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

4.1.19

No Prior Assignment.  There are no prior assignments of the Leases or any portion of the Rents by Borrower or Maryland Owner or any of its predecessors in interest, given as collateral security which are presently outstanding.

4.1.20

Insurance.  Each of Borrower and Maryland Owner has obtained and has delivered to Lender certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.  To the best of each of Borrower’s and Maryland Owner’s knowledge, no claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, which would materially and adversely affect the value, operation or use of any Individual Property or Borrower’s ability to repay the Loan, and no Person, including each of Borrower and Maryland Owner, has done, by act or omission, anything which would impair the coverage of any such Policy.

4.1.21

Use of Property.  Each Individual Property is used exclusively for retail purposes and other appurtenant and related uses.

4.1.22

Certificate of Occupancy; Licenses.  All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by each of Borrower and Maryland Owner for the legal use, occupancy and operation of each Individual Property as a retail shopping center have been obtained and are in full force and effect, and to the best of each of Borrower’s and Maryland Owner’s knowledge, after due inquiry, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by any Person other than Borrower or Maryland Owner for the legal use, occupancy and operation of each Individual Property as a retail shopping center, have been obtained and are in full force and effect (all of the foregoing certifications, permits, licenses and approvals are collectively referred to as the “Licenses”).  Each of Borrower and Maryland Owner shall and shall cause all other Persons to, keep and maintain all Licenses necessary for the operation of each Individual Property as a retail shopping center.  The use being made of each Individual Property is in conformity with the certificate of occupancy issued for such Individual Property.

4.1.23

Flood Zone.  Except as set forth on Schedule XII hereto, no Improvements on any Individual Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

4.1.24

Physical Condition.  Except as disclosed in the Physical Conditions Reports delivered to Lender in connecting with the Loan, each Individual Property, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property, whether latent or otherwise, and neither Borrower nor Maryland Owner has received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

4.1.25

Boundaries.  To the best of each of Borrower’s and Maryland Owner’s knowledge, after due inquiry, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of applicable Individual Property except those which are insured against by the applicable Title Insurance Policy.

4.1.26

Leases.  The Properties are not subject to any Leases other than the Leases described on the certified rent rolls delivered to Lender in connection with the origination of the Loan, which rent rolls are true, complete and accurate in all respects as of the Closing Date.  Borrower or Maryland Owner, as applicable, is the owner and lessor of landlord’s interest in the Leases.  No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases.  The current Leases are in full force and effect and to each of Borrower’s and Maryland Owner’s knowledge after due inquiry, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.  No Rent (including security deposits) has been paid more than one (1) month in advance of its due date.  All security deposits are held by each of Borrower and Maryland Owner, as applicable, in accordance with applicable law.  All work to be performed by each of Borrower or Maryland Owner, as applicable, under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by each of Borrower or Maryland Owner, as applicable, to any tenant has already been received by such tenant.  There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding.  To each of Borrower’s and Maryland Owner’s knowledge after due inquiry, except as set forth on Schedule V, no tenant under any Lease has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises.  No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.  Except as set forth in Schedule V, no tenant under any Lease has any right or option for additional space in the Improvements.  To each of Borrower’s and Maryland Owner’s actual knowledge based on the Environmental Report delivered to Lender in connection herewith, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower and/or Maryland Owner have any knowledge of any tenant’s intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, except in either event, in compliance with applicable federal, state or local statues, rules and regulations.

4.1.27

Survey.  The Survey for each Individual Property delivered to Lender in connection with this Agreement does not fail to reflect any material matter affecting such Individual Property or the title thereto.

4.1.28

Inventory.  Borrower (excluding Maryland Individual Borrower) and Maryland Owner are the owners of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgages) located on or at each Individual Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder.  All of the Equipment, Fixtures and Personal Property are sufficient to operate the Properties in the manner required hereunder and in the manner in which they are currently operated.

4.1.29

Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the acquisition of each Individual by Borrower and Maryland Owner, as applicable, have been paid or are simultaneously being paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.

4.1.30

Special Purpose Entity/Separateness.

(a)

Until the Debt has been paid in full, each of Borrower and Maryland Owner hereby represents, warrants and covenants that (i) each Individual Borrower is, shall be and shall continue to be a Special Purpose Entity, (ii) each Principal is, shall be and shall continue to be a Special Purpose Entity, and (iii) Maryland Owner is, shall be and shall continue to be a Special Purpose Entity.

(b)

Each of Borrower and Maryland Owner hereby represents with respect to Borrower, Maryland Owner and Principal, to the extent applicable, and each Individual Borrower’s, Maryland Owner’s and Principal’s predecessors in interest, if any, to the extent applicable, from the date of formation of such Individual Borrower, Maryland Owner and Principal, to the extent applicable, and each Individual Borrower’s, Maryland Owner’s and Principal’s predecessors in interest, if any, to the extent applicable, to the date of this Agreement as follows:

(i)

except for Maryland Individual Borrower, no Individual Borrower has owned any asset or property other than (i) the related Individual Property, and (ii) incidental personal property necessary for the ownership or operation of such Individual Property.  Maryland Individual Borrower has not owned any asset or property except for personal property necessary to enter into and perform its obligations under this Agreement;

(ii)

Principal has not owned any asset or property other than (i) its respective general partner’s interest or beneficial interest in each Individual Borrower or Maryland Owner, as applicable, and (ii) incidental personal property (including, but not limited to, cash) necessary for its ownership interest in each Individual Borrower and Maryland Owner, as applicable.  Maryland Owner has not owned any asset or property other than (x) the related Individual Property; (y) its limited liability company interest in Maryland Individual Borrower; and (z) incidental personal property necessary for the ownership and operation of such Individual Property or limited liability company interest in Maryland Individual Borrower;

(iii)

(a) except for Maryland Individual Borrower, no Individual Borrower has engaged in any business other than the ownership, management and operation of the related Individual Property, (b) Principal has not engaged in any business other than its ownership in each Individual Borrower, (c) Maryland Owner has not engaged in any business other than the ownership, management and operation of the related Individual Property and its limited liability company interest in Maryland Individual Borrower, (d) Maryland Individual Borrower has not engaged in any business other than entering into and performing its obligations under this Agreement, and (e) each Individual Borrower, each Principal and Maryland Owner has conducted and operated its business as presently conducted and operated;

(iv)

none of Principal, any Individual Borrower or Maryland Owner has entered into any contract or agreement with any of their respective Affiliates, constituents, or owners, or any guarantors of any of their respective obligations or any Affiliate of any of the foregoing (individually, a “Related Party” and collectively, the “Related Parties”), except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s-length transaction with an unrelated party;

(v)

none of Principal, any Individual Borrower or Maryland Owner has incurred any Indebtedness other than (i) acquisition financing with respect to the related Individual Property; construction financing with respect to the Improvements thereon and certain off-site improvements required by municipal and other authorities as conditions to the construction of such Improvements; and first mortgage financings secured by such Individual Property; and Indebtedness pursuant to letters of credit, guaranties, interest rate protection agreements and other similar instruments executed and delivered in connection with such financings, (ii) unsecured trade payables and operational debt not evidenced by a note, and (iii) Indebtedness incurred in the financing of equipment and other personal property used on such Individual Property;

(vi)

none of Principal, any Individual Borrower or Maryland Owner has made any loans to any Person or held evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

(vii)

Principal, each Individual Borrower and Maryland Owner have remained solvent and have paid their respective debts and liabilities from their own respective assets and generally as the same have became due;

(viii)

Principal, each Individual Borrower and Maryland Owner have allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party;

(ix)

Principal, each Individual Borrower and Maryland Owner have done or caused to be done all things necessary to observe all their respective organizational formalities and to preserve their respective existence or has promptly taken curative action with respect thereto;

(x)

(i) each Principal, each Individual Borrower and Maryland Owner has maintained all of their respective accounts (including bank accounts), books and records separate from those of any Person; (ii) each Principal, each Individual Borrower and Maryland Owner has maintained separate financial statements and their respective assets have not been listed as assets on the financial statement of any other Person; provided, however, that any such consolidated financial statement have contained a note indicating that its separate assets and liabilities are neither available to pay the debts of the consolidated entity nor constitute obligations of the consolidated entity; (iii) each Principal, each Individual Borrower and Maryland Owner has filed their own separate tax returns, except to the extent that such Principal, Individual Borrower or Maryland Owner was treated as a “disregarded entity” for tax purposes and was not required to file tax returns under applicable law; and (iv) each Principal, each Individual Borrower and Maryland Owner has maintained their respective books, records, resolutions and agreements as official records;

(xi)

each Individual Borrower has been, and at all times has held itself out and identified itself and will hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (iv) above, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Individual Borrower has conducted business in its own name; has not identified itself or any of its Affiliates as a division or part of the other; and has used separate stationery, invoices and checks bearing its own name and not the name of any Affiliate;

(xii)

each of Principal and Maryland Owner has been, and at all times has held itself out and identified itself (and Principal will hold itself out and identify itself) as a separate and distinct entity under its name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower or Maryland Owner and not as a division or part of any other Person, except for services rendered under a business management services agreement with an Affiliate that complies with the terms contained in subsection (iv) above;

(xiii)

each Individual Borrower, Principal and Maryland Owner has corrected any known misunderstanding regarding its status as a separate entity;

(xiv)

each Principal, each Individual Borrower and Maryland Owner have maintained adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xv)

none of any Principal, any Individual Borrower or Maryland Owner has, nor have any of their respective constituent parties, sought or effected the liquidation, dissolution, winding up, liquidation, consolidation or merger, in whole or in part, of such Individual Borrower, Principal or Maryland Owner, as applicable;

(xvi)

except with respect to any other Individual Borrower and Maryland Owner, and except for having commingled funds prior to the date hereof with respect to a custodial account maintained by Manager on behalf of Affiliates of Borrower and Maryland Owner, none of Principal, any Individual Borrower or Maryland Owner has commingled their respective funds or other assets with those of any Affiliate or constituent party or any other Person, and each Individual Borrower, Principal and Maryland Owner has held all of their respective assets in their own name;

(xvii)

each Principal, each Individual Borrower and Maryland Owner have maintained their respective assets in such a manner that it would not be costly or difficult to segregate, ascertain or identify their respective individual assets from those of any Affiliate or constituent party or any other Person;

(xviii)

except with respect to any other Individual Borrower and Maryland Owner for the benefit of Maryland Individual Borrower under the terms of this Agreement, and except for each Principal that acts as general partner for an Individual Borrower that is a limited partnership in its capacity as general partner, none of Principal, any Individual Borrower or Maryland Owner has guaranteed or become obligated for the debts of any other Person and have not held themselves out to be responsible for or to have their respective credit available to satisfy the debts or obligations of any other Person;

(xix)

none of Principal, any Individual Borrower or Maryland Owner has permitted any Affiliate or constituent party independent access to its respective bank accounts;

(xx)

each Individual Borrower, Principal and Maryland Owner has paid the salaries of each of their respective own employees (if any) from their own respective funds and have maintained a sufficient number of employees (if any) in light of their respective contemplated business operations;

(xxi)

each Individual Borrower, Principal and Maryland Owner has compensated each of their respective consultants and agents from their own respective funds for services provided to it and pay from its own respective assets all obligations of any kind incurred;

(xxii)

each Individual Borrower, Principal and Maryland Owner has not acquired any obligations or securities of any of their respective Affiliates;

(xxiii)

each Individual Borrower, Principal and Maryland Owner have not acquired or held any equity interest or subsidiary interest in any entity other than, in the case of Principal, its direct interest in its respective Individual Borrower, and in the case of Maryland Owner, its direct interest in Maryland Individual Borrower;

(xxiv)

none of Principal, any Individual Borrower or Maryland Owner has pledged its assets to secure the obligations of any other Person other than with respect to loans secured by the related Individual Property;

(xxv)

no Individual Borrower or Maryland Owner has incurred any indebtedness that is still outstanding other than indebtedness that is permitted under the Loan Documents;

(xxvi)

each Individual Borrower, Principal and Maryland Owner is and always has been duly formed, validly existing, and in good standing in the state of its incorporation and in all other jurisdictions where it is qualified to do business;

(xxvii)

each Individual Borrower, Principal and Maryland Owner has no judgments or liens of any nature against it except for tax liens not yet due;

(xxviii)

each Individual Borrower, Principal and Maryland Owner is in compliance with all laws, regulations, and orders applicable to it and has received all permits necessary for it to operate;

(xxix)

none of Principal, any Individual Borrower or Maryland Owner is involved in any dispute with any taxing authority;

(xxx)

each Individual Borrower, Principal and Maryland Owner has paid all taxes which it owes;

(xxxi)

none of Principal, any Individual Borrower or Maryland Owner is now party to any lawsuit, arbitration, summons, or legal proceeding that is still pending or that has resulted in a judgment against it that has not been paid in full, which lawsuit, arbitration, summons or legal proceeding, if determined against Principal, any Individual Borrower or Maryland Owner might materially adversely affect the condition (financial or otherwise) or business of such Individual Borrower, Maryland Owner or Principal or the condition or ownership of any Individual Property;

(xxxii)

each Individual Borrower, Principal and Maryland Owner has provided Lender with complete financial statements that reflect a fair and accurate view of the entity’s financial condition;

(xxxiii)

none of Principal, any Individual Borrower or Maryland Owner has had any of its obligations guaranteed by an Affiliate, except for guaranties that have been either released or discharged (or that will be discharged as a result of the closing of the Loan) or guaranties that are expressly contemplated by the Loan Documents; and

(xxxiv)

none of Principal, any Individual Borrower or Maryland Owner has material contingent or actual obligations not related to its respective Individual Property or its direct interest in an Individual Borrower or Maryland Owner, as applicable.

(c )

The representations, warranties and covenants set forth in Section 4.1.30 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document; provided that the covenants set forth in this Section 4.1.30 shall not apply to any Individual Borrower (or Maryland Owner, if applicable) from and after the release of the Individual Property owned or ground leased by such Individual Borrower (or Maryland Owner, as applicable) pursuant to, and in accordance with, Section 2.5.2 hereof.

(d)

Any and all of the stated facts and assumptions made in any Insolvency Opinion, including, but not limited to, any exhibits attached thereto, will have been and shall be true and correct in all respects, and Borrower, Principal and Maryland Owner will have complied and will comply with all of the stated facts and assumptions made with respect to it in any Insolvency Opinion.  Each entity other than Borrower, Principal and Maryland Owner with respect to which an assumption is made or a fact stated in any Insolvency Opinion will have complied and will comply with all of the assumptions made and facts stated with respect to it in any such Insolvency Opinion.

(e)

Each of Borrower and Maryland Owner covenants and agrees that Borrower and Maryland Owner shall provide Lender with thirty (30) days’ prior written notice prior to the removal of an Independent Director of any of Borrower, Maryland Owner and/or Principal.

(f)

Each amendment and each restatement of the organizational documents of the Special Purpose Entities has been accomplished in accordance with, and was permitted by, the relevant provisions of each such document prior to its amendment or restatement from time-to-time.

4.1.31

Management Agreement.  The Management Agreement is in full force and effect and there is no default thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.  The Management Agreement was entered into on commercially reasonable terms.

4.1.32

Illegal Activity.  No portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

4.1.33

No Change in Facts or Circumstances; Disclosure.  All information submitted by and on behalf of each of Borrower and Maryland Owner to Lender and in all financial statements, rent rolls (including the certified rent rolls delivered to Lender in connection with the origination of the Loan), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by each of Borrower and Maryland Owner in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects, provided, however, that if such information was provided to Borrower and/or Maryland Owner by non-affiliated third parties, each of Borrower and Maryland Owner represents that such information is, to the best of its knowledge after due inquiry, accurate, complete and correct in all material respects.  There has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the use, operation or value of any Individual Property or the business operations or the financial condition of Borrower and/or Maryland Owner.  Each of Borrower and Maryland Owner has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

4.1.34

Investment Company Act.  Neither Borrower nor Maryland Owner is (a) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (b) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

4.1.35

Principal Place of Business and Organization.  Neither Borrower nor Maryland Owner shall change its principal place of business set forth in the introductory paragraph of this Agreement without first giving Lender thirty (30) days prior written notice.  Neither Borrower nor Maryland Owner shall change the place of its organization as set forth in Schedule I (with respect to Borrower) or in the introductory paragraph to this Agreement (with respect to Maryland Owner) without the prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.  Upon Lender’s request, each of Borrower and Maryland Owner shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization.

4.1.36

Embargoed Person.  As of the date hereof and at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to this Agreement (but excluding, for purposes of the representations and warranties being given by each of Borrower and Maryland Owner in this Section 4.1.36, any Person or Persons holding publicly-traded shares in Indemnitor after the initial sale or offering thereof) and/or transfers or assignments of direct and/or indirect ownership interests in Inland Equity Investors, LLC, (a) none of the funds or other assets of any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable, with the result that the investment in any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable, (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable, have been derived from any unlawful activity with the result that the investment in any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

4.1.37

Mortgage Taxes.  As of the date hereof, each of Borrower and Maryland Owner represents that it have paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.

4.1.38

Ground Lease.  Except as otherwise set forth in Schedule IX attached hereto, each of Borrower and Maryland Owner hereby represents and warrants to Lender the following with respect to each Ground Lease:

(a)

Each Ground Lease (or a memorandum of such Ground Lease) has been duly recorded.  Each Ground Lease permits the interest of the applicable Individual Borrower or Maryland Owner, as applicable, to be encumbered by a mortgage, deed of trust, indemnity deed of trust or deed to secure debt (provided that the mortgage, deed of trust, indemnity deed of trust or deed to secure debt, as applicable, is at all times subject and subordinate to the Ground Lease) or the Ground Lessor has approved and consented to the encumbrance of the Ground Lease Property by the applicable Mortgage.  There have not been amendments or modifications to the terms of the Ground Lease since recordation of the Ground Lease (or a memorandum thereof), with the exception of written instruments which have been recorded.  No Ground Lease may be terminated, surrendered or amended without the prior written consent of Lender; provided that a Ground Lessor shall not be prevented from exercising its remedies in accordance with the related Ground Lease if the obligations of Individual Borrower or Maryland Owner, as applicable, under the Ground Lease are not performed as provided in the Ground Lease.

(b)

Except for the Permitted Encumbrances and other encumbrances of record, the applicable Individual Borrower’s or Maryland Owner’s interest in the related Ground Lease is not subject to any Liens or encumbrances superior to, or of equal priority with, the applicable Mortgage other than the Ground Lessor’s related fee interest.

(c)

Borrower’s or Maryland Owner’s, as applicable, interest in the Ground Lease is assignable without the consent of Ground Lessor to Lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure in connection with the foreclosure of the Lien of the Mortgage or transfer of Borrower’s or Maryland Owner’s, as applicable, leasehold estate by deed or assignment in lieu of foreclosure.  Thereafter, the Ground Lease is further assignable by such transferee and its successors and assigns without the consent of the applicable Ground Lessor.

(d)

As of the date hereof, each Ground Lease is in full force and effect and no material default has occurred under any Ground Lease that is continuing and there is no existing condition which, but for the passage of time or the giving of notice, could result in a material default under the terms of any Ground Lease.

(e)

Under the terms of each Ground Lease and the Loan Documents, taken together, any related insurance and condemnation proceeds that are paid or awarded to Borrower or Maryland Owner, as applicable, with respect to the leasehold interest will be applied either to the repair or restoration of all or part of such Ground Lease Property, with Lender having the right subject to the terms of the Loan Documents to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Loan together with any accrued interest thereon.

(f)

No Ground Lease imposes any restrictions on subleasing.

(g)

Each Ground Lease requires the applicable Ground Lessor to give notice of any default by the applicable Individual Borrower or Maryland Owner, as applicable, under such Ground Lease to Lender prior to exercising its remedies thereunder.

(h)

Lender is permitted the opportunity (including, where necessary, sufficient time to gain possession of the interest of the applicable Individual Borrower or Maryland Owner, as applicable, under the Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of the default before the applicable Ground Lessor thereunder may terminate such Ground Lease.

(i)

Each Ground Lease has a term which extends not less than twenty (20) years beyond the Maturity Date.

(j)

Each Ground Lease requires the Ground Lessor thereunder to enter into a new lease upon termination (prior to expiration of the term thereof) of such Ground Lease for any reason, including rejection or disaffirmation of such Ground Lease in a bankruptcy proceeding.

4.1.39

Cash Management Account.  Each of Borrower and Maryland Owner hereby represents and warrants to Lender that:

(a)

This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in the Lockbox Account and the Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from each of Borrower and Maryland Owner.  Other than in connection with the Loan Documents and except for Permitted

Encumbrances, neither Borrower nor Maryland Owner has sold, pledged, transferred or otherwise conveyed any interest in the Lockbox Account and/or the Cash Management Account;

(b)

Each of the Lockbox Account and the Cash Management Account constitutes “deposit accounts” and/or “securities accounts” within the meaning of the Uniform Commercial Code of the State of New York);

(c)

Pursuant and subject to the terms hereof and the other applicable Loan Documents, Lockbox Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower and/or Maryland Owner, directing disposition of the Lockbox Account and the Cash Management Account and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities; and

(d)

Neither the Lockbox Account nor the Cash Management Account are in the name of any Person other than Borrower or Maryland Owner, as applicable, as pledgor, or Lender, as pledgee.  Neither Borrower nor Maryland Owner has consented to Lockbox Bank and/or Agent complying with instructions with respect to the Lockbox Account and/or the Cash Management Account from any Person other than Lender.

(e)

None of the Properties are subject to any cash management system (other than pursuant to the Loan Documents), and any and all existing tenant instruction letters issued in connection with any previous financing have been duly terminated prior to the date hereof.

4.1.40

REOA.  Each of Borrower and Maryland Owner hereby represents and warrants to Lender that:

(a)

each of Borrower or Maryland Owner is a party to each REOA and each REOA is in full force and effect and has not been amended or modified and each of Borrower’s or Maryland Owner’s interest therein has not been assigned pursuant to any assignment which survives the Closing Date except the assignment to Lender pursuant to the Loan Documents;

(b)

each REOA is in full compliance with all applicable local, state and federal laws, rules and regulations,

(c)

Neither Borrower nor Maryland Owner is in default under any REOA and, to the best of each of Borrower’s and Maryland Owner’s knowledge, no other party to any REOA is in default thereunder and there are no grounds for default thereunder after the giving of the requisite notice thereunder;

(d)

Neither Borrower nor Maryland Owner has knowledge of any notice of termination or default given with respect to any REOA;

(e)

to the best of each of Borrower’s and Maryland Owner’s knowledge, after inquiry, the current addresses to which notices are sent to each of Borrower or Maryland Owner or any other party to any REOA are correctly set forth in such REOA;

(f)

none of Borrower, Maryland Owner or any other party to any REOA has performed any work pursuant to such REOA, the cost of which Borrower, Maryland Owner or such other party is or will be entitled to charge in whole or in part to Borrower or Maryland Owner under the provisions of such REOA;

(g)

there are no set-offs, claims, counterclaims or defenses being asserted by Borrower, Maryland Owner or any other party to any REOA for the enforcement of the obligations under any REOA;

(h)

there are no liens capable of being asserted for amounts due under the provisions of any REOA which, if unpaid, may be asserted as a lien prior to the lien of the Mortgage; and

(i)

all common charges and other sums due from each of Borrower or Maryland Owner under any REOA have been paid to the extent they are payable to the date hereof.

Section 4.2

Survival of Representations.

  Each of Borrower and Maryland Owner agrees that all of the representations and warranties of each of Borrower and Maryland Owner set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by each of Borrower and Maryland Owner.  All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by each of Borrower and Maryland Owner shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

ARTICLE V

BORROWER COVENANTS

Section 5.1

Affirmative Covenants.

  From the Closing Date and until payment and performance in full of all obligations of each of Borrower and Maryland Owner under the Loan Documents or the earlier release of the Liens of all of the Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, each of Borrower and Maryland Owner hereby covenants and agrees with Lender that:

5.1.1

Existence; Compliance with Legal Requirements; Insurance.  Each of Borrower and Maryland Owner shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to Borrower, Maryland Owner and/or the Properties (and the Improvements thereon and the use thereof), including, without limitation, building and zoning ordinances and codes.  There shall not be committed by Borrower, Maryland Owner or any other Person in occupancy of or involved with the operation or use of any Individual Property, any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of each of Borrower’s or Maryland Owner’s obligations under any of the Loan Documents.  Each of Borrower and Maryland Owner hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.  Each of Borrower and Maryland Owner shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto in accordance with the Loan Documents.  Each of Borrower and Maryland Owner shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.  Each of Borrower and Maryland Owner shall operate, or cause the applicable Tenant to operate, each Individual Property that is the subject of an O&M Agreement in accordance with the terms and provisions thereof in all material respects.  After prior written notice to Lender, each of Borrower or Maryland Owner, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower, Maryland Owner or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower or Maryland Owner, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (ii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iii) Borrower or Maryland Owner, as applicable, shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (iv) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower, Maryland Owner or any Individual Property; and (v) Borrower or Maryland Owner, as applicable, shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith.  Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost.

5.1.2

Taxes and Other Charges.  Each of Borrower and Maryland Owner shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower’s and Maryland Owner’s obligation to directly pay to the appropriate taxing authority Taxes shall be suspended for so long as each of Borrower and Maryland Owner comply with the terms and provisions of Section 7.2 hereof.  Each of Borrower and Maryland Owner will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten (10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, Borrower and Maryland Owner shall not be required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.2 hereof).  If Borrower or Maryland Owner pays or causes to be paid all Taxes and Other Charges and provides a copy of the receipt evidencing the payment thereof to Lender, then, Lender shall reimburse Borrower and Maryland Owner, as applicable, provided that there are then sufficient proceeds in the Tax and Insurance Reserve Fund.  Upon written request of Borrower, if Lender has paid such Taxes pursuant to Section 7.2 hereof, Lender shall provide Borrower with evidence that such Taxes have been paid.  Each of Borrower and Maryland Owner shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against any Individual Property, and shall promptly pay for all utility services provided to the Properties.  After prior written notice to Lender, Borrower or Maryland Owner, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) Borrower or Maryland Owner, as applicable, is permitted to do so under the provisions of any mortgage, deed of trust, indemnity deed of trust or deed to secure debt superior in lien to the applicable Mortgage; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower or Maryland Owner, as applicable, is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower or Maryland Owner, as applicable, shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower or Maryland Owner, as applicable, shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon.  Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien.

5.1.3

Litigation.  Each of Borrower and Maryland Owner shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened against any of Borrower, Maryland Owner, Principal and/or Indemnitor which might materially adversely affect Borrower’s, Maryland Owner’s, Principal’s and/or Indemnitor’s condition (financial or otherwise) or business or any Individual Property.

5.1.4

Access to Properties.  Each of Borrower and Maryland Owner shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under their respective Leases.

5.1.5

Notice of Default.  Each of Borrower and Maryland Owner shall promptly advise Lender of any material adverse change in Borrower’s, Maryland Owner’s, Principal’s or Indemnitor’s condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower or Maryland Owner has knowledge.

5.1.6

Cooperate in Legal Proceedings.  Each of Borrower and Maryland Owner shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

5.1.7

Perform Loan Documents.  Each of Borrower and Maryland Owner shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, each of Borrower and Maryland Owner.

5.1.8

Insurance Benefits/Condemnation Awards.  Each of Borrower and Maryland Owner shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys’ fees and disbursements, and the payment by Borrower and Maryland Owner of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

5.1.9

Further Assurances.  Each of Borrower and Maryland Owner shall, at Borrower’s and Maryland Owner’s sole cost and expense:

(a)

furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by each of Borrower and Maryland Owner pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith;

(b)

execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of each of Borrower and Maryland Owner under the Loan Documents, as Lender may reasonably require; and

(c)

do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

5.1.10

Principal Place of Business, State of Organization.  Neither Borrower nor Maryland Owner will cause or permit any change to be made in Borrower’s or Maryland Owner’s name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.35 hereof) or Borrower’s or Maryland Owner’s corporate, or partnership or other structure unless Borrower or Maryland Owner, as applicable, shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, the Cash Management Agreement and the other Loan Documents and, in the case of a change in Borrower’s or Maryland Owner’s structure, without first obtaining the prior written consent of Lender.  Upon Lender’s request, each of Borrower and/or Maryland Owner shall, at its sole cost and expense, execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Properties as a result of such change of principal place of business or place of organization.  Each of Borrower’s and Maryland Owner’s principal place of business and chief executive office, and the place where each of Borrower and Maryland Owner keep their books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower or Maryland Owner, as applicable) and will continue to be the address of Borrower and Maryland Owner set forth at the introductory paragraph of this Agreement (unless Borrower or Maryland Owner, as applicable, notifies Lender in writing at least thirty (30) days prior to the date of such change).  Each Individual Borrower’s organizational identification number assigned by the state of incorporation or organization is correctly set forth in Schedule I to this Agreement.  Maryland Owner’s organizational identification number assigned by the state of incorporation or organization is R6134401.  Each of Borrower and Maryland Owner shall promptly notify Lender of any change in its organizational identification number.

5.1.11

Financial Reporting.

(a)

Each of Borrower and Maryland Owner will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and Maryland Owner and all items of income and expense in connection with the operation on an individual basis of the Properties.  Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of each of Borrower and Maryland Owner or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire.  After the occurrence and during the continuance of an Event of Default, each of Borrower and Maryland Owner shall pay any costs and expenses incurred by Lender to examine Borrower’s and Maryland Owner’s accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.

(b)

Each of Borrower and Maryland Owner will furnish, or cause to be furnished, to Lender annually, within ninety (90) days following the end of each Fiscal Year a consolidated and annotated annual financial statement of Borrower, Maryland Owner, Principal and Mezzanine Borrower, audited by an accounting firm or other independent certified public accountant reasonably acceptable to Lender in accordance with GAAP covering the Properties on a combined basis for such Fiscal Year, together with unaudited financial statements relating to Borrower, Maryland Owner, Principal, Mezzanine Borrower and the Properties.  Such financial statements for the Properties for such Fiscal Year shall contain statements of profit and loss for Borrower, Maryland Owner, Principal, Mezzanine Borrower and the Properties and a balance sheet for each of Borrower, Maryland Owner, Principal and Mezzanine Borrower.  Such

statements shall set forth the financial condition and the results of operations for each Individual Property for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses.  Borrower’s, Maryland Owner’s, Principal’s and Mezzanine Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) a certificate executed by the chief financial officer of Borrower, Maryland Owner, Principal or Mezzanine Borrower, as applicable, stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower, Maryland Owner, Principal, Mezzanine Borrower and the Properties being reported upon and has been prepared in accordance with GAAP, (iii) an unqualified opinion of an accounting firm or other independent certified public accountant reasonably acceptable to Lender, (iv) a certified rent roll containing current rent, lease expiration dates and the square footage occupied by each tenant, (v) a schedule certified by the chief financial officer of Borrower, Maryland Owner, Principal or Mezzanine Borrower, as applicable, reconciling Net Operating Income to Net Cash Flow (the “Net Cash Flow Schedule”), which shall itemize all adjustments made to Net Operating Income to arrive at Net Cash Flow deemed material by such chief financial officer of Borrower, Maryland Owner, Principal or Mezzanine Borrower, as applicable.  Together with Borrower’s, Maryland Owner’s, Principal’s and Mezzanine Borrower’s annual financial statements, each of Borrower and Maryland Owner shall furnish to Lender an Officer’s Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower and/or Maryland Owner, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

(c)

Each of Borrower and Maryland Owner will furnish, or cause to be furnished, to Lender on or before forty five (45) days after the end of each calendar quarter the following items, accompanied by a certificate of the chief financial officer of Borrower, Maryland Owner, Principal or Mezzanine Borrower, as applicable, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower, Maryland Owner, Principal, Mezzanine Borrower and the Properties (subject to normal year-end adjustments) as applicable:  (i) a rent roll for the subject months; (ii) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund, and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar month, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (iii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding three (3) month, six (6) month and twelve (12) month period, respectively, as of the last day of such month; and (iv) a Net Cash Flow Schedule.  In addition, such certificate shall also be accompanied by a certificate of the chief financial officer of Borrower, Maryland Owner, Principal or Mezzanine Borrower, as applicable, stating that the representations and warranties of Borrower and Maryland Owner set forth in Section 4.1.30(a) are true and correct as of the date of such certificate.

(d)

For the partial year period commencing on the Closing Date, and for each Fiscal Year thereafter, each of Borrower and Maryland Owner shall submit to Lender an Annual Budget not later than thirty (30) days after the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender.  The Annual Budget for the current Fiscal Year and for each Fiscal Year thereafter shall be subject to Lender’s written approval (each such Annual Budget, an “Approved Annual Budget”).  In the event that Lender objects to a proposed Annual Budget submitted by Borrower and Maryland Owner, Lender shall advise Borrower and Maryland Owner of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower and Maryland Owner a reasonably detailed description of such objections) and each of Borrower and Maryland Owner shall promptly revise such Annual Budget and resubmit the same to Lender.  Lender shall advise Borrower and Maryland Owner of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower and Maryland Owner a reasonably detailed description of such objections) and each of Borrower and Maryland Owner shall promptly revise the same in accordance with the process described in this Section 5.1.11(d) until Lender approves the Annual Budget.  Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided, that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

(e)

Each of Borrower and Maryland Owner shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of the Properties (or any Individual Property) and the financial affairs of Borrower (or any Individual Borrower) and Maryland Owner as may be reasonably requested by Lender.

(f)

Each of Borrower and Maryland Owner shall furnish to Lender, within ten (10) Business Days after Lender’s request (or as soon thereafter as may be reasonably possible), financial and sales information from any Tenant designated by Lender (to the extent such financial and sales information is required to be provided under the applicable Lease and same is received by Borrower or Maryland Owner, as applicable, after request therefor).

(g)

Each of Borrower and Maryland Owner will cause Indemnitor to furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Indemnitor, financial statements audited by an independent certified public accountant, which shall include an annual balance sheet and profit and loss statement of Indemnitor, in the form reasonably required by Lender.

(h)

Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower’s and Maryland Owner’s data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files).  Each of Borrower and Maryland Owner agrees that Lender may disclose information regarding the Properties, Borrower and Maryland Owner that is provided to Lender pursuant to this Section 5.1.11(h) in connection with the Securitization to such parties requesting such information in connection with such Securitization.

5.1.12

Business and Operations.  Each of Borrower and Maryland Owner will continue to engage in the businesses presently conducted by each of Borrower and Maryland Owner as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties.  Each of Borrower and Maryland Owner will qualify to do business and will remain in good standing under the laws of each jurisdiction of its formation as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties.  Each of Borrower and Maryland Owner shall at all times during the term of the Loan, continue to own all of Equipment, Fixtures and Personal Property which are necessary to operate the Properties in the manner required hereunder and in the manner in which it is currently operated.

5.1.13

Title to the Properties.  Each of Borrower and Maryland Owner will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever.  Each of Borrower and Maryland Owner shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

5.1.14

Costs of Enforcement.  In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of any of Borrower or Maryland Owner or any constituent Persons of Borrower or Maryland Owner or an assignment by any of Borrower or Maryland Owner or any constituent Persons of Borrower or Maryland Owner for the benefit of its creditors, Borrower, Maryland Owner, and their respective successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys’ fees and costs, incurred by Lender or Borrower or Maryland Owner in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

5.1.15

Estoppel Statement.

(a)

After request by Lender, each of Borrower and Maryland Owner shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the applicable interest rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, and (vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

(b)

Each of Borrower and Maryland Owner shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower and Maryland Owner shall not be required to deliver such certificates with respect to all such tenants more frequently than two (2) times in any calendar year.

(c)

Within thirty (30) days of request by Borrower or Maryland Owner, Lender shall deliver to Borrower and Maryland Owner a statement setting forth the items described at (a)(i), (ii), (iii) and (iv) of this Section 5.1.15.

5.1.16

Loan Proceeds.  Borrower and Maryland Owner shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.4 hereof.

5.1.17

Performance by Borrower.  Each of Borrower and Maryland Owner shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, each of Borrower or Maryland Owner, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower or Maryland Owner without the prior written consent of Lender.

5.1.18

Confirmation of Representations.  Each of Borrower and Maryland Owner shall deliver, in connection with any Securitization, (a) one (1) or more Officer’s Certificates certifying as to the accuracy of all representations made by each of Borrower and Maryland Owner in the Loan Documents as of the date of the closing of such Securitization, and (b) if requested by Lender, certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Maryland Owner, Principal and Indemnitor as of the date of the Securitization.

5.1.19

No Joint Assessment.  Neither Borrower nor Maryland Owner shall suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

5.1.20

Leasing Matters.

(a)

Each of Borrower and Maryland Owner may enter into Leases or modify existing Leases demising a portion of any Individual Property less than or equal to the Relevant Leasing Threshold without Lender’s prior written approval provided such Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender’s rights under the Loan Documents, and further provided that such Leases shall provide that (x) they are subordinate to the Mortgage encumbering the applicable Individual Property, (y) the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale, and (z) the tenant shall deliver all Rents payable thereunder directly to the

Lockbox Account (or, such Lease is accompanied by a Tenant Direction Letter countersigned by the tenant and the applicable Individual Borrower or Maryland Owner, as applicable, directing such tenant to deliver all Rents payable thereunder directly to the Lockbox Account).

(b)

Borrower and Maryland Owner may not enter into a Lease or modify an existing Lease covering all or substantially all of any Individual Property without the prior written approval of Lender, which approval may be given or withheld in the sole discretion of Lender.

(c)

Borrower and Maryland Owner may not enter into Leases or modify existing Leases demising a portion of any Individual Property greater than the Relevant Leasing Threshold without the prior written approval of Lender, provided, however, Lender shall not withhold such approval if Borrower or Maryland Owner, as applicable, delivers to Lender, together with its request for approval, an abstract or summary of the proposed Lease terms and an Officer’s Certificate certifying that the Leasing Conditions have been satisfied.

(d)

To the extent Lender’s written approval is required pursuant to this Section 5.1.20 to any Lease or modification (excluding a Lease for all or substantially all of an Individual Property, the approval of which is required pursuant to Section 5.1.20(b) hereof), Borrower’s or Maryland Owner’s written request therefor shall be delivered together with such materials reasonably requested by Lender in order to evaluate such request (it being acknowledged and agreed that no request for consent shall be effective unless and until such materials have been delivered to Lender) and shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.1.20 OF THE LOAN AGREEMENT, THIS IS A REQUEST FOR LENDER’S CONSENT.  LENDER’S RESPONSE IS REQUESTED WITHIN TEN (10) BUSINESS DAYS.  LENDER’S FAILURE TO RESPOND WITHIN SUCH TIME PERIOD WILL ENABLE BORROWER TO DELIVER A SECOND NOTICE REQUESTING LENDER’S CONSENT”.  In the event Lender fails to approve or disapprove to such request within ten (10) Business Days’ of the effective date of such initial request, Borrower or Maryland Owner may deliver to Lender a second written request for approval, which second written request for approval shall conspicuously state, in large bold type, that “THIS IS A REQUEST FOR LENDER’S CONSENT.  LENDER’S CONSENT IS REQUESTED WITHIN FIVE (5) BUSINESS DAYS.  THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIVE (5) BUSINESS DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  In the event that Lender fails to approve or disapprove the second written request within such five (5) Business Day period, then Lender’s consent shall be deemed to have been granted.  Notwithstanding the foregoing to the contrary, Lender’s failure to approve or disapprove a written request from Borrower shall not constitute Lender’s deemed consent of such Lease unless such initial request for approval was delivered to Lender on or after January 15, 2010.

(e)

Each of Borrower and Maryland Owner shall furnish Lender with executed copies of all Leases.

(f)

Each of Borrower and Maryland Owner (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that, subject to the terms of this Section 5.1.20, no termination by Borrower or Maryland Owner or acceptance of surrender by a tenant of any Lease shall be permitted without the written consent of Lender which consent may be withheld in the sole discretion of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.  Notwithstanding the foregoing, Borrower and Maryland Owner may, without the prior written consent of Lender, terminate (or accept a surrender of) any Lease which demises less than the Relevant Leasing Threshold under any of the following circumstances:  (i) the tenant under said Lease is in default beyond any applicable grace and cure period, and Borrower or Maryland Owner, as applicable, has the right to terminate such Lease; (ii) such termination is permitted by the terms of the Lease in question and Borrower or Maryland Owner, as applicable, has secured an obligation from a third party to lease the space under the Lease to be terminated at a rental equal to or higher than the rental due under the Lease to be terminated; and (iii) if the tenant under the Lease to be terminated has executed a right under said Lease to terminate its Lease upon payment of a termination fee to Borrower or Maryland Owner, as applicable, and has in fact terminated its Lease and paid said fee, Borrower or Maryland Owner, as applicable, may accept said termination.

5.1.21

Alterations.  Subject to the rights of tenants to make alterations pursuant to the terms of their respective Leases, each of Borrower and Maryland Owner shall obtain Lender’s prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower’s and/or Maryland Owner’s financial condition, the value of the applicable Individual Property or the Net Operating Income.  Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower’s and/or Maryland Owner’s financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the Closing Date, or any Lease executed after the Closing Date (to a Lessee that is not an Affiliate of Borrower or Maryland Owner) for which Lender’s approval was not required or was given, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement, or (d) any alteration which costs less than both (i) the Threshold Amount (in the aggregate for all current alterations at the related Individual Property), and (ii) together with all other alterations currently being performed at the Properties, the Aggregate Threshold Amount, provided that, in all of the foregoing clauses (a) through (d), Borrower or Maryland Owner, as applicable, complies with the Alteration Conditions.  If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time equal or exceed the Threshold Amount, each of Borrower and Maryland Owner, as applicable, upon Lender’s request, shall promptly deliver to Lender as security for the payment of such total unpaid amounts and as additional security for Borrower’s and Maryland Owner’s obligations under the Loan Documents any of the following:  (A) cash, (B) U.S. Obligations, (C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or any class thereof in connection with any Securitization, or (D) a completion bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than A-1+ if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the initial, or, if higher, then current ratings assigned to any Securities or class thereof in connection with any Securitization.  Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and, if cash, may be applied from time to time, at the option of Borrower or Maryland Owner, as applicable, to pay for such alterations.  At the option of Lender, following the occurrence and during the continuance of an Event of Default, Lender may terminate any of the alterations work and use the deposit to restore the applicable Individual Property to the extent necessary to prevent any material adverse effect on the value of such Individual Property.

5.1.22

Operation of Property.

(a)

Each of Borrower and Maryland Owner shall cause the Properties to be operated, in all material respects, in accordance with the Management Agreement (or Replacement Management Agreement) as applicable.  In the event that any Management Agreement expires or is terminated (without limiting any obligation of each of Borrower and Maryland Owner to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), each of Borrower and Maryland Owner, as applicable, shall promptly enter into a Replacement Management Agreement with Manager or another Qualifying Manager, as applicable.

(b)

Each of Borrower and Maryland Owner shall:  (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.

5.1.23

Supplemental Mortgage Affidavits.  As of the date hereof, each of Borrower and Maryland Owner represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.  If at any time Lender determines (i) based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property or (ii) Lender and/or the Rating Agencies, in connection with a Securitization, require the amount secured by any Mortgage be increased, Borrower and Maryland Owner agree that Borrower and Maryland Owner, as applicable, will execute, acknowledge and deliver to Lender, immediately upon Lender’s request, supplemental affidavits and/or Mortgages increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on Schedule VI annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender, and Borrower and Maryland Owner, as applicable, shall, on demand, pay any additional taxes.

5.1.24

Embargoed Person.  Each of Borrower and Maryland Owner has performed and shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents (but excluding, for purposes of the covenants being made by each of Borrower and Maryland Owner in this Section 5.1.24, any Person or Persons holding publicly-traded shares in Indemnitor after the initial sale or offering thereof) and/or transfers or assignments of direct and/or indirect ownership interests in Inland Equity Investors, LLC, (a) none of the funds or other assets of any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person; (b) no Embargoed Person has any interest of any nature whatsoever in any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable, with the result that the investment in any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable, have been derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in any of Borrower, Maryland Owner, Principal, Joint Venture Entity and/or Indemnitor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause any Individual Property to be subject to forfeiture or seizure.

5.1.25

Ground Leases.

(a)

Each of Borrower and Maryland Owner shall, at its sole cost and expense, promptly and timely perform and observe all the terms, covenants and conditions required to be performed and observed by Borrower or Maryland Owner, as applicable, as lessee under each Ground Lease (including, but not limited to, the payment of all rent, additional rent, percentage rent and other charges required to be paid under each Ground Lease).

(b)

If Borrower or Maryland Owner shall be in default under any Ground Lease, then, subject to the terms of the applicable Ground Lease, Borrower or Maryland Owner, as applicable, shall grant Lender the right (but not the obligation), to cause the default or defaults under such Ground Lease to be remedied and otherwise exercise any and all rights of Borrower or Maryland Owner, as applicable, under the Ground Lease, as may be necessary to prevent or cure any default provided such actions are necessary to protect Lender’s interest under the

Ground Lease and the Loan Documents, and Lender shall have the right to enter all or any portion of the related Ground Lease Property at such times and in such manner as Lender deems necessary, to prevent or to cure any such default.

(c )

The actions or payments of Lender to cure any default by Borrower or Maryland Owner, as applicable, under any Ground Lease shall not remove or waive, as between Borrower (or Maryland Owner) and Lender, the default that occurred under this Agreement by virtue of the default by Borrower or Maryland Owner, as applicable, under any Ground Lease.  All sums expended by Lender to cure any such default shall be paid by Borrower and Maryland Owner to Lender, upon demand, with interest on such sum at the rate set forth in this Agreement from the date such sum is expended to and including the date the reimbursement payment is made to Lender.  All such indebtedness shall be deemed to be secured by the related Mortgage.

(d)

Each of Borrower and Maryland Owner shall notify Lender promptly in writing of the occurrence of any default by Ground Lessor under any Ground Lease or the occurrence of any event that, with the passage or time or service of notice, or both, would constitute a default by Ground Lessor and the receipt by any Individual Borrower of any notice (written or otherwise) from a Ground Lessor under any Ground Lease noting or claiming the occurrence of any default by Borrower or Maryland Owner, as applicable, under any Ground Lease or the occurrence of any event that, with the passage of time or service of notice, or both, would constitute a default by Borrower or Maryland Owner, as applicable, under any Ground Lease.  Borrower shall promptly deliver to Lender a copy of any such written notice of default.

(e)

Within ten (10) days after receipt of written demand by Lender, each of Borrower and Maryland Owner shall use reasonable efforts to obtain from Ground Lessor under each Ground Lease and furnish to Lender the estoppel certificate of Ground Lessor stating the date through which rent has been paid and whether or not there are any defaults thereunder and specifying the nature of such claimed defaults, if any.

(f)

Each of Borrower and Maryland Owner shall promptly execute, acknowledge and deliver to Lender such instruments as may reasonably be required to permit Lender to cure any default under any Ground Lease or permit Lender to take such other action required to enable Lender to cure or remedy the matter in default and preserve the security interest of Lender under the Loan Documents with respect to each Ground Lease Property.  Each Individual Borrower hereby irrevocably appoints Lender as its true and lawful attorney-in-fact to do, in its name or otherwise, any and all acts and to execute any and all documents that are necessary to preserve any rights of Borrower or Maryland Owner, as applicable, under or with respect to each Ground Lease, including, without limitation, the right to effectuate any extension or renewal of each Ground Lease, or to preserve any rights of Borrower and Maryland Owner whatsoever in respect of any part of each Ground Lease (and the above powers granted to Lender are coupled with an interest and shall be irrevocable).

(g)

Notwithstanding anything to the contrary contained in this Agreement with respect to each Ground Lease:

(i)

The lien of the related Mortgage attaches to all of Borrower’s or Maryland Owner’s rights and remedies at any time arising under or pursuant to Subsection 365(h)

of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq., including, without limitation, all of Borrower’s or Maryland Owner’s rights, as debtor, to remain in possession of the related Ground Lease Property.

(ii)

Neither Borrower nor Maryland Owner shall, without Lender’s prior written consent, elect to treat the Ground Lease as terminated under Subsection 365(h)(l) of the Bankruptcy Code.  Any such election made without Lender’s prior written consent shall be void.

(iii)

As security for the Debt, each of Borrower and Maryland Owner unconditionally assigns, transfers and sets over to Lender all of Borrower’s and Maryland Owner’s claims and rights to the payment of damages arising from any rejection by the lessor under the Ground Lease under the Bankruptcy Code.  Lender and Borrower (or Maryland Owner, as applicable) shall proceed jointly or in the name of Borrower (or Maryland Owner, as applicable) in respect of any claim, suit, action or proceeding relating to the rejection of the Ground Lease, including, without limitation, the right to file and prosecute any proofs of claim, complaints, motions, applications, notices and other documents in any case in respect of lessor under the Bankruptcy Code.  This assignment constitutes a present, irrevocable and unconditional assignment of the foregoing claims, rights and remedies, and shall continue in effect until all of the Debt shall have been satisfied and discharged in full.  Any amounts received by Lender or Borrower (or Maryland Owner, as applicable) as damages arising out of the rejection of the Ground Lease as aforesaid may be applied by Lender to all costs and expenses of Lender (including, without limitation, attorney’s fees and costs) incurred in connection with the exercise of any of its rights or remedies in accordance with the applicable provisions of this Agreement.

(iv)

If, pursuant to Subsection 365(h) of the Bankruptcy Code, Borrower or Maryland Owner seeks to offset, against the rent reserved in the Ground Lease, the amount of any damages caused by the nonperformance by the lessor of any of its obligations thereunder after the rejection by lessor of the Ground Lease under the Bankruptcy Code, then Borrower or Maryland Owner, as applicable, shall not effect any offset of the amounts so objected to by Lender.  If Lender has failed to object as aforesaid within ten (10) days after notice from Borrower or Maryland Owner, as applicable, in accordance with the first sentence of this Subsection, Borrower or Maryland Owner, as applicable, may proceed to offset the amounts set forth in Borrower’s notice.

(v)

If any action, proceeding, motion or notice shall be commenced or filed in respect of any lessor of all or any part of the Ground Lease Property in connection with any case under the Bankruptcy Code, Lender and Borrower (and Maryland Owner, if applicable) shall cooperatively conduct and control any such litigation with counsel agreed upon between Borrower (and Maryland Owner, if applicable) and Lender in connection with such litigation at Borrower’s (or Maryland Owner’s, as applicable) sole cost and expense.  Borrower and Maryland Owner shall, upon demand, pay to Lender all costs and expenses (including reasonable attorneys’ fees and costs) actually paid or actually incurred by Lender in connection with the cooperative prosecution or conduct of any such proceedings.  All such costs and expenses shall be secured by the lien of the related Mortgage and the other Loan Documents.

(vi)

Each of Borrower and Maryland Owner shall promptly, after obtaining knowledge of such filing notify Lender orally of any filing by or against the lessor under the Ground Lease of a petition under the Bankruptcy Code.  Each of Borrower and Maryland Owner shall thereafter promptly give written notice of such filing to Lender, setting forth any information available to Borrower or Maryland Owner as to the date of such filing, the court in which such petition was filed, and the relief sought in such filing.  Each of Borrower and Maryland Owner shall promptly deliver to Lender any and all notices, summonses, pleadings, applications and other documents received by Borrower and/or Maryland Owner in connection with any such petition and any proceedings relating to such petition.

5.1.26

REOA.  Each of Borrower and Maryland Owner hereby covenants and agrees with Lender with respect to the REOA as follows:

(a)

Borrower and Maryland Owner shall not, without Lender’s prior written consent, materially amend, modify or supplement, or consent to or suffer the material amendment, modification or supplementation of any REOA except that Lender shall not unreasonably withhold its consent to any amendment or modification which will not be deemed to have a material adverse effect on the use, value or operation of any Individual Property or Borrower’s ability to pay the Monthly Debt Service Payment Amount including the payment due on the Maturity Date;

(b)

Borrower and Maryland Owner shall pay all charges and other sums to be paid by Borrower and Maryland Owner pursuant to the terms of each REOA as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided.  After prior written notice to Lender, Borrower and Maryland Owner, at Borrower’s and Maryland Owner’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any charges required to be paid by Borrower or Maryland Owner pursuant to any REOA, provided that (i) no Event of Default has occurred and remains uncured; (ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of such REOA and any other instrument to which Borrower or Maryland Owner, as applicable, is subject or by which the applicable Individual Property is bound and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) the Individual Property and no part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost; (iv) the applicable REOA will not be in danger of being terminated; (v) Borrower or Maryland Owner, as applicable, shall promptly upon final determination thereof pay the amount of any such charges, together with all costs, interest and penalties which may be payable in connection therewith; (vi) such proceeding shall suspend the collection of such charges from Borrower or Maryland Owner and the Individual Property; and (vii) Borrower or Maryland Owner, as applicable, shall furnish such security as may be required in the proceeding to insure the payment of any such charges, together with all interest and penalties thereon;

(c )

 Each of Borrower and Maryland Owner shall comply, in all material respects, with all of the terms, covenants and conditions on the Borrower’s and Maryland Owner’s part to be complied with pursuant to terms of each REOA;

(d)

Each of Borrower and Maryland Owner shall take all actions as may be necessary from time to time to preserve and maintain each REOA in accordance with applicable laws, rules and regulations;

(e)

Each of Borrower and Maryland Owner shall not, without the prior written consent of Lender, as determined in its sole discretion, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, any REOA;

(f)

Each of Borrower and Maryland Owner shall enforce, in a commercially reasonably manner, the obligations to be performed by the parties to any REOA (other than Borrower or Maryland Owner, as applicable);

(g)

Each of Borrower and Maryland Owner shall promptly furnish to Lender any notice of default or other communication delivered in connection with any REOA by any party to such REOA or any third-party other than routine correspondence and invoices;

(h)

Each of Borrower and Maryland Owner shall not assign (other than to Lender) or encumber its rights under any REOA;

(i)

If Lender, its nominee, designee, successor, or assignee acquires title and/or rights of Borrower or Maryland Owner under any REOA by reason of foreclosure of the related Mortgage, deed-in-lieu of foreclosure or otherwise, such party shall (x) succeed to all of the rights of and benefits accruing to Borrower or Maryland Owner, as applicable, under such REOA, and (y) be entitled to exercise all of the rights and benefits accruing to Borrower or Maryland Owner, as applicable, under such REOA.  At such time as Lender shall request, each of Borrower and Maryland Owner agree to execute and deliver to Lender such documents as Lender and its counsel may require in order to insure that the provisions of this section will be validly and legally enforceable and effective against Borrower and Maryland Owner and all parties claiming by, through, under or against Borrower and Maryland Owner.

Section 5.2

Negative Covenants.

  From the Closing Date until payment and performance in full of all obligations of each of Borrower and Maryland Owner under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties and any other collateral in accordance with the terms of this Agreement and the other Loan Documents, each of Borrower and Maryland Owner covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

5.2.1

Operation of Property.  Neither Borrower nor Maryland Owner shall, without the prior written consent of Lender, terminate the Management Agreement or otherwise replace Manager or enter into any other management agreement with respect to any Individual Property unless (a) Manager is in default thereunder beyond any applicable grace or cure period, (b) Manager is replaced with a Qualifying Manager pursuant to a Replacement Management Agreement, and (c) in the event the replacement Manager is an Affiliate of Borrower, Maryland

Owner or Indemnitor, Borrower shall have delivered an acceptable Additional Insolvency Opinion covering such replacement Manager if such Person was not covered by the Insolvency Opinion.  Lender agrees that its consent will not be unreasonably withheld, delayed or conditioned provided that (x) the Person chosen by Borrower or Maryland Owner, as applicable, as the replacement Manager is a Qualifying Manager operating and managing the related Properties pursuant to a Replacement Management Agreement, and (y) Borrower shall deliver an acceptable Additional Insolvency Opinion covering such replacement Manager if such Person (1) is an Affiliate of Borrower, Maryland Owner or Indemnitor, and (2) was not covered by the Insolvency Opinion.

5.2.2

Liens.  Neither Borrower nor Maryland Owner shall, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

(i)

Permitted Encumbrances;

(ii)

Liens created by or related to Indebtedness permitted pursuant to the Loan Documents; and

(iii)

Liens for Taxes or Other Charges not yet due (or that Borrower or Maryland Owner is contesting in accordance with the terms of Section 5.1.2 hereof).

5.2.3

Dissolution.  Neither Borrower nor Maryland Owner shall (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower and/or Maryland Owner except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction or (e) cause Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of limited partnership or partnership agreement of Principal, in each case, without obtaining the prior written consent of Lender or Lender’s designee.

5.2.4

Change in Business.  Neither Borrower nor Maryland Owner shall enter into any line of business other than the ownership and operation of the applicable Individual Property, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.  Nothing contained in this Section 5.2.4 is intended to expand the rights of Borrower or Maryland Owner contained in Section 5.2.10(d) hereof.

5.2.5

Debt Cancellation.  Neither Borrower nor Maryland Owner shall cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower or Maryland Owner by any Person, except for adequate consideration and in the ordinary course of Borrower’s or Maryland Owner’s business.

5.2.6

Zoning.  Neither Borrower nor Maryland Owner shall initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

5.2.7

No Joint Assessment.  Neither Borrower nor Maryland Owner shall suffer, permit or initiate the joint assessment of any Individual Property with (a) any other real property constituting a tax lot separate from such Individual Property, or (b) any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

5.2.8

Ground Lease.

(a)

Neither Borrower nor Maryland Owner shall, without Lender’s prior written consent, fail to exercise any option or right to renew or extend the term of any Ground Lease in accordance with the terms of the related Ground Lease, and shall give immediate written notice to Lender and shall execute, acknowledge, deliver and record any document requested by Lender to evidence the lien of the related Mortgage on such extended or renewed lease term; provided, however, neither Borrower nor Maryland Owner shall be required to exercise any particular such option or right to renew or extend to the extent Borrower or Maryland Owner, as applicable, shall have received the prior written consent of Lender (which consent may be withheld by Lender in its sole and absolute discretion) allowing Borrower or Maryland Owner to forego exercising such option or right to renew or extend.  If Borrower or Maryland Owner shall fail to exercise any such option or right as aforesaid, Lender may exercise the option or right as Borrower’s or Maryland Owner’s agent and attorney-in-fact as provided above in Lender’s own name or in the name of and on behalf of a nominee of Lender, as Lender may determine in the exercise of its sole and absolute discretion.

(b)

Neither Borrower nor Maryland Owner shall waive, excuse, condone or in any way release or discharge any Ground Lessor under any Ground Lease of or from such Ground Lessor’s material obligations, covenant and/or conditions under the related Ground Lease without the prior written consent of Lender.

(c )

Neither Borrower nor Maryland Owner shall, without Lender’s prior written consent, surrender, terminate, forfeit, or suffer or permit the surrender, termination or forfeiture of, or change, modify or amend in a material or adverse manner, any Ground Lease.  Consent to one amendment, change, agreement or modification shall not be deemed to be a waiver of the right to require consent to other, future or successive amendments, changes, agreements or modifications.  Any acquisition of Ground Lessor’s interest in any Ground Lease by Borrower or Maryland Owner or any Affiliate of Borrower or Maryland Owner shall be accomplished by Borrower in such a manner so as to avoid a merger of the interests or estates of lessor and lessee in such Ground Lease, unless prior written consent to such merger is granted by Lender.

(d)

With respect to each of the two (2) Ground Leases comprising the University Individual Property, Borrower shall not provide the Ground Lessor thereunder with notice (written or otherwise) of its intent to opt-out of an Extension Term (as such term is defined in each of the aforementioned Ground Leases) under such Ground Leases.

5.2.9

ERISA.

(a)

Neither Borrower nor Maryland Owner shall engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b)

Each of Borrower and Maryland Owner further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) neither Borrower nor Maryland Owner is, and that neither Borrower nor Maryland Owner maintains, an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA; (B) neither Borrower nor Maryland Owner is subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

(i)

Equity interests in Borrower or Maryland Owner are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(ii)

Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower or Maryland Owner are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(iii)

Borrower or Maryland Owner qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e).

5.2.10

Transfers.

(a)

Unless such action is permitted by the provisions of this Section 5.2.10, each of Borrower and Maryland Owner agrees that it will not (i) sell, assign, convey, mortgage, grant, pledge, assign, grant options with respect to, transfer or otherwise dispose of its legal or beneficial interests in any Individual Property or any part thereof other than pursuant to space leases permitted under, and entered into in accordance with, Section 5.1.20 hereof, (ii) permit any owner, directly or indirectly, of an ownership interest in any Individual Property, to transfer or dispose of such interest, whether by transfer of stock or other interest in a Restricted Party, or otherwise, (iii) incur Indebtedness (other than the Indebtedness permitted pursuant to the terms of this Agreement), (iv) mortgage, hypothecate or otherwise encumber or grant a security interest in any Individual Property or any part thereof, (v) sell, assign, convey, transfer, mortgage, encumber, grant a security interest in, or otherwise transfer or dispose of any direct or indirect ownership interest in any Restricted Party, or permit any owner of an interest in a Restricted Party to do the same, or (vi) file a declaration of condominium with respect to any Individual Property (any of the foregoing transactions, a “Transfer”).  For avoidance of doubt, except as expressly set forth in Section 5.2.10(d) below, no assumption of all or any portion of the Loan shall be permitted without Lender’s prior written consent, such consent to be granted or withheld in Lender’s sole and absolute discretion.

(b)

For purposes hereof, a “Transfer” shall not include (i) any public issuance, sale or transfer of non-controlling interests in Inland Western Retail Real Estate Trust, Inc., (ii) transfer by devise or descent or by operation of law upon the death of a member or partner of Borrower or Maryland Owner, or (iii) the transfer of direct or indirect equity interests in Inland Equity Investors, LLC or in Inland Equity, LLC by the current holders thereof or their respective successors, transferees and assigns.

(c )

Notwithstanding the provisions of this Section 5.2.10 to the contrary, Lender’s consent shall not be required in connection with one or a series of Transfers, of up to forty-nine percent (49%) of the stock, the partnership interests or the membership interests (as the case may be) in a Restricted Party; provided, however, no such Transfer shall result in the change of Control in the Restricted Party, and as a condition to each such Transfer, Lender shall receive not less than thirty (30) days prior notice of such proposed Transfer.  If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies.  In addition, at all times, Indemnitor must continue to (i) Control each Restricted Party, and (ii) own, directly or indirectly, not less than fifty-one percent (51%) of the legal and beneficial interest in each Restricted Party.  Notwithstanding anything contained in this Section 5.2.10(c), no Transfer of any direct ownership interests in any Individual Borrower, Maryland Owner, Principal or any Mezzanine Borrower shall be permitted.

(d)

At any time after the first (1st) anniversary of the first (1st) Payment Date, Lender shall not withhold its consent to a one (1) time Transfer of all of the Properties and assumption of the entire Loan, provided that Lender receives sixty (60) days’ prior written notice of such Transfer and further provided that the following additional conditions are satisfied:

(i)

the proposed transferee of the Properties shall be a Special Purpose Entity (the “Transferee”) which at the time of such transfer will be in compliance with, and must be able to satisfy all of, the representations, warranties and covenants contained in Section 4.1.30, Section 4.1.36, Section 5.1.24 and Section 5.2.9 and which shall have assumed in writing (subject to the terms of Section 9.4 hereof) and agreed to comply with all the terms, covenants and conditions set forth in this Loan Agreement and the other Loan Documents, expressly including, without limitation the representations, warranties and covenants contained in Section 4.1.30, Section 4.1.35, Section 5.1.1 and Section 5.1.24 hereof;

(ii)

Borrower and Maryland Owner shall deliver confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such

Transfer for the Securities, or any class thereof, issued in connection with a Securitization which are then outstanding;

(iii)

Transferee and Transferee’s Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

(iv)

Transferee or Transferee’s Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Properties, which expertise shall be reasonably determined by Lender;

(v)

Transferee, Transferee’s Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee’s Principals (“Related Entities”) must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

(vi)

Transferee shall assume all of the obligations of Borrower and Maryland Owner under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;

(vii)

There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee’s Principals or Related Entities which is not reasonably acceptable to Lender;

(viii)

Each Individual Property shall be managed by a Qualifying Manager pursuant to a Replacement Management Agreement;

(ix)

Transferee, Transferee’s Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

(x)

no Event of Default shall have occurred and be continuing and no Default or Event of Default shall otherwise occur as a result of such Transfer;

(xi)

Borrower shall deliver, at its sole cost and expense, an endorsement to each existing Title Insurance Policy insuring the related Mortgage, as modified by the assumption agreement, as a valid first lien on the related Individual Property and naming Transferee as owner of the fee estate (or leasehold estate, as applicable) of such Individual Property, which endorsement shall insure that, as of the date of the recording of the assumption agreement, such Individual Property shall not be subject to any additional exceptions or liens other than those contained in such Title Insurance Policy issued on the date hereof and the Permitted Encumbrances relating thereto;

(xii)

Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender, which Additional Insolvency Opinion may be relied upon by

Lender, the Rating Agencies and their respective counsel, agents and representatives with respect to the proposed transaction, including, without limitation, Transferee;

(xiii)

Borrower or Transferee, at its sole costs and expense, shall deliver to Lender a fraudulent conveyance opinion reflecting such Transfer, which fraudulent conveyance opinion may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives with respect to the proposed transaction, including, without limitation, Transferee;

(xiv)

Transferee, at its sole cost and expense, shall deliver opinions regarding existence, authority and enforceability, which opinions may be relied upon by Lender, the Rating Agencies and their respective counsel, agents and representatives with respect to the proposed transaction;

(xv)

Transferee and Transferee’s Principals shall deliver (1) all organizational documentation reasonably requested by Lender, which shall be reasonably acceptable to Lender, and (2) all certificates, agreements and covenants reasonably required by Lender;

(xvi)

Prior to any release of Indemnitor, one (1) or more substitute indemnitors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Indemnitor under the Indemnification Agreement executed by Indemnitor or execute a replacement guaranty reasonably satisfactory to Lender;

(xvii)

if any Mezzanine Loan is still outstanding, the related Mezzanine Borrower shall have complied with all of the terms and conditions set forth in the related Mezzanine Loan Documents with respect to the Transfer and assumption of such Mezzanine Loan;

(xviii)

Borrower and Maryland Owner shall have paid an assumption fee equal to one percent (1.0%) of the then outstanding principal balance of the Loan; and

(xix)

Borrower and Maryland Owner shall pay (or cause to be paid) any and all reasonable out-of-pocket costs actually incurred by Lender in connection with such Transfer (including, without limitation, Lender’s reasonable counsel fees and disbursements) and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (b) above.

Lender shall approve or disapprove any proposed Transfer governed by this Section 5.2.10(d) within thirty (30) days of Lender’s receipt of a written notice from Borrower requesting Lender’s approval, provided such notice includes all information necessary to make such decision, and further provided that such written notice from Borrower shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.2.10(D) OF THE LOAN AGREEMENT, A RESPONSE IS REQUIRED WITHIN THIRTY (30) DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  If Lender fails to disapprove any proposed Transfer within such period, Borrower shall provide a second written notice requesting approval, which written notice shall conspicuously state, in large bold type, that “PURSUANT TO SECTION 5.2.10(D) OF THE LOAN AGREEMENT, THE MATTER DESCRIBED

HEREIN SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIFTEEN (15) BUSINESS DAYS’ OF LENDER’S RECEIPT OF THIS WRITTEN NOTICE”.  Thereafter, if Lender does not disapprove the proposed Transfer within said fifteen (15) Business Day period, Lender's consent to the proposed Transfer shall be deemed to have been given; provided, however, and notwithstanding the foregoing, no such consent to the proposed Transfer shall be deemed given unless and until Borrower and Maryland Owner shall have delivered confirmation in writing from the Rating Agencies that such proposed Transfer will not cause a downgrading, withdrawal, reduction or qualification of the ratings in effect immediately prior to such Transfer for the Securities, or any class thereof, issued in connection with a Securitization which are then outstanding.

(e)

Each of Borrower and Maryland Owner, without the consent of Lender, may grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, parking, water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance shall materially impair the utility and operation of the applicable Individual Property or materially adversely affect the value of such Individual Property or the Net Operating Income of such Individual Property.  In connection with any transfer, conveyance or encumbrance permitted in the immediately preceding sentence, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the Lien of the related Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of:  (A) a copy of the instrument of transfer; and (B) an Officer’s Certificate stating with respect to any transfer described above, that such transfer does not materially impair the utility and operation of the applicable Individual Property or materially reduce the value of such Individual Property or the Net Operating Income of such Individual Property.  If Borrower or Maryland Owner shall receive any consideration in connection with any of said described transfers or conveyances, Borrower or Maryland Owner, as applicable, shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby, provided that to the extent any such proceeds are not used in connection with alterations (or any such proceeds exceeds the amount required to perform the related alterations), Borrower or Maryland Owner, as applicable, shall immediately deposit such amount or the remainder thereof, as the case may be, into the Cash Management Account.

(f)

Notwithstanding anything contained in this Section 5.2.10 to the contrary, restrictions on Transfers set forth herein or in the Mortgages shall not apply to the direct or indirect pledge by (i) Senior Mezzanine Borrower of the ownership interests in Borrower, Maryland Owner and Principal as security for the Senior Mezzanine Loan pursuant to the Senior Mezzanine Loan Agreement, and (ii) Junior Mezzanine Borrower of the ownership interests in Senior Mezzanine Borrower as security for the Junior Mezzanine Loan pursuant to the Junior Mezzanine Loan Agreement.

(g)

Notwithstanding anything that may be contained in this Section 5.2.10 to the contrary, during the three (3) month period immediately following the Closing Date, Borrower and Maryland Owner covenant and agree that in no event shall (i) any Transfers be permitted, including, without limitation, in instances where the consent of Lender is not otherwise required in connection therewith, and/or (ii) any members or holders of direct and/or indirect ownership interests in Inland Equity Investors, LLC assign or transfer any such direct and/or indirect ownership interests in Inland Equity Investors, LLC.

ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION

Section 6.1

Insurance.

(a)

Each of Borrower and Maryland Owner shall obtain and maintain insurance for Borrower, Maryland Owner and each Individual Property providing at least the following coverages:

(i)

comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of One Hundred Thousand and No/100 Dollars ($100,000) for all such insurance coverage, provided however with respect to windstorm coverage, and including loss caused directly by the peril of Flood occurring in conjunction with a Named Windstorm, providing for no deductible in excess of Two Hundred Fifty Thousand and No/100 Dollars ($250,000) or five percent (5%) of total insurable value, whichever is higher; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the applicable Individual Property shall at any time constitute legal non-conforming structures or uses.  In addition, Borrower and Maryland Owner shall obtain:  (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or (2) the insurable value replacement costs (including, if applicable, the replacement costs of any contents stored or located in the Improvements); and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event an Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

(ii)

commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Properties, such insurance (A) to be on the so-called “occurrence” form with a combined limit of not less than Two Million and No/100 Dollars ($2,000,000.00) in the aggregate and One Million and No/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards:  (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

(iii)

rental business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsection (i) above; (C) covering rental losses or business interruption, as may be applicable, for a period of at least twenty-four (24) months after the date of the casualty and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and (D) in an annual amount equal to one hundred percent (100%) of the rents or projected gross revenues from the operation of the applicable Individual Property (as reduced to reflect expenses not incurred during a period of Restoration).  The amount of such business income insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s and Maryland Owner’s reasonable estimate of the gross income from the applicable Individual Property for the succeeding twelve (12) month period.  All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied in Lender’s sole discretion to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower or Maryland Owner of their obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in the Note and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

(iv)

at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner’s contingent or protective liability insurance otherwise known as “Owner Contractor’s Protective Liability,” covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy such Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

(v)

intentionally omitted;

(vi)

comprehensive boiler and machinery insurance, if steam boilers or other pressure fixed vessels are in operation, in amounts as shall be reasonably required by

Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vii)

automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00), if applicable;

(viii)

worker’s compensation and employer’s liability subject to the worker’s compensation laws of the applicable State, if applicable;

(ix)

umbrella and excess liability insurance in an amount not less than Fifty Million and No/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (ii) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, if applicable, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vii) above;

(x)

the insurance required under this Section 6.1(a) above shall cover perils of terrorism and acts of terrorism (including, without limitation, domestic, foreign, certified and uncertified as set forth in TRIA) and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a) above at all times during the term of the Loan; and

(xi)

upon sixty (60) days’ written notice, such other reasonable insurance including, but not limited to, sinkhole or land subsidence insurance, and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which such Individual Property is located.

(b)

All insurance provided for in Section 6.1(a) shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a rating of “A:X” or better in the current Best’s Insurance Reports and a claims paying ability rating of “A-” or better by S&P, or by a syndicate of insurers through which, if the syndicate consists of five (5) or more members, at least sixty percent (60%) of the applicable coverage limits is with carriers having such claims paying ability ratings, and if the syndicate consists of four (4) or fewer members, at least seventy-five percent (75%) of the applicable coverage limits is with carriers having such claims paying ability ratings (provided that in either case all carriers in the syndicate shall have claims paying ability ratings of not less than “BBB” by S&P).  Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”) shall be delivered by Borrower and Maryland Owner to Lender.

(c)

Any blanket insurance Policy shall specifically allocate to each Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only such Individual Property in compliance with the provisions of Section 6.1(a).

(d)

All Policies of insurance provided for or contemplated by Section 6.1(a)(ii), (vii), (viii) and (ix) shall name Borrower or Maryland Owner, as applicable, as the insured and Lender as the additional insured, as its interests may appear, and all other Policies of insurance described in Section 6.1(a) shall name Borrower or Maryland Owner, as applicable, as the insured and Lender as a mortgagee and loss payee and shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender, except with respect to Policies maintained by the applicable Tenant where Lender is not named as an additional insured or loss payee or that do not contain a so-called New York standard non-contributing mortgagee clause in favor of Lender, as applicable, in which case Borrower and Maryland Owner shall cause the proceeds thereunder to be paid to Lender in accordance with, and for the purposes set forth in, this Article VI.

(e)

All Policies of insurance provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that:

(i)

no act or negligence of Borrower or Maryland Owner, or anyone acting for Borrower or Maryland Owner, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

(ii)

the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ written notice to Lender and any other party named therein as an additional insured;

(iii)

the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration; and

(iv)

Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)

If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, after five (5) Business Days written notice to Borrower and Maryland Owner, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its sole discretion deems appropriate.  All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower and Maryland Owner to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate.  If Borrower or Maryland Owner fails in so insuring the Property or in so assigning and delivering the Policies, Lender may, at its option, obtain such insurance using such carriers and agencies as Lender shall elect from year to year and pay the premiums therefor, and Borrower and Maryland Owner will reimburse Lender for any premium so paid, with interest thereon as stated in the Note from the time of payment, on demand, and the amount so owing to Lender shall be secured by the Mortgages.  The insurance obtained by Lender may, but need not, protect Borrower’s and Maryland Owner’s interest and the coverage that Lender purchases may not pay any claim that Borrower or Maryland Owner makes or any claim that is made against Borrower or Maryland Owner in connection with any Individual Property.

Section 6.2

Casualty.

  If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower and Maryland Owner (a) shall give to Lender prompt written notice of such damage reasonably estimated by Borrower and Maryland Owner to cost more than One Hundred Thousand Dollars ($100,000.00) to repair, and (b) shall promptly commence and diligently prosecute the completion of the repair and restoration of such Individual Property as nearly as possible to the condition such Individual Property was in immediately prior to such fire or other casualty, with such alterations as may be reasonably approved by Lender (a “Restoration”) and otherwise in accordance with Section 6.4.  Borrower and Maryland Owner shall pay all costs of such Restoration whether or not such costs are covered by insurance.  Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower or Maryland Owner.  In addition, Lender may participate in any settlement discussions with any insurance companies (and shall have the right, but not the obligation, to approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than five percent (5%) of the Release Amount for the related Individual Property and Borrower and Maryland Owner shall deliver to Lender all instruments required by Lender to permit such participation.

Section 6.3

Condemnation.

  Borrower and Maryland Owner shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property and shall deliver to Lender copies of any and all papers served in connection with such proceedings.  Lender may participate in any such proceedings, and Borrower and Maryland Owner shall from time to time deliver to Lender all instruments requested by it to permit such participation.  Borrower and Maryland Owner shall, at their expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt.  Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note.  If any Individual Property or any portion thereof is taken by a condemning authority, Borrower or Maryland Owner, as applicable, shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property or any portion thereof pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof.  If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award,

Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

Section 6.4

Restoration.

  The following provisions shall apply in connection with a Restoration of any Individual Property:

(a)

If the Net Proceeds shall be less than Relevant Restoration Threshold and the costs of completing the Restoration shall be less than the Relevant Restoration Threshold, the Net Proceeds will be disbursed by Lender to Borrower or Maryland Owner, as applicable, upon receipt, provided that all of the conditions set forth in clauses (A), (E), (F), (G), (H), (I), (J) and (L) of Section 6.4(b)(i) below hereof are met and Borrower or Maryland Owner, as applicable, delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(b)

If the Net Proceeds are equal to or greater than the Relevant Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Relevant Restoration Threshold, then in either case, Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4.  The term “Net Proceeds” for purposes of this Section 6.4 shall mean:  (x) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1 (a)(i), (iv), (vi), (x) and (xi) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (y) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(i)

The Net Proceeds shall be made available to Borrower and Maryland Owner for Restoration provided that each of the following conditions are met:

(A)

no Event of Default shall have occurred and be continuing;

(B)

(1) in the event the Net Proceeds are Insurance Proceeds, and (x) less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such fire or other casualty, or (y) Borrower or Maryland Owner, as applicable, is required under a Lease exceeding the Relevant Leasing Threshold to use the Net Proceeds for the Restoration of the Property, or (2) in the event the Net Proceeds are Condemnation Proceeds, and (x) less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land, or (y) Borrower or Maryland Owner, as applicable, is required under a Lease exceeding the Relevant Leasing Threshold to use the Net Proceeds for the Restoration of such Individual Property;

(C)

Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in an Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower or Maryland Owner, as applicable, will make all necessary repairs and restorations thereto at their sole cost and expense.  The term “Rentable Space Percentage” shall mean (x) in the event the Net Proceeds are Insurance Proceeds, a percentage amount equal to fifty percent (50%) and (y) in the event the Net Proceeds are Condemnation Proceeds, a percentage amount equal to fifty percent (50%);

(D)

Borrower or Maryland Owner, as applicable, shall commence the Restoration as soon as reasonably practicable (but in no event later than ninety (90) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

(E)

Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(iii) hereof, if applicable, or (3) by other funds of Borrower or Maryland Owner, as applicable;

(F)

Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases or any Ground Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to Condemnation, as applicable or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(iii) hereof;

(G)

the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

(H)

the Restoration shall be done and completed by Borrower or Maryland Owner, as applicable, in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

(I)

such Casualty or Condemnation, as applicable, does not result in the loss of access to the related Individual Property or the related Improvements;

(J)

the Debt Service Coverage Ratio for the affected Individual Property after giving effect to the Restoration, based on the trailing six (6) month period immediately preceding the date of determination, shall be equal to or greater than 1.16:1.00;

(K)

Borrower or Maryland Owner, as applicable, shall deliver or cause to be delivered to Lender a signed detailed budget approved in writing by Lender and by Borrower’s or Maryland Owner’s architect or engineer stating the entire cost of completing the Restoration, which budget should be consistent with restoration budgets of similar retail properties then owned and operated by nationally recognized owners and operators of retail properties located in the areas in which the applicable Individual Property is located; and

(L)

the Net Proceeds together with any cash or cash equivalent deposited by Borrower or Maryland Owner, as applicable, with Lender are sufficient in Lender’s judgment to cover the cost of the Restoration.

(ii)

The Net Proceeds shall be held by Lender in an interest bearing account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt under the Loan Documents.  The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower or Maryland Owner, as applicable, from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed to be paid for out of the requested disbursement in connection with the Restoration have been paid, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the applicable Title Insurance Policy.

(iii)

All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”), such review and acceptance not to be unreasonably withheld or delayed.  Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such review and acceptance not to be unreasonably withheld or delayed.  All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(iv)

In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower or Maryland Owner, as applicable, from contractors, subcontractors and materialmen engaged in the Restoration.  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the related Title Insurance Policy, and Lender receives an endorsement to the related Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(v)

Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(vi)

If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower or Maryland Owner, as applicable, shall deposit the deficiency (the “Net Proceeds Deficiency”) with Lender before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this Section 6.4(b) shall constitute additional security for the Debt under the Loan Documents.

(vii)

The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be deposited in the Cash Management Account to be disbursed in accordance with the Cash Management Agreement, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

Notwithstanding the foregoing, with respect to each Sole Tenant Individual Property, provided the related Sole Tenant Lease continues to be in full force and effect, the related Sole Tenant remains the Tenant under such Sole Tenant Lease, and no default shall then exist under such Sole Tenant Lease, such Sole Tenant Lease shall govern and control in the event of a conflict between the following provisions of this Section 6.4 and the Sole Tenant Lease regarding the Restoration of the related Individual Property.

(c)

All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be deposited in the Cash Management Account (and applied in accordance with the Cash Management Agreement) as excess Net Proceeds pursuant to Section 6.4(b)(vii), may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper (provided no Event of Default exists, Borrower and Maryland Owner shall not be required to pay any yield maintenance in connection with such payment), or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower or Maryland Owner for such purposes as Lender shall designate, in its discretion.

(d)

In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket insurance Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(e)

Lender shall with reasonable promptness following any Casualty or Condemnation notify Borrower and Maryland Owner whether or not Net Proceeds are required to be made available to Borrower for Restoration pursuant to this Section 6.4.  All Net Proceeds not required to be made available for Restoration shall be retained and applied by Lender in accordance with Section 2.3.2(a) hereof (a “Net Proceeds Prepayment”).  If such Net Proceeds Prepayment with respect to any Casualty or Condemnation shall be equal to or greater than sixty percent (60%) of the Release Amount, Borrower shall have the right to elect to either (x) prepay the Release Amount of the applicable Individual Property (a “Casualty/Condemnation Prepayment”) in accordance with Section 2.3.2(b) hereof or (y) after the Permitted Defeasance Date has occurred and if the Permitted Mezzanine Prepayment Release Date has occurred, defease a portion of the Loan in an amount equal to the applicable Release Amount in accordance with Section 2.4 hereof (a “Casualty/Condemnation Defeasance”), in either case upon satisfaction of the following conditions:  (i) within thirty (30) days following the proposed date of the intended Net Proceeds Prepayment, Borrower and Maryland Owner shall provide Lender with written notice of Borrower’s intention to either (x) pay the applicable Release Amount less the amount of the Net Proceeds Prepayment or (y) defease a portion of the Loan in an amount equal to the sum of the Net Proceeds Prepayment and the difference between the applicable Release Amount and the amount of the Net Proceeds Prepayment, (ii) Borrower shall either (x) prepay the applicable Release Amount in accordance with Section 2.3.2(b) hereof or

(y) after the Permitted Defeasance Date has occurred and if the Permitted Mezzanine Prepayment Release Date has occurred, defease a portion of the Loan in an amount equal to the applicable Release Amount in accordance with Section 2.4 hereof, in either case on or before the second Payment Date occurring following the proposed date of the intended Net Proceeds Prepayment, and (iii) no Event of Default shall exist on the date of such Casualty/Condemnation Prepayment or Casualty/Condemnation Defeasance, as applicable.  Notwithstanding anything in Section 6.2 or Section 6.3 to the contrary, neither Borrower nor Maryland Owner shall have any obligation to commence Restoration of an Individual Property upon delivery of the written notice set forth in clause (i) of the preceding sentence (unless Borrower or Maryland Owner subsequently shall fail to satisfy the requirement of clause (ii) of the preceding sentence).

ARTICLE VII

RESERVE FUNDS

Section 7.1

Required Repair Funds.

7.1.1

Deposits.  Each of Borrower and Maryland Owner shall perform the repairs at the Properties as more particularly set forth on Schedule IV hereto (such repairs hereinafter referred to as “Required Repairs”) within the applicable time frames specified on Schedule IV.  On the Closing Date, Borrower and Maryland Owner shall deposit with Lender the amount for such Individual Property set forth on such Schedule IV hereto, if any, to perform the Required Repairs for such Individual Property.  Amounts so deposited, if any, shall hereinafter be referred to as Borrower’s “Required Repair Fund” and the account, if any, in which such amounts are held shall hereinafter be referred to as Borrower’s “Required Repair Account”.  It shall be an Event of Default under this Agreement if Borrower and Maryland Owner does not either (i) deposit with Lender the Required Repair Fund as set forth above, or (ii) complete the Required Repairs at any Individual Property within the required deadline for each such repair as set forth on Schedule IV.  Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

7.1.2

Release of Required Repair Funds.  Lender shall disburse to Borrower and Maryland Owner the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower and Maryland Owner of each of the following conditions:  (i) Borrower and Maryland Owner shall submit a written request for payment to Lender at least fifteen (15) days prior to the date on which Borrower or Maryland Owner requests such payment be made and specifies the Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received an Officer’s Certificate (A) stating that all Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete the Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Required Repairs performed at such Individual Property to be funded by the requested disbursement under a contract in excess of $50,000, and (C) stating that each Person who has supplied materials or labor in connection with the Required Repairs to be funded by the requested disbursement has been paid in full or will be paid in full upon such disbursement, such Officer’s Certificate to be accompanied by lien waivers or other evidence of payment satisfactory to Lender, (iv) at Lender’s option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to Borrower or Maryland Owner.  Lender shall not be required to make disbursements from the Required Repair Account with respect to the Properties more than once each calendar month and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.1.2.  Any Required Repair Funds remaining after the Debt has been paid in full shall be paid (a) to Senior Mezzanine Lender to be held by Senior Mezzanine Lender pursuant to the Senior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.1, (b) if the Senior Mezzanine Loan is no longer outstanding, but the Junior Mezzanine Loan is outstanding, then to Junior Mezzanine Lender to be held by Junior Mezzanine Lender pursuant to the Junior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.1, or (c) if neither the Senior Mezzanine Loan nor the Junior Mezzanine Loan is then outstanding, then to Borrower.

Section 7.2

Tax and Insurance Reserve Fund.

  Borrower and Maryland Owner shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes and Other Charges that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes and Other Charges at least thirty (30) days prior to their respective due dates and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above are hereinafter called the “Tax and Insurance Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Tax and Insurance Reserve Account”).  The Tax and Insurance Reserve Fund, the Monthly Debt Service Payment Amount and all other payments due hereunder or under the other Loan Documents, shall be added together and shall be paid as an aggregate sum by Borrower and Maryland Owner to Lender.  Lender will apply the Tax and Insurance Reserve Fund to payments of Taxes and Insurance Premiums required to be made by Borrower and Maryland Owner pursuant to this Agreement and under the Mortgages.  In making any payment relating to the Tax and Insurance Reserve Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums) or from Borrower or Maryland Owner without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; provided, however, Lender shall use reasonable efforts to pay such real property taxes sufficiently early to obtain the benefit of any available discounts to which it has knowledge.  If the amount of the Tax and Insurance Reserve Fund shall exceed the amounts due for Taxes, Other Charges and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Fund.  The Tax and Insurance Reserve Fund shall be held by Lender in an interest-bearing account and shall at Lender’s option be held in Eligible Account at an Eligible Institution.  In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties.  If at any time Lender reasonably determines that the Tax and Insurance Reserve Fund is not or will not be sufficient to pay Taxes, Other Charges and Insurance Premiums by the dates set forth above, Lender shall notify Borrower and Maryland Owner of such determination and Borrower and Maryland Owner shall increase their monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes or Insurance Premiums.  Any Tax and Insurance Reserve Funds remaining after the Debt has been paid in full shall be paid (a) to Senior Mezzanine Lender to be held by Senior Mezzanine Lender pursuant to the Senior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.2, (b) if the Senior Mezzanine Loan is no longer outstanding, but the Junior Mezzanine Loan is outstanding, then to Junior Mezzanine Lender to be held by Junior Mezzanine Lender pursuant to the Junior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.2, or (c) if neither the Senior Mezzanine Loan nor the Junior Mezzanine Loan is then outstanding, then to Borrower.

Notwithstanding anything to the contrary hereinbefore contained, Lender shall waive the requirement set forth herein for Borrower and Maryland Owner to make deposits for the payment of Insurance Premiums into the Tax and Insurance Reserve Fund so long as (a) no Event of Default has occurred and is continuing, and (b) Borrower and Maryland Owner have provided Lender with satisfactory evidence (as determined by Lender) that each Individual Property is insured in accordance with Section 6.1 of this Agreement pursuant to a blanket insurance Policy covering substantially all real property owned directly or indirectly by Indemnitor, including, without limitation, the Properties.

Section 7.3

Replacements and Replacement Reserve.

7.3.1

Replacement Reserve Fund.  Borrower and Maryland Owner shall pay to Lender on the Closing Date the sum of Two Million Six Hundred Seventeen Thousand Three Hundred Two and 00/100 Dollars ($2,617,302.00) and on each Payment Date thereafter the sum of One Hundred Nine Thousand Fifty-Four and 27/100 Dollars ($109,054.27) (the “Replacement Reserve Monthly Deposit”), which amounts shall be deposited with and held by Lender for replacements and repairs required to be made to the Properties during the calendar year (collectively, the “Replacements”).  Amounts so deposited shall hereinafter be referred to as Borrower’s “Replacement Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as Borrower’s “Replacement Reserve Account”.  Notwithstanding the preceding sentence, the amount of Replacement Reserve Funds on deposit in the Replacement Reserve Account at any given time shall not exceed Two Million Six Hundred Seventeen Thousand Three Hundred Two and No/100 Dollars ($2,617,302.00) in the aggregate (the “Replacement Reserve Cap”) and, accordingly, to the extent a Replacement Reserve Monthly Deposit would result in the aggregate amount of Replacement Reserve Funds in the Replacement Reserve Account to exceed the Replacement Reserve Cap, such Replacement Reserve Monthly Deposit shall be decreased by an amount equal to such excess.  Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower and Maryland Owner if Lender determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties.

7.3.2

Disbursements from Replacement Reserve Account.

(a)

Lender shall make disbursements from the Replacement Reserve Account to pay Borrower and Maryland Owner only for the costs of the Replacements.  Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower or Maryland Owner for the costs of routine maintenance to an Individual Property, replacement of inventory or for costs which are to be reimbursed from the Required Repair Fund or the Rollover Reserve Fund.

(b)

Lender shall, upon written request from Borrower and Maryland Owner and satisfaction of the requirements set forth in this Section 7.3.2, disburse to Borrower and Maryland Owner amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower or Maryland Owner therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.3.2(e)) as determined by Lender.  In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

(c)

Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made.  With each request Borrower and Maryland Owner shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which Replacements are being provided and, unless Lender has agreed to issue joint checks as described below, each request shall include evidence of payment of all such amounts.  Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided.  Except as provided in Section 7.3.2(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested.  Borrower and Maryland Owner shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

(d)

Borrower and Maryland Owner shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower or Maryland Owner, Lender will issue joint checks, payable to Borrower or Maryland Owner and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement.  In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender’s disbursement from the Replacement Reserve Account.  In addition, as a condition to any disbursement, Lender may require Borrower and Maryland Owner to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials.  Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

(e)

If (i) the cost of a Replacement exceeds $100,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender’s judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

(f)

Neither Borrower nor Maryland Owner shall make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $5,000.00.

7.3.3

Performance of Replacements.

(a)

Borrower and Maryland Owner shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other first class, full service retail properties in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating.  Borrower and Maryland Owner shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

(b)

Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials under contracts for an amount in excess of $100,000 in connection with the Replacements.  Upon Lender’s request, Borrower and Maryland Owner shall assign any contract or subcontract to Lender.

(c)

In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and such failure continues to exist for more than thirty (30) days after notice from Lender to Borrower or Maryland Owner, as applicable, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, without providing any prior notice to Borrower or Maryland Owner, as applicable, and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

(d)

In order to facilitate Lender’s completion or making of such Replacements pursuant to Section 7.3.3(c) above, Borrower and Maryland Owner grant Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make such Replacements and/or employ watchmen to protect such Individual Property from damage, subject to the rights of Tenants.  All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages.  For this purpose each of Borrower and Maryland Owner constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake such Replacements in the name of Borrower or Maryland Owner, as applicable.  Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked but shall only be effective following an Event of Default.  Each of Borrower and Maryland Owner empowers said attorney-in-fact as follows:  (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing such Replacements; (ii) to make such additions, changes and corrections to such Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of such Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower and Maryland Owner which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower and Maryland Owner might do in its own behalf to fulfill the terms of this Agreement.

(e)

Nothing in this Section 7.3.3 shall:  (i) make Lender responsible for making or completing any Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with any Replacements; or (iv) obligate Lender to demand from Borrower or Maryland Owner additional sums to make or complete any Replacement.

(f)

Borrower and Maryland Owner shall permit Lender and Lender’s agents and representatives (including, without limitation, Lender’s engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this Section 7.3.3.  Borrower and Maryland Owner shall cause all contractors and subcontractors to cooperate with Lender or Lender’s representatives or such other persons described above in connection with inspections described in this Section 7.3.3(f) or the completion of Replacements pursuant to this Section 7.3.3.

(g)

Lender may require an inspection of the Individual Property at Borrower’s and Maryland Owner’s expense prior to making a monthly disbursement in excess of $10,000 from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought.  Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account.  Borrower and Maryland Owner shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

(h)

The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic’s, materialmen’s or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

(i)

Before each disbursement from the Replacement Reserve Account, Lender may require Borrower and Maryland Owner to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic’s or materialmen’s liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

(j)

All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

(k)

In addition to any insurance required under the Loan Documents or any Ground Lease, Borrower and Maryland Owner shall provide or cause to be provided workmen’s compensation insurance, builder’s risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement.  All such policies shall be in form and amount reasonably satisfactory to Lender.  All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed.  Certified copies of such policies shall be delivered to Lender.

7.3.4

Failure to Make Replacements.

(a)

It shall be an Event of Default under this Agreement if Borrower or Maryland Owner fails to comply with any provision of this Section 7.3 and such failure is not cured within thirty (30) days after notice from Lender; provided, however, if such failure is not capable of being cured within said thirty (30) day period, then provided that Borrower or Maryland Owner, as applicable, commences action to complete such cure and thereafter diligently proceeds to complete such cure, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower or Maryland Owner, as applicable, in the exercise of due diligence, to cure such failure, but such additional period of time shall not exceed sixty (60) days.  Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion.  Lender’s right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

(b)

Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

7.3.5

Balance in the Replacement Reserve Account.  The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower or Maryland Owner from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.  Any Replacement Reserve Funds remaining after the Debt has been paid in full shall be paid (a) to Senior Mezzanine Lender to be held by Senior Mezzanine Lender pursuant to the Senior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.3, (b) if the Senior Mezzanine Loan is no longer outstanding, but the Junior Mezzanine Loan is outstanding, then to Junior Mezzanine Lender to be held by Junior Mezzanine Lender pursuant to the Junior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.3, or (c) if neither the Senior Mezzanine Loan nor the Junior Mezzanine Loan is then outstanding, then to Borrower.

7.3.6

Indemnification.  Each of Borrower and Maryland Owner shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements unless the same are solely due to gross negligence or willful misconduct of Lender and/or Servicer.  Each of Borrower and Maryland Owner shall assign to Lender all rights and claims Borrower and Maryland Owner may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

Section 7.4

Rollover Reserve.

7.4.1

Deposits to Rollover Reserve Fund.  Borrower and Maryland Owner shall pay to Lender on the Closing Date the sum of Eight Million Six Hundred Sixty-Seven Thousand Fifty-Eight and No/100 Dollars ($8,667,058.00) and on each Payment Date thereafter the sum of Three Hundred Sixty-One Thousand One Hundred Twenty Seven and 42/100 Dollars ($361,127.42) (the “Monthly Rollover Reserve Fund Deposit”), which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof.  Amounts so deposited shall hereinafter be referred to as the “Rollover Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Rollover Reserve Account”.  Notwithstanding the aforementioned, the aggregate amount of the Rollover Reserve Fund shall not exceed Eight Million Six Hundred Sixty-Seven Thousand Fifty-Eight and No/100 Dollars ($8,667,058.00) in the aggregate on any Payment Date (after giving effect to the payment of the Monthly Rollover Reserve Fund Deposit) and accordingly, a Monthly Rollover Reserve Deposit shall be decreased to the extent necessary.

7.4.2

Withdrawal of Rollover Reserve Funds.  Provided no Event of Default has occurred and is continuing, Lender shall make disbursements from the Rollover Escrow Fund for tenant improvement and leasing commission obligations incurred by Borrower and Maryland Owner.  All such expenses shall be approved by Lender in its sole discretion.  Lender shall make disbursements as requested by Borrower and Maryland Owner on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower or Maryland Owner, as applicable, of Lender’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment.  Lender may require an inspection of the Properties at Borrower’s and Maryland Owner’s expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought.  Any Rollover Reserve Funds remaining after the Debt has been paid in full shall be paid (a) to Senior Mezzanine Lender to be held by Senior Mezzanine Lender pursuant to the Senior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.4, (b) if the Senior Mezzanine Loan is no longer outstanding, but the Junior Mezzanine Loan is outstanding, then to Junior Mezzanine Lender to be held by Junior Mezzanine Lender pursuant to the Junior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.4, or (c) if neither the Senior Mezzanine Loan nor the Junior Mezzanine Loan is then outstanding, then to Borrower.

Section 7.5

Ground Lease Reserve Fund.

7.5.1

Deposits to Ground Lease Fund.  On each Payment Date after the Closing Date, Borrower and Maryland Owner shall pay to Lender one-twelfth of the Ground Rent that Lender estimates will be payable by the applicable Individual Borrowers as lessees under the Ground Leases during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Ground Rent at least thirty (30) days prior to the respective due dates.  Notwithstanding the foregoing to the contrary, and provided that no Event of Default has occurred, with respect to the Ground Leases for the Miami Individual Property, the Fresno Individual Property and parcels #2 and #3 and the “Corner Parcel” of the Fullerton Individual

Property, on the Closing Date, Borrower shall pay to Lender an amount equal to one month’s installment of the Ground Rent due under such Ground Leases and thereafter, unless an Event of Default occurs, no additional deposits of Ground Rent for the Ground Leases for the Miami Individual Property, the Fresno Individual Property and parcels #2 and #3 and the “Corner Parcel” of the Fullerton Individual Property shall be required hereunder.  In addition, on the Closing Date, Borrower and Maryland Owner shall pay to Lender an amount equal to any Ground Rent payable and outstanding under any Ground Lease within thirty (30) days of the first Payment Date.  Amounts so deposited shall hereinafter be referred to as the “Ground Lease Reserve Fund” and the account in which such amounts are held shall hereinafter be referred to as the “Ground Lease Reserve Account”.

7.5.2

Release of Ground Lease Reserve Funds.  Lender shall have the right to apply amounts in the Ground Lease Reserve Fund to the payment of the Ground Rent.  In making any payment relating to the Ground Rent, Lender may do so according to any bill, statement or estimate procured from the Ground Lessor under each Ground Lease, without inquiry into the accuracy of such bill, statement or estimate.  If the amount of Ground Lease Reserve Funds shall exceed the amounts due for the Ground Rent under each Ground Lease for the immediately succeeding twelve (12) months as determined by Lender, Lender shall, in its sole discretion, return any excess to Borrower and Maryland Owner or credit such excess against future payments to be made to the Ground Lease Reserve Fund.  If at any time Lender reasonably determines that the Ground Lease Reserve Fund is not or will not be sufficient to pay the Ground Rent by the dates set forth above, Lender shall notify Borrower or Maryland Owner, as applicable, of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to the due date of the Ground Rent.  Any Ground Lease Reserve Funds remaining after the Debt has been paid in full shall be paid (a) to Senior Mezzanine Lender to be held by Senior Mezzanine Lender pursuant to the Senior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.5, (b) if the Senior Mezzanine Loan is no longer outstanding, but the Junior Mezzanine Loan is outstanding, then to Junior Mezzanine Lender to be held by Junior Mezzanine Lender pursuant to the Junior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.5, or (c) if neither the Senior Mezzanine Loan nor the Junior Mezzanine Loan is then outstanding, then to Borrower.

Section 7.6

Excess Cash Flow Reserve Fund.

7.6.1

Deposits to Excess Cash Flow Reserve Fund.  During a Cash Sweep Period, Borrower and Maryland Owner shall deposit with Lender all Excess Cash Flow in the Cash Management Account, which shall be held by Lender as additional security for the Loan and amounts so held shall be hereinafter referred to as the “Excess Cash Flow Reserve Fund” and the account to which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.

7.6.2

Release of Excess Cash Flow Reserve Funds.  Upon the occurrence of a Cash Sweep Event Cure, all Excess Cash Flow Reserve Funds shall be deposited into the Cash Management Account to be disbursed in accordance with the Cash Management Agreement.  Any Excess Cash Flow Reserve Funds remaining after the Debt has been paid in full shall be paid (a) to Senior Mezzanine Lender to be held by Senior Mezzanine Lender pursuant to the

Senior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.6, (b) if the Senior Mezzanine Loan is no longer outstanding, but the Junior Mezzanine Loan is outstanding, then to Junior Mezzanine Lender to be held by Junior Mezzanine Lender pursuant to the Junior Mezzanine Loan Agreement for purposes similar to those described in this Section 7.6, or (c) if neither the Senior Mezzanine Loan nor the Junior Mezzanine Loan is then outstanding, then to Borrower.

Section 7.7

Reserve Funds, Generally.

7.7.1

Each of Borrower and Maryland Owner grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt.  Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt.

7.7.2

Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion.

7.7.3

The Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender.

7.7.4

The Reserve Funds shall be held in an Eligible Account in Permitted Investments as directed by Lender or Lender’s Servicer.  All interest earned on a Reserve Fund shall accrue in such Reserve Fund for the benefit of Borrower and Maryland Owner, but shall remain in and constitute a part of such Reserve Fund, and shall be disbursed in accordance with the terms hereof.  Each of Borrower and Maryland Owner shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower and/or Maryland Owner.

7.7.5

Neither Borrower nor Maryland Owner shall, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

7.7.6

Neither Lender nor Lender’s Servicer shall be liable for any loss sustained on the investment of any funds constituting the Reserve Funds unless occasioned by the gross negligence or willful misconduct of Lender and/or Lender’s Servicer, as applicable.

7.7.7

Each of Borrower and Maryland Owner shall indemnify Lender and Lender’s Servicer and hold Lender and Lender’s Servicer harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Reserve Funds or the performance of the obligations for which the Reserve Funds were established unless occasioned by the gross negligence or willful misconduct of Lender and/or Lender’s Servicer, as applicable, provided, however, it being acknowledged and agreed that any default in the payment under a Permitted Investment shall not constitute the gross negligence or willful misconduct of Lender and/or Lender’s Servicer.

ARTICLE VIII

DEFAULTS

Section 8.1

Event of Default.

(a)

Each of the following events shall constitute an event of default hereunder (an “Event of Default”):

(i)

if any portion of the Debt is not paid when due, except, with respect to the payment of the Monthly Debt Service Payment Amount, to the extent there are sufficient funds in the Debt Service Subaccount (as such term is defined in the Cash Management Agreement) to pay such Monthly Debt Service Payment Amount when due;

(ii)

if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that Borrower or Maryland Owner is contesting the same in accordance with the terms of Section 5.1.2 hereof, or there are sufficient funds in the Tax and Insurance Reserve Fund to pay such Taxes or Other Charges and, Lender fails to or refuses to release the same from the Tax and Insurance Reserve Fund to the extent required under this Agreement;

(iii)

if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of request;

(iv)

if Borrower or Maryland Owner Transfers or otherwise encumbers any portion of any Individual Property without Lender’s prior written consent (to extent such consent is required) or otherwise violates the provisions of Section 5.2.10 of this Agreement;

(v)

if any representation or warranty made by Borrower or Maryland Owner herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

(vi)

if Borrower, Maryland Owner or Principal shall make an assignment for the benefit of creditors;

(vii)

if a receiver, liquidator or trustee shall be appointed for Borrower, Maryland Owner or Principal or if Borrower, Maryland Owner or Principal shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Maryland Owner or Principal, or if any proceeding for the dissolution or liquidation of Borrower, Maryland

Owner or Principal shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Maryland Owner or Principal, upon the same not being discharged, stayed or dismissed within ninety (90) days;

(viii)

if Borrower or Maryland Owner attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

(ix)

if Indemnitor or any guarantor or indemnitor under any guaranty or indemnity issued in connection with the Loan shall make an assignment for the benefit of creditors or if a receiver, liquidator or trustee shall be appointed for Indemnitor or any guarantor or indemnitor under any guarantee or indemnity issued in connection with the Loan or if Indemnitor or such other guarantor or indemnitor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Indemnitor or such other guarantor or indemnitor, or if any proceeding for the dissolution or liquidation of Indemnitor or such other guarantor or indemnitor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Indemnitor or such other guarantor or indemnitor, upon the same not being discharged, stayed or dismissed within ninety (90) days; provided, further, however, it shall be at Lender’s option to determine whether any of the foregoing shall be an Event of Default;

(x)

if Borrower or Maryland Owner breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in Section 4.1.30 hereof;

(xi)

with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower or Maryland Owner shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

(xii)

if any of the assumptions contained in any Insolvency Opinion or Additional Insolvency Opinion are or shall become untrue in any material respect;

(xiii)

if (A) a breach or default by any Individual Borrower or Maryland Owner under any condition or obligation contained in any Ground Lease is not cured within any applicable cure period provided therein, (B) there occurs any event or condition that gives the lessor under any Ground Lease a right to terminate or cancel such Ground Lease, or (C) any Ground Lease Property shall be surrendered or any Ground Lease shall be terminated or cancelled for any reason or under any circumstances whatsoever, or (D) any of the terms, covenants or conditions of any Ground Lease shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender;

(xiv)

If (A) a breach or a material default by any Individual Borrower or Maryland Owner under any condition or obligation contained in any REOA is not cured within any applicable cure period provided therein, (B) there occurs any event or condition that gives any party to any REOA (other than the applicable Individual Borrower) the right to terminate or cancel such REOA and such event or condition is not cured within any applicable cure period under such REOA, or (C) any REOA is terminated or cancelled without Lender’s prior consent, or (D) any of the terms, covenants or conditions of any REOA shall in any manner be modified, changed, supplemented, altered, or amended without the prior written consent of Lender.

(xv)

if Borrower or Maryland Owner shall continue to be in Default under any of the terms, covenants or conditions of Section 9.1 hereof, or fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of Section 9.1 hereof, for three (3) days after notice to Borrower and Maryland Owner from Lender;

(xvi)

if Borrower or Maryland Owner shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xv) above, for ten (10) days after notice to Borrower and Maryland Owner from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower and Maryland Owner shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower and Maryland Owner in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; or

(xvii)

if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to any Individual Borrower, Maryland Owner, Indemnitor or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

(b)

Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii), (viii) or (ix) above) and at any time thereafter, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower, Maryland Owner and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower, Maryland Owner and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii), (viii) or (ix) above, the Debt and all other obligations of Borrower and Maryland Owner hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and each of Borrower and Maryland Owner hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

Section 8.2

Remedies.

(a)

Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower and Maryland Owner under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower and Maryland Owner or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property.  Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents.  Without limiting the generality of the foregoing, each of Borrower and Maryland Owner agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

(b)

With respect to Borrower, Maryland Owner and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt.  In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:  (i) in the event Borrower or Maryland Owner defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect.  Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

(c)

Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder.  Borrower and Maryland Owner shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender.  Each of Borrower and Maryland Owner hereby absolutely and irrevocably appoints Lender following the occurrence of an Event of Default as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, each of Borrower and Maryland Owner ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower and Maryland Owner by Lender of Lender’s intent to exercise its rights under such power.  Borrower and Maryland Owner shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents, and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower and Maryland Owner only as of the Closing Date.

(d)

As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.

Section 8.3

Remedies Cumulative; Waivers.

  The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower and Maryland Owner pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise.  Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion.  No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient.  A waiver of one Default or Event of Default with respect to Borrower or Maryland Owner shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or Maryland Owner or to impair any remedy, right or power consequent thereon.

ARTICLE IX

SPECIAL PROVISIONS

Section 9.1

Securitization.

9.1.1

Sale of Notes and Securitization.  Each of Borrower and Maryland Owner acknowledges and agrees that Lender may sell all or any portion of its interest in the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (any such interests, portions of the Loan, participations or securities, the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a “Securitization”).  Each of Borrower and Maryland Owner agrees that each of Borrower, Maryland Owner, Principal, Indemnitor and their respective officers and representatives, shall, at Lender’s request, at no cost or expense to Lender, cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization.   Without limiting the foregoing, each of Borrower and Maryland Owner shall, at its sole cost and expense, upon request from Lender:

(a)

to the extent not already prepared and provided by or on behalf of Borrower, Maryland Owner, Mezzanine Borrower, Principal, Indemnitor or Manager under this Agreement or in connection with the origination of the Loan, prepare and provide (or cause to be prepared and provided) any and all financial and other information (or any update thereto) with respect to any Individual Property, any Individual Borrower, Maryland Owner, Mezzanine Borrower, Principal, Indemnitor, Manager, the Loan or the Mezzanine Loan (including, without limitation, any financial data or financial statements required under Section 5.1.11 hereof) and any other information, that may be requested by Lender (for legal disclosure or marketing purposes) to (i) include in any Disclosure Documents, (ii) provide to the Rating Agencies or potential purchasers of Securities, (iii) include in any other operative documents relating to a Securitization, or (iv) facilitate any Securitization (such information provided pursuant to this clause (a) and other provisions of this Agreement and the other Loan Documents or in connection with the origination of the Loan, the “Provided Information”);

(b)

in connection with the provision of any Provided Information, prepare and deliver appropriate verification, written confirmation of the origin and/or accuracy of any such Provided Information and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to Lender, prospective investors and/or the Rating Agencies;

(c)

assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower and Maryland Owner and approved by Lender, Principal, Mezzanine Borrower, Indemnitor and their respective affiliates to obtain, collect, and deliver information requested or required by Lender, prospective investors and/or the Rating Agencies;

(d)

cooperate fully and in good faith with the preparation, completion, execution and delivery of any other Disclosure Document containing such Provided Information as may be customary for private or public offerings (as applicable) of securities similar to the Securities or as may be required by the SEC in connection therewith and comply with Section 5.1.11 hereof in connection therewith;

(e)

deliver (i) an Additional Insolvency Opinion and opinions with respect to due execution and enforceability of the Loan Documents and other opinions with respect to the Properties, Borrower, Maryland Owner, Principal, Mezzanine Borrower, Indemnitor and their respective Affiliates and the Loan Documents, including, without limitation, a so called “10b-5” opinion with respect to the Disclosure Documents, which counsel opinions shall be satisfactory to Lender, prospective investors and/or the Rating Agencies;

(f)

if required by any prospective investor and/or any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties (or any Individual Property), which estoppel letters, subordination agreements or other agreements shall be satisfactory to Lender, prospective investors and/or the Rating Agencies;

(g)

make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, Maryland Owner, Principal, Mezzanine Borrower, Indemnitor and the Loan Documents as may be requested by Lender, prospective investors and/or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

(h)

execute such restatements, amendments, supplements, replacements or other modifications to (i) the Loan Documents (including, without limitation, to change the Payment Date and/or interest accrual period to accord with the payment dates and/or interest accrual periods) or (ii) the organizational documents of Borrower, Maryland Owner, Mezzanine Borrower and/or Principal as may be requested by Lender in order to facilitate any Securitization, or to satisfy Rating Agency Requirements;

(i)

intentionally omitted;

(j)

intentionally omitted;

(k)

cause Indemnitor to execute and deliver an indemnity agreement in form and substance satisfactory to Lender and the placement agents or underwriters in connection with a Securitization, pursuant to which indemnity agreement Indemnitor shall agree to indemnify the placement agents or underwriters for the Covered Disclosure Information;

(l)

intentionally omitted;

(m)

review any information regarding the Properties, Borrower, Maryland Owner, Joint Venture Entity, Principal, Mezzanine Borrower, Indemnitor, Manager and the Loan which is contained in any Disclosure Document;

(n)

cooperate fully and in good faith with the preparation, completion, execution and delivery of an auditor’s agreed-upon procedures letter issued by auditors engaged by Lender regarding such financial, operating and statistical data of Borrower, Maryland Owner, Principal, Mezzanine Borrower, Indemnitor, Manager and the Properties set forth in the Disclosure Document, as Lender determines is necessary for legal disclosure or marketing purposes or to satisfy Rating Agency Requirements;

(o)

permit to be performed, with respect to each Individual Property, such site inspections, appraisals, market studies, structural engineering reports and Phase II environmental reports (if existing Phase I environmental reports recommend Phase II environmental reports), and other due diligence investigations of each Individual Property and acquire and obtain additional title insurance coverage, in each case as Lender determines is necessary for legal disclosure or marketing purposes or to satisfy Rating Agency Requirements;

(p)

if requested by Lender, participate (including senior management of Indemnitor) in meetings with Rating Agencies and/or banks and potential investors;

(q)

in connection with any sale of an interest in the Loan to a foreign banking institution, provide such information regarding Borrower, Maryland Owner, Principal, Mezzanine Borrower and Indemnitor (and the entities or persons ultimately controlling and/or signing for Borrower, Maryland Owner, Principal, Mezzanine Borrower and Indemnitor) as may be required for regulatory purposes, including organizational documents, organizational charts, certified balance sheets, and copies of drivers’ licenses of signatories; and

(r)

supply to Lender such documentation, financial statements and reports in form and substance as required in order to comply with any applicable securities laws.

9.1.2

Loan Components.  Each of Borrower and Maryland Owner covenants and agrees that in connection with any Securitization of the Loan, upon Lender’s request Borrower and Maryland Owner shall deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan (each a “Resizing Event”).  Lender agrees that such new notes or modified note shall immediately after the Resizing Event have the same initial weighted average coupon as the original note prior to such Resizing Event, notwithstanding that such new notes or modified note may, in connection with the application of principal to such new notes or modified note, subsequently cause the weighted average coupon of such new notes or modified note to change and apply principal, interest rates and amortization of the Loan between such new components in a manner specified by Lender in its sole discretion such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each such class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan.  In connection with any Resizing Event, each of Borrower and Maryland Owner covenants and agrees to modify the Cash Management Agreement to reflect the newly created components.

9.1.3

Mezzanine Loans.  Notwithstanding the provisions of Section 9.1 to the contrary, each of Borrower and Maryland Owner covenants and agrees that after the Closing Date and prior to a Securitization, Lender shall have the right to create one or more additional mezzanine loans (each, a “New Mezzanine Loan”), to establish different interest rates and to reallocate the amortization, interest rate and principal balances (including, without limitation, the reallocation of the Release Amounts on a pro rata basis) of each of the Loan, the Mezzanine Loan and any New Mezzanine Loan(s) amongst each other and to require the payment of the Loan, the Mezzanine Loan and any New Mezzanine Loan(s) in such order of priority as may be designated by Lender such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan; provided, that, Lender agrees that the Loan, the Mezzanine Loan and any New Mezzanine Loan(s) shall immediately after such reallocation, modification and creation of any New Mezzanine Loan(s) have the same initial weighted average coupon of the Loan and the Mezzanine Loan prior to such reallocation, modification and creation of any New Mezzanine Loan(s), notwithstanding that the Loan, the Mezzanine Loan and any New Mezzanine Loan(s) may, in connection with the application of principal to and among the Loan, the Mezzanine Loan and any New Mezzanine Loan(s), subsequently cause the weighted average coupon of the Loan, the Mezzanine Loan and any New Mezzanine Loan(s) to change.  Borrower and Maryland Owner shall execute and deliver such documents as shall reasonably be required by Lender as promptly as possible under the circumstances in connection with this Section 9.1.3, all in form and substance reasonably satisfactory to Lender and the Rating Agencies, including, without limitation, in connection with the creation of any New Mezzanine Loan, a promissory note and loan documents necessary to evidence such New Mezzanine Loan, and Borrower and Maryland Owner shall execute such amendments to the Loan Documents and the Mezzanine Loan Documents as are necessary in connection with the creation of such New Mezzanine Loan.  In addition, Borrower and Maryland Owner shall cause the formation of one or more special purpose, bankruptcy remote entities as required by Lender in order to serve as the borrower under any New Mezzanine Loan (each, a “New Mezzanine Borrower”) and the applicable organizational documents of each of Borrower, Maryland Owner and Mezzanine Borrower shall be amended and modified as necessary or required in the formation of any New Mezzanine Borrower and each of Borrower and Maryland Owner shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 hereof.  Further, in connection with any New Mezzanine Loan, Borrower and Maryland Owner shall deliver to Lender opinions of legal counsel with respect to due execution, authority and enforceability of the New Mezzanine Loan and the Loan Documents and the Mezzanine Loan Documents, in each case, as amended, and an Additional Insolvency Opinion for the Loan and the Mezzanine Loan and a substantive non-consolidation opinion with respect to any New Mezzanine Loan, each as acceptable to Lender, prospective investors and/or the Rating Agencies.

9.1.4

Securitization Costs.  All third party costs and expenses incurred by Borrower, Maryland Owner, Principal, Mezzanine Borrower, Manager and Indemnitor in connection with Borrower’s, Maryland Owner’s, Principal’s, Mezzanine Borrower’s, Manager’s and Indemnitor’s complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Borrower and Maryland Owner.

9.1.5

Uncross of Properties.  Each of Borrower and Maryland Owner agrees that at any time Lender shall have the unilateral right to elect to uncross any of the Properties (the “Affected Property”).  In furtherance thereof, Lender shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the portion of the Loan allocable to such Individual Property (the “Allocated Loan Amount”) evidenced by a new note and secured by such other loan documents (collectively, the “New Note”) having a principal amount equal to the Allocated Loan Amount applicable to such Affected Property, (ii) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (iii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property and (iv) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (A) any monetary obligation of Borrower or Maryland Owner under the Loan Documents (provided, however, it being acknowledged and agreed that such New Note shall immediately after the dividing of the Note have the same initial weighted average coupon as the original Note prior to such dividing, notwithstanding that such New Note may, in connection with the application of principal to such New Note, subsequently cause the weighted average coupon of such New Note to change (but not increase, except that the weighted average coupon may subsequently increase due to prepayments or if an Event of Default shall occur)), or (B) any other obligation of Borrower or Maryland Owner under the Loan Documents in any material respect.  In connection with the transfer of any such Affected Property as provided for in this Section 9.1.5, the Loan shall be reduced by an amount equal to the amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and the New Note shall be in an amount equal to such Allocated Loan Amount.  Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this Section 9.1.5, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Allocated Loan Amount of the Affected Property.  At the request of Lender, each of Borrower and Maryland Owner shall otherwise cooperate with Lender in its attempt to satisfy all requirements necessary in order for Lender to obtain written confirmation from the Rating Agencies that such transfer of the Affected Property from the Securitization and splitting of the Loan shall not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, which requirements shall include, without limitation:  (A) delivery of evidence that the single purpose nature and bankruptcy remoteness of each Individual Borrower and Maryland Owner owning an Individual Property other than the Affected Property following such release have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion); and (B) the execution of such documents and instruments and delivery by Lender of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel that the release of the Affected Property will not be a “significant modification” of this Loan within the meaning of Section 1.860G-2(b) of the regulations of the United States Department of the Treasury and that all other requirements applicable, if any, to a REMIC Trust, have been satisfied or have not otherwise been violated.

9.1.6

Loan/Mezzanine Loan.  Notwithstanding the provisions of Section 9.1 to the contrary, each of Borrower and Maryland Owner covenants and agrees that after the Closing Date and prior to a Securitization, Lender shall have the right to establish different interest rates and to reallocate the amortization, interest rate and principal balances (including, without limitation, the reallocation of the Release Amounts on a pro rata basis) of each of the Loan and the Mezzanine Loan amongst each other and to require the payment of the Loan and the Mezzanine Loan in such order of priority as may be designated by Lender such that the pricing and marketability of the Securities and the size of each class of Securities and the rating assigned to each class by the Rating Agencies shall provide the most favorable rating levels and achieve the optimum bond execution for the Loan; provided, that, Lender agrees that the Loan and the Mezzanine Loan shall immediately after such reallocation and modification have the same initial weighted average coupon of the Loan and the Mezzanine Loan prior to such reallocation and modification, notwithstanding that the Loan and the Mezzanine Loan may, in connection with the application of principal to and among the Loan and the Mezzanine Loan, subsequently cause the weighted average coupon of the Loan and the Mezzanine Loan to change.  Borrower and Maryland Owner shall execute and deliver such amendments to the Loan Documents and the Mezzanine Loan Documents and other documents as shall reasonably be required by Lender in connection with such reallocation or modification as promptly as possible under the circumstances in connection with this Section 9.1.4, all in form and substance reasonably satisfactory to Lender and the Rating Agencies and each of Borrower and Maryland Owner shall continue to be a Special Purpose Entity pursuant to, and in accordance with, Section 4.1.30 hereof.  Further, in connection with any reallocation or modification, Borrower and Maryland

Owner shall deliver to Lender opinions of legal counsel with respect to due execution, authority and enforceability of the Loan Documents and the Mezzanine Loan Documents, in each case, as amended, and an Additional Insolvency Opinion for the Loan and the Mezzanine Loan, each as acceptable to Lender, prospective investors and/or the Rating Agencies.

Section 9.2

Securitization Indemnification.

(a)

Each of Borrower and Maryland Owner acknowledges and agrees that certain of the Provided Information may be included in Disclosure Documents in connection with a Securitization and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or provided or made available to investors or prospective investors, the Rating Agencies, and service providers relating to a Securitization.  In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, Borrower and Maryland Owner will cooperate with Lender in updating the Disclosure Documents by providing all current information necessary to keep the Disclosure Documents accurate and complete in all material respects.

(b)

Borrower, Maryland Owner, Mezzanine Borrower, Principal and Indemnitor (collectively, the “Indemnifying Persons”) agree to provide, in connection with the Securitization, an indemnification agreement (A) certifying that (i) the Indemnifying Persons have carefully examined the Disclosure Documents as such Disclosure Documents relate to Borrower, Maryland Owner, Principal, Indemnitor, the Properties, the Loan and the Mezzanine Loan, including without limitation, the sections entitled “Risk Factors,” “Special Considerations,” “Description of the Mortgages,” “Description of the Mortgage Loans and Mortgaged Properties,” “The Manager,” “The Borrower,” “The Maryland Owner” and “Certain Legal Aspects of the Mortgage Loan,” and (ii) the factual statements and representations contained in such sections and such other information in the Disclosure Documents (to the extent such information relates to, or is based on, or includes any Provided Information or any information regarding the Properties, Borrower, Indemnitor, Maryland Owner, Mezzanine Borrower, Manager, the Loan and/or the Mezzanine Loan (collectively with the Provided Information, the “Covered Disclosure Information”) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) jointly and severally indemnifying Lender, its designee (whether or not it is the Lender), any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who Controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any losses, claims, damages, liabilities, costs or expenses (including without limitation legal fees and expenses for enforcement of these obligations to which any such Indemnified Person may become subject (collectively, the “Liabilities”), whether or not relating to a third party claim, insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or arise out of or are based upon the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Liabilities.  This indemnity agreement will be in addition to any liability which Borrower or Maryland Owner may otherwise have.  Moreover, the indemnification and reimbursement obligations provided for in clauses (B) and (C) above shall be effective, valid and binding obligations of the Indemnifying Persons, whether or not an indemnification agreement described in clause (A) above is provided.

(c )

In connection with Exchange Act Filings, the Indemnifying Persons jointly and severally agree to indemnify (i) the Indemnified Persons for Liabilities to which any such Indemnified Person may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information, or the omission or alleged omission to state in the Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in the Covered Disclosure Information, in light of the circumstances under which they were made, not misleading and (ii) reimburse each Indemnified Person for any legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Liabilities.

(d)

In the event any Indemnified Person receives notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Indemnifying Person, notify such Indemnifying Person in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.2 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Indemnifying Person shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.2.  If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Indemnifying Person thereof, such Indemnifying Person shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person.  After notice from any Indemnifying Person to the Indemnified Person of its election to assume the defense of such claim or action, such Indemnifying Person shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both an Indemnifying Person, on the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Indemnifying Person, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons.  The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Indemnifying Person is required hereunder to indemnify such Indemnified Person.  No Indemnifying Person shall be liable for the expenses of more than one (1) such separate counsel (in addition to local counsel) unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.

(e)

Without the prior written consent of the Indemnified Persons (which consent shall not be unreasonably withheld or delayed), no Indemnifying Person shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless the Indemnifying Person shall have given the Indemnified Persons reasonable prior written notice thereof and such settlement, compromise or consent provides for the unconditional release of all Indemnified Persons and is without any admission of fault, culpability or failure to act by or on behalf of the Indemnified Persons in connection with all matters relating to the claim that have been asserted against the Indemnified Persons by the other parties to such settlement.  As long as an Indemnifying Person has complied with its obligations to defend and indemnify hereunder, such Indemnifying Person shall not be liable for any settlement made by any Indemnified Person without the consent of such Indemnifying Person (which consent shall not be unreasonably withheld or delayed).

(f)

The Indemnifying Persons agree that if any indemnification or reimbursement sought pursuant to this Section 9.2 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Liabilities that are the subject of this Section 9.2), then the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Liabilities for which such indemnification or reimbursement is held unavailable or is insufficient:  (x) in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Persons, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of the Indemnifying Persons, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations.  Notwithstanding the provisions of this Section 9.2, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Indemnifying Persons agree that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees actually received by the Indemnified Persons in connection with the closing of the Loan.

(g)

The Indemnifying Persons agree that the indemnification, contribution and reimbursement obligations set forth in this Section 9.2 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings.  The Indemnifying Persons further agree that the Indemnified Persons are intended third party beneficiaries under this Section 9.2.

(h)

The liabilities and obligations of the Indemnified Persons and the Indemnifying Persons under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

(i)

All third party costs and expenses incurred by Borrower, Maryland Owner, Principal, Mezzanine Borrower, Manager and Indemnitor in connection with Borrower’s, Maryland Owner’s, Principal’s, Mezzanine Borrower’s, Manager’s and Indemnitor’s complying with requests made under this Section 9.2 (except for the fees and expenses of the Rating Agencies) shall be paid by Borrower and Maryland Owner.

Section 9.3

Intentionally Omitted.

Section 9.4

Exculpation.

  Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower or Maryland Owner to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or Maryland Owner, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents pursuant to the Assignment of Leases, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower or Maryland Owner only to the extent of Borrower’s and Maryland Owner’s interest in the Properties, in the Rents pursuant to the Assignment of Leases, and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or Maryland Owner in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents.  The provisions of this Section 9.4 shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower or Maryland Owner as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignment of Leases following an Event of Default; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower or Maryland Owner in order to fully realize the security granted by each of the Mortgages to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower or Maryland Owner, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with the following:

(i)

fraud or intentional misrepresentation by any Individual Borrower, Maryland Owner, any Principal, any Mezzanine Borrower or Indemnitor in connection with the Loan;

(ii)

the gross negligence or willful misconduct of Maryland Owner, Principal, Indemnitor, any Mezzanine Borrower or any Individual Borrower;

(iii)

material physical waste of any Individual Property;

(iv)

the breach of any representation, warranty, covenant or indemnification provision in the Environmental Indemnity or in any Mortgage concerning environmental laws, hazardous substances or asbestos or any indemnification of Lender with respect thereto in either document;

(v)

the removal or disposal of any portion of any Individual Property after an Event of Default;

(vi)

the misapplication or conversion by Maryland Owner, Principal, Indemnitor, any Mezzanine Borrower or any Individual Borrower of (A) any Insurance Proceeds paid by reason of any loss, damage or destruction to any Individual Property which are not applied by Borrower or Maryland Owner in accordance with this Agreement, (B) any Awards or other amounts received in connection with the Condemnation of all or a portion of any Individual Property which are not applied by Borrower or Maryland Owner in accordance with this Agreement, (C) any Rents following an Event of Default, or (D) any Rents paid more than one (1) month in advance;

(vii)

the failure to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of any Individual Property (other than resulting from Lender’s failure to pay Taxes from the Tax and Insurance Reserve Fund provided that (A) no other Event of Default shall then exist, (B) each of Borrower and Maryland Owner has performed all of its respective obligations under Sections 5.1.2 and 7.2 hereof, and (C) sufficient funds are then on deposit therein and such funds are allocated for the payment of such Taxes), provided, that, if (i) such Lien is fully bonded to the satisfaction of Lender (which bond shall create no obligations on the part of Borrower or Maryland Owner), and (ii) such Lien is discharged of record, Borrower and Maryland Owner shall not have any liability to Lender for such Lien under this Section 9.4;

(viii)

(A) any termination of a Ground Lease by any Individual Borrower and/or Maryland Owner without Lender’s prior written consent and other than as expressly permitted hereunder, (B) any rejection by any Individual Borrower and/or Maryland Owner (as debtor in possession in connection with a Bankruptcy Action or otherwise) of a Ground Lease, (C) any termination of any Ground Lease by the landlord which termination is caused by any Individual Borrower and/or Maryland Owner interfering with the exercise of Lender’s cure rights under the Ground Lease (including, deliberately failing to act to cure a non-monetary default if so directed by Lender provided such action is within any Individual Borrower’s and/or Maryland Owner’s control), or (D) if any Ground Lease is amended, modified or terminated without Lender’s prior written consent other than as expressly permitted hereunder; and

(ix)

any security deposits, advance deposits or any other deposits collected with respect to any Individual Property which are not delivered to Lender upon a foreclosure of such Individual Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) the Debt shall be fully recourse to Borrower and Maryland Owner and (B) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents in the event of:  (1) the first full monthly payment under the Note not being paid within five (5) days of notice that such payment is late (provided, however, that such grace period relates only to the recourse trigger described in this paragraph), (2) the failure of Maryland Owner or any Individual Borrower to permit on-site inspections of any Individual Property subject to the rights of Tenants and any applicable cure period set forth in the Loan Documents, (3) the failure of Maryland Owner or any Individual Borrower to provide financial information as required under the Loan Documents subject to any applicable cure period (except for financial information required to be delivered by a tenant pursuant to the applicable Lease that has not been delivered to Maryland Owner or the applicable Individual Borrower, provided Maryland Owner or such Individual Borrower has requested such financial information from such tenant), (4) the failure of any of Borrower, Maryland Owner, any Mezzanine Borrower or Principal to maintain its respective status as a Single Purpose Entity or the breach of any representation or warranty set forth in Section 4.1.30 hereof, (5) any Individual Borrower, Maryland Owner or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (6) the filing of an involuntary petition against any Individual Borrower, Maryland Owner or Principal under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which any Individual Borrower, Maryland Owner or Principal colludes with, or otherwise assists such Person, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Individual Borrower, Maryland Owner or Principal from any Person; (7) any Individual Borrower, Maryland Owner or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (8) any Individual Borrower, Maryland Owner or Principal consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for any Individual Borrower, Maryland Owner or Principal or any Individual Property (or any portion thereof); (9) any Individual Borrower, Maryland Owner or Principal making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (10) the failure of Maryland Owner or any Individual Borrower to obtain Lender’s prior written consent (to extent such consent is required) to any subordinate financing or other voluntary Lien encumbering any Individual Property; or (11) the failure of Maryland Owner or any Individual Borrower to obtain Lender’s prior written consent to any Transfer of any Individual Property, or any portion thereof, or any interest therein as required by this Agreement.  Upon the acceptance by Lender of any cure by Borrower or Maryland Owner of a recourse trigger described in clauses

(1), (2), (3), (10) or (11) above (which Lender is not obligated to accept and may reject or accept in its sole and absolute discretion), the Debt shall no longer be fully recourse to Borrower and Maryland Owner solely as a result of such trigger, provided, however, each of Borrower and Maryland Owner shall remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.

Section 9.5

Termination of Manager.

  If (a) an Event of Default has occurred and remains uncured, (b) Manager shall become subject to a Bankruptcy Action, (c) Manager is in default under the terms of the Management Agreement beyond any applicable grace or cure period, (d) the Debt Service Coverage Ratio, as determined by Lender, shall be less than 1.05 to 1.00 based on the trailing twelve (12) month period immediately preceding the date of such determination, provided that such Debt Service Coverage Ratio is not less than 1.05 to 1.00 by reason of Market Conditions, or (e) Manager is not managing the related Individual Property in accordance with the management practices of nationally-recognized management companies managing similar properties in locations comparable to those of the related Individual Property, then, in the case of (a), (b), (c), (d) or (e), Borrower or Maryland Owner, as applicable, shall, at the request of Lender, terminate the Management Agreement and replace Manager with a Qualifying Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualifying Manager shall not exceed then prevailing market rates.

Section 9.6

Servicer.

  At the option of Lender, the Loan may be serviced by a master servicer, servicer, special servicer/trustee (any such master servicer, servicer, special servicer/trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement and/or a special servicing agreement (collectively, the “Servicing Agreement”) between Lender and Servicer.  Borrower and Maryland Owner shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower and Maryland Owner shall not be responsible for payment of the monthly servicing fee due to Servicer under the Servicing Agreement.  Notwithstanding the foregoing, Borrower and Maryland Owner shall pay (i) any liquidation fees that may be due to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, (ii) any workout fees and special servicing fees that may be due to Servicer under the Servicing Agreement, which fees shall be due and payable by Borrower and Maryland Owner on a periodic or continuing basis in accordance with the Servicing Agreement, and (iii) the costs of all property inspections and/or appraisals of the Properties (or any updates to any existing inspection or appraisal) required under the Servicing Agreement or that a Servicer may otherwise require under the Servicing Agreement (other than the cost of annual inspections required to be borne by Servicer under the Servicing Agreement).  Provided no Event of Default is continuing, if Servicer proposes to transfer the servicing of the Loan to a Servicer that is a special servicer based on Servicer’s judgment that a Default in the payment of Debt Service is reasonably foreseeable, Servicer shall use good faith efforts to consult with Borrower and Maryland Owner before transferring the servicing of the Loan, except in those instances in which Servicer determines in its sole discretion that the failure to so transfer the servicing of the Loan would materially and adversely affect the holders of the Securities, and

Borrower and Maryland Owner acknowledge and agree that any such consultation shall be conducted on a non-binding basis and any decision by Servicer to transfer the Loan to a special servicer shall be final and binding on, and shall not be subject to challenge by, Borrower or Maryland Owner.

Section 9.7

Splitting the Loan.

 At the election of Lender in its sole discretion or in connection with a repurchase by Lender of any portion of the Loan under the operative documents for any Securitization, the Loan or any individual Note making up the Loan shall be split and severed into two or more loans which, at Lender’s election, shall not be cross-collateralized or cross-defaulted with each other.  Each of Borrower and Maryland Owner hereby agrees to deliver to Lender to effectuate such severing of the Loan or any individual Note, as the case may be, as requested by Lender, (a) additional executed documents, or amendments and modifications to the applicable Loan Documents, (b) new opinions or updates to the opinions delivered to Lender in connection with the closing of the Loan, (c) endorsements and/or updates to the title insurance policies delivered to Lender in connection with the closing of the Loan, and (d) any other certificates, instruments and documentation determined by Lender as necessary or appropriate to such severance (the items described in subsections (a) through (d) collectively hereinafter shall be referred to as “Severing Documentation”), which Severing Documentation shall be acceptable to Lender in form and substance in its sole discretion.  Borrower hereby agrees to be responsible for all third-party expenses incurred in connection with the preparation and delivery of the Severing Documentation and the effectuation of the uncrossing of the Loan from the additional loans.  Each of Borrower and Maryland Owner hereby acknowledges and agrees that upon such severing of the Loan, Lender may effect, in its sole discretion, one or more Securitizations of which the severed loans may be a part.

ARTICLE X

MISCELLANEOUS

Section 10.1

Survival.

  This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party.  All covenants, promises and agreements in this Agreement,  by or on behalf of Borrower and/or Maryland Owner, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 10.2

Lender’s Discretion.

  Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

Section 10.3

Governing Law.

(a)

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER AND MARYLAND OWNER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER AND MARYLAND OWNER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)

ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER OR MARYLAND OWNER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND EACH OF BORROWER AND MARYLAND OWNER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND EACH OF BORROWER AND MARYLAND OWNER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  EACH OF BORROWER AND MARYLAND OWNER DOES HEREBY DESIGNATE AND APPOINT:

KATTEN MUCHIN ROSENMAN LLP
575 MADISON AVENUE
NEW YORK, NEW YORK 10022-2585
ATTENTION: DANIEL S. HUFFENUS, ESQ.

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER AND MARYLAND OWNER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER AND MARYLAND OWNER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  EACH OF BORROWER AND MARYLAND OWNER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 10.4

Modification; Waiver in Writing.

  No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower or Maryland Owner therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given.  Except as otherwise expressly provided herein, no notice to, or demand on Borrower or Maryland Owner, shall entitle Borrower or Maryland Owner, as applicable, to any other or future notice or demand in the same, similar or other circumstances.

Section 10.5

Delay Not a Waiver.

  Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege.  In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 10.6

Notices.

  All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:

JPMorgan Chase Bank, N.A.
383 Madison Avenue
New York, New York  10179
Attention:  Joseph E. Geoghan
Facsimile No.:  (212) 272-7047

with a copy to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York  10281
Attention:  William P. McInerney, Esq.
Facsimile No.:  (212) 504-6666

with an additional copy to:

JPMorgan Chase Bank, N.A.
4 NY Plaza, 22nd Floor
New York, New York  10004
Attention:  Nancy S. Alto
Facsimile No.:  (212) 623-4779

If to any Individual Borrower and/or Maryland Owner:

c/o Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL  60523
Attention:  Steven Grimes
Facsimile No.:  (630) 586-6446

with a copy to:

Inland Western Retail Real Estate Trust, Inc.
2901 Butterfield Road
Oak Brook, IL  60523
Attention:  Dennis Holland, Esq.
Facsimile No.:  (630) 586-6446

with an additional copy to:

Katten Muchin Rosenman LLP
401 South Tryon Street, Ste. 2600
Charlotte, North Carolina  28202
Attention:  Daniel S. Huffenus, Esq.
Facsimile No.:  (704) 344-3056

A notice shall be deemed to have been given:  in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

Section 10.7

Trial by Jury.

  EACH OF BORROWER, MARYLAND OWNER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY EACH OF BORROWER, MARYLAND OWNER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OF BORROWER, MARYLAND OWNER AND LENDER.

Section 10.8

Headings.

  The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 10.9

Severability.

  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

Section 10.10

Preferences.

  Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower and Maryland Owner to any portion of the obligations of Borrower and Maryland Owner hereunder.  To the extent Borrower or Maryland Owner makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 10.11

Waiver of Notice.

  Neither Borrower nor Maryland Owner shall be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and Maryland Owner and except with respect to matters for which Borrower and Maryland Owner are not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.  Each of Borrower and Maryland Owner hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower and/or Maryland Owner.

Section 10.12

Remedies of Borrower and Maryland Owner.

  In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower and Maryland Owner agree that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s and Maryland Owner’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment.  The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

Section 10.13

Expenses; Indemnity.

(a)

Each of Borrower and Maryland Owner covenants and agrees to pay or, if Borrower or Maryland Owner fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower and Maryland Owner (including, without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower’s and Maryland Owner’s ongoing performance of and compliance with Borrower’s and Maryland Owner’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date (except for those costs and expenses expressly assumed herein or in the other Loan Documents by Lender); (iv) except as otherwise provided in this Agreement, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing Borrower’s and Maryland Owner’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower or Maryland Owner, this Agreement, the other Loan Documents, any Individual Property, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties (including, without limitation, any reasonable and customary fees incurred by Servicer that is a master servicer or Servicer in connection with the transfer of the Loan to a Servicer that is a special servicer prior to or following a Default or an Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower and Maryland Owner shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender.  Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or the Cash Management Account, as applicable.

(b)

Each of Borrower and Maryland Owner shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower or Maryland Owner of its obligations under, or any material misrepresentation by Borrower or Maryland Owner contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that neither Borrower nor Maryland Owner shall have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender.  To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower and Maryland Owner shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

(c )

Each of Borrower and Maryland Owner covenants and agrees to pay for or, if Borrower or Maryland Owner fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any review by a Rating Agency of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from any Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

Section 10.14

Schedules Incorporated.

  The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

Section 10.15

Offsets, Counterclaims and Defenses.

  Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower or Maryland Owner may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower or Maryland Owner in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and Maryland Owner.

Section 10.16

No Joint Venture or Partnership; No Third Party Beneficiaries.

(a)

Each of Borrower, Maryland Owner and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender.  Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower, Maryland Owner and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

(b)

This Agreement and the other Loan Documents are solely for the benefit of Lender, Borrower and Maryland Owner and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, Borrower and Maryland Owner any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein.  All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 10.17

Publicity.

  All news releases, publicity or advertising by Borrower or Maryland Owner or their respective Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, to JPM or any of their Affiliates shall be subject to the prior written approval of JPM.  All news releases, publicity or advertising by Lender through any media intended to reach the general public which refers solely to Borrower and Maryland Owner or to the Loan shall be subject to the prior written approval of Borrower and Maryland Owner, provided however, the foregoing shall not apply to Provided Information included in disclosure documents in connection with a Securitization.

Section 10.18

Cross-Default; Cross-Collateralization; Waiver of Marshalling of Assets.

(a)

Each of Borrower and Maryland Owner acknowledge that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately.  Borrower and Maryland Owner agree that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

(b)

To the fullest extent permitted by law, each of Borrower and Maryland Owner, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Maryland Owner, Borrower’s partners and others with interests in Borrower, Maryland Owner’s partners and other in interest in Maryland Owner, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever.  In addition, each of Borrower and Maryland Owner, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower or Maryland Owner which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure each of Borrower and Maryland Owner does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

Section 10.19

Waiver of Counterclaim.

  Each of Borrower and Maryland Owner hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

Section 10.20

Conflict; Construction of Documents; Reliance.

  In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control.  The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same.  Each of Borrower and Maryland Owner acknowledges that, with respect to the Loan, each of Borrower and Maryland Owner shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.  Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower or Maryland Owner, and each of Borrower and Maryland Owner hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies.  Each of Borrower and Maryland Owner acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or Maryland Owner or their respective Affiliates.

Section 10.21

Brokers and Financial Advisors.

  Each of Borrower and Maryland Owner hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement.  Each of Borrower and Maryland Owner hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender’s reasonable attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower, Maryland Owner or Lender in connection with the transactions contemplated herein.  The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.22

Prior Agreements.

  This Agreement and the other Loan Documents contain the final and entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements or understandings among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of such prior agreement do not survive execution of this Agreement and this Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto or thereto.

Section 10.23

Transfer of Loan.

  In the event that Lender transfers the Loan, Borrower shall continue to make payments at the place set forth in the Note until such time that Borrower is notified in writing by Lender that payments are to be made at another place.

Section 10.24

Joint and Several Liability.

  If Borrower consists of more than one (1) Person, the obligations and liabilities of each Person shall be joint and several.  The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term defining each other Collective Group) has been defined to collectively include each Individual Borrower (and in the case of each Collective Group, defined to collectively include each member of the same).  It is the intent of the parties hereto in determining whether (a) a breach of a representation or a covenant has occurred, (b) there has occurred a Default or Event of Default, or (c) an event has occurred which would create recourse obligations under Section 9.4 of this Agreement, that any such breach, occurrence or event with respect to any Individual Borrower (or with respect to any single member of a Collective Group) shall be deemed to be such a breach, occurrence or event with respect to every Individual Borrower (and in the case of each Collective Group, each member of the same) and that every Individual Borrower need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to every Individual Borrower (and likewise that each member of a Collective Group need not have been involved with such breach, occurrence or event in order for the same to be deemed such a breach, occurrence or event with respect to such Collective Group).  The term “Collective Group” as used in this Agreement shall refer to each of the groups of entities represented in this Agreement by the following defined terms:  Borrower and Principal.  The obligations and liabilities of each Individual Borrower and Maryland Owner shall be joint and several.

Section 10.25

Certain Additional Rights of Lender (VCOC).

  Notwithstanding anything to the contrary contained in this Agreement, Lender shall have:

(a)

the right to routinely consult with and advise Borrower’s and Maryland Owner’s management regarding the significant business activities and business and financial developments of Borrower and Maryland Owner; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances.  Consultation meetings should occur on a regular basis (no less frequently than quarterly) with Lender having the right to call special meetings at any reasonable times and upon reasonable advance notice;

(b)

the right, in accordance with the terms of this Agreement, to examine the books and records of Borrower and Maryland Owner at any reasonable times upon reasonable notice;

(c )

the right, in accordance with the terms of this Agreement, including, without limitation, Section 5.1.11 hereof, to receive monthly, quarterly and year end financial reports, including balance sheets, statements of income, shareholder’s equity and cash flow, a management report and schedules of outstanding indebtedness; and

(d)

the right, without restricting any other rights of Lender under this Agreement (including any similar right), to approve any acquisition by Borrower or Maryland Owner of any other significant property (other than personal property required for the day to day operation of any Individual Property).

The rights described above in this Section 10.25 may be exercised by any entity which owns and controls, directly or indirectly, substantially all of the interests in Lender.

Section 10.26

Lender’s Right to Unwind Cross-Collateralization/Cross-Default.

  Lender shall have the right, at any time and from time to time, to release any Individual Property or Individual Borrower and Maryland Owner from the cross-defaulting and the cross-collateralization effected pursuant to the grant of the Mortgage from each Individual Borrower and Maryland Owner and secured by the lien of the applicable Mortgage.  Borrower and

Maryland Owner shall cooperate with Lender in executing all documents as may be required in connection therewith.  Each of Borrower and Maryland Owner shall properly deliver or cause to be delivered to Lender or its designee any replacement or substitute loan agreements, promissory notes, security instruments and other loan documents, title, hazard and liability insurance policies, opinions of counsel and other documents and instruments as Lender may reasonably request in order to effectuate the foregoing.  Each of Borrower and Maryland Owner agrees to reimburse Lender upon demand for all costs and expenses (including, but not limited to, reasonable attorneys’ fees and expenses) in connection with the foregoing.

Section 10.27

Additional California Waivers.

(a)

Each Individual Borrower and Maryland Owner hereby waives any and all benefits and defenses under California Civil Code Section 2810 and agrees that by doing so, such Individual Borrower and Maryland Owner shall be liable even if each other Individual Borrower or Maryland Owner, as applicable (each, an “Other Obligor” and, collectively, the “Other Obligors”) had no liability at the time of execution of the Note, the Loan Agreement, the Mortgages or any other Loan Document, or thereafter ceases to be liable.  Each Individual Borrower and Maryland Owner hereby waives any and all benefits and defenses under California Civil Code Section 2809 and agrees that by doing so, each Individual Borrower’s and Maryland Owner’s liability may be larger in amount and more burdensome than that of any Other Obligor.  Each Individual Borrower and Maryland Owner waives all rights to require Lender to pursue any other remedy it may have against any Other Obligor, or any shareholder, member or partner of any Other Obligor, including any and all benefits under California Civil Code Section 2845, 2849 and 2850.  Each Individual Borrower and Maryland Owner further waives any rights, defenses and benefits that may be derived from Sections 2787 to 2855, inclusive, of the California Civil Code or comparable provisions of the laws of any other jurisdiction and further waives all other suretyship defenses such Individual Borrower or Maryland Owner, as applicable, would otherwise have under the laws of California or any other jurisdiction.

(b)

Upon a default under the Note, this Agreement or the other Loan Documents, Lender in its sole discretion, without prior notice to or consent of any Individual Borrower and/or Maryland Owner, may elect to:  (i) foreclose either judicially or nonjudicially against any real or personal property security it may hold for the Loan, (ii) accept a transfer of any such security in lieu of foreclosure, (iii) compromise or adjust the Loan or any part of it or make any other accommodation with any Other Obligor, any Individual Borrower or Maryland Owner, or (iv) exercise any other remedy against any Other Obligor, any Individual Borrower or Maryland Owner, or any security.  No such action by Lender shall release or limit the liability of any Individual Borrower and/or Maryland Owner, who shall remain liable under this Agreement after the action, even if the effect of the action is to deprive any Individual Borrower and/or Maryland Owner of any subrogation rights, rights of indemnity, or other rights to collect reimbursement from any Other Obligor for any sums paid to Lender, whether contractual or arising by operation of law or otherwise.  Each Individual Borrower and Maryland Owner expressly agrees that under no circumstances shall it be deemed to have any right, title, interest or claim in or to any real or personal property to be held by Lender or any third party after any foreclosure or transfer in lieu of foreclosure of any security for the Loan.

(c)

Regardless of whether any Individual Borrower or Maryland Owner may have made any payments to Lender, each Individual Borrower and Maryland Owner hereby waives: (A) all rights of subrogation, indemnification, contribution and any other rights to collect reimbursement from any Other Obligor or any other party for any sums paid to Lender, whether contractual or arising by operation of law (including the United States Bankruptcy Code or any successor or similar statute) or otherwise, (B) all rights to enforce any remedy that Lender may have against any Other Obligor, and (C) all rights to participate in any security now or later to be held by Lender for the Loan.  The waivers given in this subsection (c) shall be effective until the Loan has been paid and performed in full.

(d)

Each Individual Borrower and Maryland Owner waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guarantied obligation, has destroyed any Individual Borrower’s and/or Maryland Owner’s rights of subrogation and reimbursement against any Other Obligor by operation of Section 580d of the California Code of Civil Procedure or otherwise.  Each Individual Borrower and Maryland Owner further waives any right to a fair value hearing under California Code of Civil Procedure Section 580a, or any other similar law, to determine the size of any deficiency owing (for which any Other Obligor would be liable hereunder) following a non-judicial foreclosure sale.

(e)

Without limiting the foregoing or anything else contained in this Agreement, each Individual Borrower and Maryland Owner waives all rights and defenses that such Individual Borrower or Maryland Owner, as applicable, may have because the Loan is secured by real property.  This means, among other things:

(i)

That Lender may collect from Borrower and/or Maryland Owner without first foreclosing on any real or personal property collateral pledged by any Other Obligor; and

(ii)

If Lender forecloses on any real property collateral pledged by any Other Obligor:  (x) the amount of the Loan may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (y) Lender may collect from Borrower and/or Maryland Owner even if Lender, by foreclosing on the real property collateral, has destroyed any right any Individual Borrower and/or Maryland Owner  may have to collect from any Other Obligor.

This subsection (e) is an unconditional and irrevocable waiver of any rights and defenses any Individual Borrower and/or Maryland Owner may have because the Loan is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(f)

Each Individual Borrower and Maryland Owner waives all rights and defenses arising out of any failure of Lender to disclose to any Individual Borrower and/or Maryland Owner any information relating to the financial condition, operations, properties or prospects of any Other Obligor now or in the future known to Lender (each Individual Borrower and Maryland Owner waiving any duty on the part of the Lender to disclose such information).

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

INLAND WESTERN BIRMINGHAM EDGEMONT, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN TUSCALOOSA UNIVERSITY, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN PHENIX CITY, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN AVONDALE MCDOWELL L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN PHOENIX, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN FULLERTON METROCENTER, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN ONTARIO 4TH STREET, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN FRESNO BLACKSTONE AVENUE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN PLACENTIA, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN LONGMONT FOX CREEK, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN WESLEY CHAPEL NORTHWOODS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN MIAMI 19TH STREET, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN PANAMA CITY, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN LAKE MARY, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN CUMMING GREEN’S CORNER, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN ACWORTH STILESBORO, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN COVINGTON NEWTON CROSSROADS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN EVANS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN GURNEE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN WOODRIDGE SEVEN BRIDGES, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND SOUTHEAST STONY CREEK, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN HOUMA MAGNOLIA, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN COLESVILLE NEW HAMPSHIRE SPE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN HIGH RIDGE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN HICKORY-CATAWBA, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN KILL DEVIL HILLS CROATAN, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN LAS VEGAS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN CORAM PLAZA, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN MASSILLON VILLAGE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN HEATH SOUTHGATE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN CUYAHOGA FALLS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN OKLAHOMA CITY QUAIL, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN NORMAN, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN DANFORTH, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN CRANBERRY DST, a Delaware statutory trust

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN BETHLEHEM SAUCON VALLEY DST, a Delaware statutory trust

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN DUNCANSVILLE HOLLIDAY DST, a Delaware statutory trust

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN PAWTUCKET COTTAGE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN MIDDLETOWN BROWN’S LANE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN PAWTUCKET BOULEVARD, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN SUMMERVILLE AZALEA SQUARE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN CHARLESTON NORTH RIVERS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN IRMO STATION, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN MT. PLEASANT PARK WEST, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN COLUMBIA BROAD RIVER, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN GREER WADE HAMPTON, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN JACKSON COLUMNS, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN MEMPHIS WINCHESTER, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN KNOXVILLE HARVEST, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN CROSSVILLE MAIN, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN DENTON CROSSING LIMITED PARTNERSHIP, an Illinois limited partnership

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:

INLAND WESTERN CEDAR HILL PLEASANT RUN LIMITED PARTNERSHIP, an Illinois limited partnership

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:

INLAND WESTERN MCALLEN TRENTON LIMITED PARTNERSHIP, an Illinois limited partnership

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its general partner

By:

Name:
Title:

INLAND WESTERN ST. GEORGE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

INLAND WESTERN SPOKANE NORTHPOINTE, L.L.C., a Delaware limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

MARYLAND OWNER:

COLESVILLE ONE, LLC, a Maryland limited liability company

By:

Inland Western Retail Real Estate Trust, Inc., a Maryland corporation, its sole member

By:

Name:
Title:

LENDER:

JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America

By:

Name:
Title:

JOINDER AGREEMENT

The undersigned (“Joinder Party”) hereby acknowledges and agrees that it has read and reviewed the foregoing Loan Agreement to which this Joinder Agreement has been attached.  Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

Joinder Party hereby covenants, represents, warrants, acknowledges and agrees as follows:

(a)

Joinder Party has read and reviewed the Loan Agreement and is familiar with the terms and provisions thereof.

(b)

Joinder Party covenants and agrees to observe and perform all of the covenants and agreements of Joinder Party contained in Sections 9.1 and 9.2 of the Loan Agreement.

(c)

The obligations of Joinder Party under this Joinder Agreement are enforceable against Joinder Party and are not subject to any defenses, offsets or counterclaims.

(d)

The provisions of this Joinder Agreement are for the benefit of Lender.

THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

JOINDER PARTY:

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC., a Maryland corporation

By:

Name:
Title:

SCHEDULE I

BORROWER

	Individual Borrower	State/Commonwealth of Formation	Organizational Identification Number
1.	Inland Western Birmingham Edgemont, L.L.C.	Delaware	3882010
2.	Inland Western Tuscaloosa University, L.L.C.	Delaware	3882014
3.	Inland Western Phenix City, L.L.C.	Delaware	3900020
4.	Inland Western Avondale McDowell L.L.C.	Delaware	3892335
5.	Inland Western Phoenix, L.L.C.	Delaware	3776679
6.	Inland Western Fullerton Metrocenter, L.L.C.	Delaware	3809723
7.	Inland Western Ontario 4th Street, L.L.C.	Delaware	3951208
8.	Inland Western Fresno Blackstone Avenue, L.L.C.	Delaware	3951209
9.	Inland Western Placentia, L.L.C.	Delaware	3882379
10.	Inland Western Longmont Fox Creek, L.L.C.	Delaware	3880445
11.	Inland Western Wesley Chapel Northwoods, L.L.C.	Delaware	3890156
12.	Inland Western Miami 19th Street, L.L.C.	Delaware	3841362
13.	Inland Western Panama City, L.L.C.	Delaware	3890163
14.	Inland Western Lake Mary, L.L.C.	Delaware	3838467
15.	Inland Western Cumming Green’s Corner, L.L.C.	Delaware	3898718

Sch. I-1

16.	Inland Western Acworth Stilesboro, L.L.C.	Delaware	3898721
17.	Inland Western Covington Newton Crossroads, L.L.C.	Delaware	3898715
18.	Inland Western Evans, L.L.C.	Delaware	3899068
19.	Inland Western Gurnee, L.L.C.	Delaware	3725826
20.	Inland Western Woodridge Seven Bridges, L.L.C.	Delaware	3937498
21.	Inland Southeast Stony Creek, L.L.C.	Delaware	3733893
22.	Inland Western Houma Magnolia, L.L.C.	Delaware	3841999
23.	Inland Western Colesville New Hampshire SPE, L.L.C.	Delaware	4017581
24.	Inland Western High Ridge, L.L.C.	Delaware	3934045
25.	Inland Western Hickory-Catawba, L.L.C.	Delaware	3749939
26.	Inland Western Kill Devil Hills Croatan, L.L.C.	Delaware	3809707
27.	Inland Western Las Vegas, L.L.C.	Delaware	3772105
28.	Inland Western Coram Plaza, L.L.C.	Delaware	3882017
29.	Inland Western Massillon Village, L.L.C.	Delaware	3951190
30.	Inland Western Heath Southgate, L.L.C.	Delaware	3935371
31.	Inland Western Cuyahoga Falls, L.L.C.	Delaware	3951196
32.	Inland Western Oklahoma City Quail, L.L.C.	Delaware	3730645

Sch. I-2

33.	Inland Western Norman, L.L.C.	Delaware	3730654
34.	Inland Western Danforth, L.L.C.	Delaware	3730641
35.	Inland Western Cranberry DST	Delaware	3815401
36.	Inland Western Bethlehem Saucon Valley DST	Delaware	3841705
37.	Inland Western Duncansville Holliday DST	Delaware	3877085
38.	Inland Western Pawtucket Cottage, L.L.C.	Delaware	3851405
39.	Inland Western Middletown Brown’s Lane, L.L.C.	Delaware	3951198
40.	Inland Western Pawtucket Boulevard, L.L.C.	Delaware	3951200
41.	Inland Western Summerville Azalea Square, L.L.C.	Delaware	3842002
42.	Inland Western Charleston North Rivers, L.L.C.	Delaware	3786953
43.	Inland Western Irmo Station, L.L.C.	Delaware	3899063
44.	Inland Western Mt. Pleasant Park West, L.L.C.	Delaware	3854747
45.	Inland Western Columbia Broad River, L.L.C.	Delaware	3809709
46.	Inland Western Greer Wade Hampton, L.L.C.	Delaware	3809713
47.	Inland Western Jackson Columns, L.L.C.	Delaware	3842003
48.	Inland Western Memphis Winchester, L.L.C.	Delaware	3865200

Sch. I-3

49.	Inland Western Knoxville Harvest, L.L.C.	Delaware	3838466
50.	Inland Western Crossville Main, L.L.C.	Delaware	3809715
51.	Inland Western Denton Crossing Limited Partnership	Illinois	S020878
52.	Inland Western Cedar Hill Pleasant Run Limited Partnership	Illinois	S021073
53.	Inland Western McAllen Trenton Limited Partnership	Illinois	S022060
54.	Inland Western St. George, L.L.C.	Delaware	3760776
55.	Inland Western Spokane Northpointe, L.L.C.	Delaware	3786952

Sch. I-4

SCHEDULE II

LEASING CONDITIONS

Such proposed Lease:

1.

Complies with restrictions of record, restrictions/exclusives in other Leases and Applicable Law (including zoning laws, regulations and ordinances);

2.

Contains base rent, allowance and other concessions consistent with local market terms;

3.

Contains commercially reasonable terms;

4.

Is subordinate to the applicable Mortgage, and the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale;

5.

Does not contain any right of first refusal to purchase the related Individual Property (or any part thereof) or purchase option for all or part of such Individual Property;

6.

Does not contain any early termination rights (other than termination rights vesting upon a violation of a co-tenancy provision) vesting prior to three (3) years after the Maturity Date;

7.

Provides that the tenant shall deliver all Rents payable thereunder directly to the Lockbox Account (or, such Lease is accompanied by a Tenant Direction Letter countersigned by tenant and the applicable Individual Borrower or Maryland Owner, as applicable, and directing such tenant to deliver all Rents payable thereunder directly to the Lockbox Account);

8.

Does not contain any terms that would materially affect Lender’s rights under the Loan Documents;

9.

Contains a no merger of estates provision; and

10.

Subleases and assignments do not affect tenant’s primary obligations.

Sch. II-1

SCHEDULE III

O&M PROPERTIES

1.

Metrocenter, Fullerton, California

2.

Coram Plaza, Coram, New York

3.

Irmo Station, Irmo, South Carolina

4.

Massillon Village Center, Massillon, Ohio

5.

Placentia Town Center, Placentia, California

6.

Quail Springs, Oklahoma City, Oklahoma

7.

Brown’s Lane, Middletown, Rhode Island

8.

Boulevard Plaza, Pawtucket, Rhode Island

Sch. III-1

SCHEDULE IV

REQUIRED REPAIRS

Sch. IV-1

SCHEDULE V

LEASE CARVEOUTS

[none]

Sch. V-1

SCHEDULE VI

RELEASE AMOUNTS

	Individual Property	Release Amount
1.	Edgemont Town Center Birmingham, Alabama	$6,850,000.00
2.	University Town Center Tuscaloosa, Alabama	$4,700,000.00
3.	Phenix Crossing Phenix City, Alabama	$4,400,000.00
4.	Gateway Pavilions Avondale, Arizona	$25,500,000.00
5.	Paradise Valley Marketplace Phoenix, Arizona	$9,700,000.00
6.	Metrocenter Fullerton, California	$29,500,000.00
7.	Edwards Multiplex Ontario, California	$14,450,000.00
8.	Edwards Multiplex Fresno, California	$10,000,000.00
9.	Placentia Town Center Placentia, California	$11,700,000.00
10.	Fox Creek Village Longmont, Colorado	$9,500,000.00
11.	Northwoods Shopping Center Wesley Chapel, Florida	$9,000,000.00
12.	Bed Bath & Beyond Plaza, f/k/a International Plaza Miami, Florida	$9,500,000.00
13.	23rd Street Plaza Panama City, Florida	$3,220,000.00

Sch. VI-1

14.	Lake Mary Pointe Lake Mary, Florida	$1,740,000.00
15.	Green’s Corner Cumming, Georgia	$5,600,000.00
16.	Stilesboro Oaks Acworth, Georgia	$5,360,000.00
17.	Newton Crossroads Covington, Georgia	$3,950,000.00
18.	Evans Towne Center Augusta, Georgia	$4,500,000.00
19.	Gurnee Town Center Gurnee, Illinois	$15,900,000.00
20.	Cinemark Theater Woodridge, Illinois	$5,200,000.00
21.	Stony Creek Marketplace Noblesville, Indiana	$9,000,000.00
22.	Magnolia Square Houma, Louisiana	$6,700,000.00
23.	Eckerd Drug Store No. 6328 Colesville, Maryland	$3,250,000.00
24.	High Ridge Crossing High Ridge, Missouri	$5,200,000.00
25.	Hickory Ridge Shopping Center Hickory, North Carolina	$20,300,000.00
26.	Eckerd Drug Store Kill Devil Hills, North Carolina	$2,000,000.00
27.	Best on the Boulevard Shopping Center Las Vegas, Nevada	$18,300,000.00
28.	Coram Plaza Coram, New York	$14,800,000.00

Sch. VI-2

29.	Massillon Village Center Massillon, Ohio	$7,350,000.00
30.	Southgate Plaza Heath, Ohio	$4,200,000.00
31.	Cuyahoga Falls Market Center Cuyahoga Falls, Ohio	$3,850,000.00
32.	Quail Springs Oklahoma City, Oklahoma	$5,500,000.00
33.	CVS Norman, Oklahoma	$3,700,000.00
34.	CVS Edmond, Oklahoma	$2,350,000.00
35.	Cranberry Square Cranberry Township, Pennsylvania	$11,600,000.00
36.	Saucon Valley Shopping Center Bethlehem, Pennsylvania	$9,000,000.00
37.	Holliday Town Center Duncansville, Pennsylvania	$8,200,000.00
38.	Cottage Plaza Pawtucket, Rhode Island	$11,300,000.00
39.	Brown’s Lane Middletown, Rhode Island	$5,200,000.00
40.	Boulevard Plaza Pawtucket, Rhode Island	$2,500,000.00
41.	Azalea Square Summerville, South Carolina	$12,600,000.00
42.	North Rivers Town Center Charleston, South Carolina	$10,600,000.00
43.	Irmo Station Irmo, South Carolina	$5,300,000.00

Sch. VI-3

44.	The Shoppes at Park West Mt. Pleasant, South Carolina	$5,600,000.00
45.	Eckerd Drug Store Columbia, South Carolina	$1,750,000.00
46.	Eckerd Drug Store Greer, South Carolina	$1,680,000.00
47.	The Columns Shopping Center Jackson, Tennessee	$13,000,000.00
48.	Winchester Commons Shopping Center Memphis, Tennessee	$6,000,000.00
49.	Harvest Towne Center Knoxville, Tennessee	$4,200,000.00
50.	Eckerd Drug Store Crossville, Tennessee	$1,400,000.00
51.	Denton Crossing Shopping Center Denton, Texas	$28,700,000.00
52.	Pleasant Run Towne Crossing Shopping Center Cedar Hill, Texas	$14,500,000.00
53.	Trenton Crossing McAllen, Texas	$17,100,000.00
54.	Promenade at Red Cliff St. George, Utah	$8,500,000.00
55.	Northpointe Plaza Spokane, Washington	$24,500,000.00 (of which $890,000 is the Release Amount for the Northpointe Target Expansion Parcel and $23,610,000 is the Release Amount for the Northpointe Remainder Property)

Sch. VI-4

SCHEDULE VII

ALTERATION CONDITIONS

Prior to commencement of such Alterations, Borrower or Maryland Owner, as applicable, shall provide to Lender:

1.

Plans and specifications for such Alterations;

2.

Evidence that Borrower has obtained all necessary municipal approvals;

3.

A budget for such Alterations;

4.

A completion guaranty from Indemnitor;

5.

The identity of the contractor(s) engaged in the Alterations, as well as copies of the contracts under which they have been engaged; and

An affidavit certifying that the Alterations comply with all Applicable Laws, and do not violate the terms of any Leases.

Upon commencement of such Alterations, Borrower diligently prosecutes same to completion, or if Borrower elects, to promptly remove such Alterations and restore the Property.

Upon completion (or removal) of such Alterations, Borrower shall provide to Lender:

1.

A certification from a licensed architect or engineer that the Alterations were completed (or removed) in accordance with all applicable approvals and Applicable Laws;

2.

A copy of a final certificate of occupancy with respect to the Alterations (unless certificates of occupancy are not available in the applicable jurisdiction);

3.

Lien waivers or other evidence that all sums due to others as a result of such Alterations have been paid in full;

4.

A revised survey reflecting such Alterations;

Either (a) a date down endorsement to the title policy issued to Lender in connection with the closing of the Loan, without new exceptions and confirming that no subordinate liens exist related to such Alterations, or (b) a so-called “comfort letter” from an independent attorney or title company confirming the foregoing.

Sch. VII-1

SCHEDULE VIII

GROUND LEASES

1.

Ground Lease executed as of May 15, 2003 by and between The Board of Trustees of the University of Alabama, a public corporation, and University Retail Company II, L.L.C., a Delaware limited liability company (“URCII”), as evidenced by that certain Memorandum of Ground Lease executed May 15, 2003, recorded in Deed Book 2003, Page 9370, in the Office of the Probate Judge in Tuscaloosa County, Alabama, as assigned by URCII to Inland Western Tuscaloosa University, L.L.C., a Delaware limited liability company (“Lessee”), pursuant to that certain Assignment and Assumption of Ground Lease dated November 23, 2004, by and between URCII and Lessee, recorded in Deed Book 2005, Page 1147, aforesaid records, as further amended by that certain Ground Lessor’s Affidavit and Agreement- Ground Lease A, by and between Lessor, Lender and Lessee executed in connection with the Loan.

2.

Ground Lease executed as of June 17, 1999 by and between The Board of Trustees of the University of Alabama, a public corporation (“Lessor”), and Bayer Construction, L.L.C., an Alabama limited liability company (“Bayer”), as evidenced by that certain Memorandum of Ground Lease dated August 24, 1999, recorded in Deed Book 2000, Page 6673, in the Office of the Probate Judge in Tuscaloosa County, Alabama, as assigned by Bayer to University Retail Company, L.L.C., a Delaware limited liability company (“URC”), pursuant to that certain Assignment and Assumption of Ground Lease dated August 7, 2000 by and between Bayer and URC and recorded in Deed Book 2000, Page 18771, aforesaid records, as amended by that certain First Amendment to Ground Lease dated June 25, 2002 by and between Lessor and URC, as assignee of Bayer, as assigned by URC to Inland Western Tuscaloosa University, L.L.C., a Delaware limited liability company (“Lessee”), pursuant to that certain Assignment and Assumption of Ground Lease dated November 23, 2004, by and between URCII and Lessee, recorded in Deed Book 2005, Page 1134, aforesaid records, as further amended by that certain Ground Lessor’s Affidavit and Agreement- Ground Lease B, by and between Lessor, Lender and Lessee executed in connection with the Loan.

3.

Ground Lease Agreement, dated January 31, 2002, by and between International Plaza Associates III, Ltd., a Florida limited partnership (“IPA III”), as lessor, and IPSC Associates, L.L.C., a Florida limited liability company (“IPSC”), as lessee, a Memorandum of which was recorded on June 20, 2002 in Book 20480, at Page 532 in the Official Records of Miami-Dade County, Florida (the “Recording Office”), and as re-recorded on September 3, 2002 in Book 20627, at Page 3001 in the Recording Office, as amended by that certain First Amendment to Ground Lease Agreement, dated May 28, 2004, by and between IPA III and IPSC, as assigned by IPA III to Elston/LaJolla L.L.C., an Illinois limited liability company (“Elston”), pursuant to that certain Assignment and Assumption of Ground Lease, dated as of August 26, 2004, by and between IPA III and Elston, as assigned by IPSC to Inland Western Miami 19th Street, L.L.C., a Delaware limited liability company (“Inland Miami”), pursuant to that certain Assignment and Assumption of Ground Lease, dated as of October 5, 2004, by and between IPSC and

Sch. VIII-1

Inland Miami, as amended by that certain Ground Lessor Estoppel and Agreement, dated as of November 5, 2009, made by Inland Miami and Elston in favor of Lender.

4.

That certain sublease between Montgomery Ward & Co., Inc. (“Wards”) as Sub-Landlord, and Anaton Associates, as Sub-Tenant, dated as of September 12, 1986, as evidenced by that certain Memorandum of Sublease, recorded May 15, 1987 as Instrument No. 87-274838 in the office of the County Recorder of Orange County, California, with respect to parcels B, C, D, E, F and G as more particularly described therein (and designated respectively as parcels 2-B, 2-C, 2-D, 2-E, 2-F and 2-G in Chicago Title Insurance Company title insurance commitment no. 910075994-x59, dated June 16, 2009), as amended by that certain First Amendment to Sublease, dated April 9, 1987, and by that certain Fourth Amendment to Lease and Second Amendment to Sublease dated as of December 21, 2001 which replaced Wards as Sub-Landlord with Target Corporation as successor Sub-Landlord, as assigned by Anaton Associates, as Sub-Tenant, to Inland Western Fullerton Metrocenter, L.L.C. (“Inland Western Fullerton”), as successor Sub-Tenant, by that certain Assignment and Assumption of Wards/Target Sublease, dated June 30, 2004 and recorded July 20, 2004 as Instrument No. 2004000655787 of the Official Records of Orange County, California; the aforementioned being a sublease of that certain Lease, dated as of May 1, 1964, between Wilson W. Phelps and Adele K. Phelps, as Trustees under the Trust created by the Last Will and Testament of John Wilson Phelps (the “Phelps Trust”), as lessor, and Montgomery Ward & Co., Incorporated, as lessee, as amended by that certain Addendum to Lease, dated as of January 5, 1965, between Wilson W. Phelps and John W. Phelps, as Trustees under the Trust created by the Last Will and Testament of John Wilson Phelps, as lessor, and Montgomery Ward & Co., Incorporated, as lessee, as further amended by that certain Second Addendum to Lease, dated as of August 25, 1965, between Wilson W. Phelps and John W. Phelps, as Trustees under the Trust created by the Last Will and Testament of John Wilson Phelps, as lessor, and Montgomery Ward & Co., Incorporated, as lessee, as further amended by that certain Third Addendum of Lease, dated as of September 30, 1986, between Wilson W. Phelps and John W. Phelps, as Trustees under the Trust created by the Last Will and Testament of John Wilson Phelps, as lessor, and Montgomery Ward & Co., Incorporated, as lessee, as further amended by that certain Fourth Amendment to Lease and Second Amendment to Sublease, dated as of December 21, 2001, the interest of Montgomery Ward & Co., Incorporated, as lessee, being assumed by Target Corporation (“Target”) by acquiring that interest from Montgomery Ward & Co., Incorporated in the so-called Ward Bankruptcy Matter filed in the United States Bankruptcy Court for the District of Delaware, Case No. 00-4667 (PJW), as supplemented by that certain Restated Non-Disturbance, Indemnity and Attornment Agreement, dated as of March 6, 2004, between John W. Phelps and James S. Phelps, as Trustees under the Trust created by the Last Will and Testament of John Wilson Phelps, deceased, and the Decree of Distribution entered into in the matter of his estate, a certified copy of which Decree is recorded in Book 2296, Page 452, Official Records of Orange County, California, all collectively known as the “JOHN WILSON PHELPS TESTAMENTARY TRUST” and ANATON ASSOCIATES, a California limited partnership, as further amended by that certain Agreement dated as of December 1, 2009, by and among Target, Lender and Inland Western Fullerton and consented to by the

Sch. VIII-2

Phelps Trust pursuant to that certain Consent of Prime Ground Lease Lessor dated as of December 1, 2009.

5.

That certain Amended and Restated Ground Lease, dated December 1, 2003 between Fullerton Metro Center LLC (“Fullerton Metro Center”), as Landlord, and Anaton Associates, as Tenant, with respect to Parcel 2, Parcel 3 and the Corner Parcel, as described therein (and designated respectively as parcel 4, parcel 1 and parcel 3 in Chicago Title Insurance Company title insurance commitment no. 910075994-x59, dated June 16, 2009), as assigned by Anaton Associates, as Tenant, to Inland Western Fullerton Metrocenter, L.L.C. (“Inland Fullerton”), as successor Tenant, by that certain Assignment and Assumption, dated June 30, 2004 and recorded July 20, 2004 as Instrument No. 2004000655788 of the Official Records of Orange County, California, as amended by that certain Agreement dated December 1, 2009 by and among Fullerton Metro Center, Inland Fullerton and Lender.

6.

That certain Lease dated July 15, 1996, between River Park Properties II, a California Limited Partnership, as Lessor, and Edwards Theatres Circuit, Inc., a California Corporation, as Lessee, as disclosed in the document entitled "That Certain Memorandum of Lease", recorded December 27, 1999 as Instrument No. 1990183071 in the Official Records of Fresno County, California, as amended by that certain First Amendment to Ground Lease, dated November 4, 1997, as further amended by that certain Second Amendment to Ground Lease, dated April 13, 1998, as further amended by that certain Third Amendment to Ground Lease, dated February 3, 1999, as further amended by that certain Side Agreement dated as of December 27, 1999, as further amended by that certain Notice of Lease recorded December 27, 1999 as Instrument No. 19990183072 in the Official Records of Fresno County, California, as further assigned to Starwood Wasserman, Fresno, LLC, a Delaware limited liability company, by that certain Assignment and Assumption of Ground Lease recorded December 27, 1999 as Instrument No. 19990183073 in the Official Records of Fresno County, California, as further amended by that certain Fourth Amendment to Ground Lease, dated as of December 27, 1997, as disclosed by that certain Amended and Restated Memorandum of Ground Lease recorded May 16, 2000 as Instrument No. 20000058443 in the Official Records of Fresno County, California, and as further assigned to Inland Western Fresno Blackstone Avenue, L.L.C., a Delaware limited liability company (“Inland Fresno”), by that certain Assignment and Assumption of Ground Lease and Memorandum of Ground Lease, recorded May 17, 2005, as Document No. 2005-108510 in the Official Records of Fresno County, California, as further amended by that certain Landlord Consent and Estoppel Agreement dated as of November 30, 2009, by and among River Park Properties VII, LLC, Inland Fresno and Lender.

Sch. VIII-3

SCHEDULE IX

GROUND LEASE EXCEPTIONS

None

Sch. IX-1

SCHEDULE X

ORGANIZATIONAL CHART

[attached hereto]

Sch. X-1

SCHEDULE XI

REOAS

	Individual Property	REOA
1.	Phenix Crossing, Phenix City, Alabama

Declaration of Restrictive Covenants and Conditions and Grant of Easements dated December 28, 2004, by Regency Realty Group, Inc. and filed for record in Miscellaneous Book 1274, at Page 635, in the Office of the Judge of Probate of Lee County, Alabama.

2.	Coram Plaza, Coram, New York	Declaration of Easement and Covenants as recorded in Liber 11238, page 213, in the Office of the County Clerk of the County of Suffolk, New York.
3.	Azalea Square I, Summerville, South Carolina

Declaration of Cross Access Easements and Agreements by Silver Oak Associates, Limited Partnership and Target Corporation, recorded December 26, 2002 in Book 3062, page 51, Register of Deeds of Berkeley County, South Carolina.

4.	Azalea Square I, Summerville, South Carolina	Declaration of Easements, Covenants and Restrictions, dated April 19, 2002 and recorded April 22, 2002 in Book 2706, page 101, Register of Deeds, Berkely County, South Carolina
5.	Paradise Valley Marketplace Phoenix, Arizona

Reciprocal Easement Agreement, with Covenants, Conditions and Restrictions, dated July 18, 2003 and recorded August 21, 2003 under Clerk's File No. 2003-1154542, Official Records of Maricopa County, Arizona

6.	Fox Creek Village Longmont, Colorado

Declaration of Covenants, Conditions, and Restrictions, for Fox Creek Village, dated February 11, 2003, and recorded February 21, 2003 under Clerk's File Number 2399823, Official Records of Boulder County, Colorado

7.	23rd Street Plaza Panama City, Florida	Reciprocal Easement Easements and Operation Agreement, dated July 29, 1998, and recorded August 27, 1998 in Official Records Book 1815, page 210, Public Records of Bay County, Florida
8.	23rd Street Plaza Panama City, Florida

Declaration of Covenants, Conditions, Easements and Restrictions recorded in Official Records Book 1848, page 2123, as amended by First Amendment thereof recorded in Official Records Book 1965, page 1232, Public Records of Bay County, Florida

Sch. XI-1

9.	Stilesboro Oaks Acworth, Georgia	Declaration of Easements, Covenants and Restrictions, dated November 16, 1995 and recorded in Deed Book 9255, page 452, Cobb County, Georgia
10.	Gurnee Town Center Gurnee, Illinois	Reciprocal Easement Agreement dated October 31, 2000 and recorded November 3, 2000 as Document No. 4604202, County Recorder of Lake County, Illinois
11.	Magnolia Square Houma, Louisiana	Declaration of Easements and Restrictions dated January 21, 2004 and recorded January 23, 2004 under Entry No. 1170026, COB 1853, folio 14, Terrebonne Parish, Louisiana
12.	Cuyahoga Falls Market Center, Cuyahoga Falls, Ohio	Reciprocal Easement and Operation Agreement dated February 11, 1997 and recorded in Official Records Volume 2362, page 427 of Summit County, Ohio records
13.	Cranberry Square Cranberry Township, Pennsylvania

Declaration of Easements, Covenants and Restrictions, dated January 25, 1996 and recorded in Deed Book 2596, page 465, as amended by Amendment thereto, dated March 19, 2004 and recorded March 25, 2004 as Instrument No. 200403260009270, Butler County, Pennsylvania records

14.	Denton Crossing Shopping Center, Denton, Texas	Reciprocal Easement Agreement dated February 2, 2003 and recorded in Volume 5264, page 3304, Public Records of Denton County, Texas

Sch. XI-2

SCHEDULE XII

FLOOD ZONE PROPERTIES

1.

Eckerd Drug Store, Kill Devil Hills, North Carolina

Sch. XII-1

SCHEDULE XIII

INTENTIONALLY OMITTED

Sch. XIII-1

SCHEDULE XIV

SOLE TENANT INDIVIDUAL PROPERTIES/LEASES

	Sole Tenant Individual Property	Sole Tenant Lease
1.	Cinemark Theater Woodridge, Illinois

That certain lease dated August 10, 1998 between American National Bank and Trust Company of Chicago, as trustee, Forest City-Harris Group, as Beneficiary, and Cinemark USA, Inc., as Tenant, as amended by that certain First Amendment to Lease dated August 14, 1999.

2.	Edwards Multiplex Fresno, California

That certain sublease dated December 27, 1999 between Inland Western Fresno Blackstone Avenue, L.L.C. (successor in interest to Starwood Wasserman Fresno, LLC) and Edwards Theatres, Inc. (successor in interest to Edwards Megaplex Holdings, LLC), as amended as follows: Consent to Sublease Agreement dated December 27, 1999; First Amendment of Ground Sublease dated December 27, 1999; Letter Confirming Certain Facts re Third Amendment to Ground Lease dated June 1, 2000 and Amendment to Theatre Lease dated March 8, 2002.

3.	Edwards Multiplex, Ontario, California

That certain sublease dated July 16, 1999 between Inland Western Ontario 4th Street, L.L.C. (successor in interest to Starwood Wasserman Ontario, LLC) and Edwards Theatres, LLC (successor by merger to Edwards Megaplex holdings, LLC), as amended by the Amendment to Theater Lease dated March 8, 2002.

4.	CVS, Norman, Oklahoma

That certain lease dated April 16, 2003 between Inland Western Norman, LLC (successor in interest to Commercial Net Lease Realty Services, Inc.) and Oklahoma CVS Pharmacy, L.L.C. (successor in interest to Eckerd Corporation)

5.	CVS, Edmond, Oklahoma

That certain lease dated April 21, 2003 between Inland Western Dansforth, LLC (successor in interest to Commercial Net Lease Realty Services, Inc.) and Oklahoma CVS Pharmacy, L.L.C. (successor in interest to Eckerd Corporation)

Sch. XIV-1

6.	Eckerd Drug Store No. 6328, Colesville, Maryland

That certain lease dated June 3, 2004 between Inland Western Colesville New Hampshire, LLC (successor in interest to Colesville One, LLC), and Eckerd Corporation, as amended by Lease Amendment No. 1 dated May 28, 2004 and Letter Agreement dated May 2, 2005

7.	Eckerd Drug Store Columbia, South Carolina	That certain lease dated June 3, 2004 between Inland Western Columbia Broad River, L.L.C., and Eckerd Corporation
8.	Eckerd Drug Store Crossville, Tennessee	That certain lease dated June 3, 2004 between Inland Western Crossville Main, L.L.C., and Eckerd Corporation
9.	Eckerd Drug Store Greer, South Carolina

That certain lease dated June 3, 2004 between Inland Western Retail Real Estate Trust, Inc. (successor in interest to Inland Western Greer Wade Hampton, L.L.C.), and Eckerd Corporation, as amended by that certain Letter Agreement dated July 8, 2004

10.	Eckerd Drug Store Kill Devil Hills, North Carolina

That certain lease dated June 3, 2004 between Inland Western Retail Real Estate Trust, Inc. (successor in interest to Inland Western Kill Devil Hills Croatan, L.L.C.), and Eckerd Corporation, as amended by that certain Lease Amendment No. 1  dated January 9, 2006

Sch. XIV-2

SCHEDULE XV-A

INLAND PACIFIC PROPERTY SERVICES MANAGED PROPERTIES

Individual Property
1.	Metrocenter Fullerton, California
2.	Edwards Multiplex Ontario, California
3.	Edwards Multiplex Fresno, California
4.	Placentia Town Center Placentia, California

Sch. XV-A

SCHEDULE XV-B

INLAND SOUTHWEST MANAGEMENT LLC MANAGED PROPERTIES

Individual Property
1.	Gateway Pavilions Avondale, Arizona
2.	Paradise Valley Marketplace Phoenix, Arizona
3.	Fox Creek Village Longmont, Colorado
4.	Magnolia Square Houma, Louisiana
5.	Best on the Boulevard Shopping Center Las Vegas, Nevada
6.	Quail Springs Oklahoma City, Oklahoma
7.	CVS Norman, Oklahoma
8.	CVS Edmond, Oklahoma
9.	Denton Crossing Shopping Center Denton, Texas
10.	Pleasant Run Towne Crossing Shopping Center Cedar Hill, Texas
11.	Trenton Crossing McAllen, Texas
12.	Promenade at Red Cliff St. George, Utah

Sch. XV-B

SCHEDULE XV-C

INLAND US MANAGEMENT LLC MANAGED PROPERTIES

Individual Property
1.	Edgemont Town Center Birmingham, Alabama
2.	University Town Center Tuscaloosa, Alabama
3.	Phenix Crossing Phenix City, Alabama
4.	Northwoods Shopping Center Wesley Chapel, Florida
5.	Bed Bath & Beyond Plaza, f/k/a International Plaza Miami, Florida
6.	23rd Street Plaza Panama City, Florida
7.	Lake Mary Pointe Lake Mary, Florida
8.	Green’s Corner Cumming, Georgia
9.	Stilesboro Oaks Acworth, Georgia
10.	Newton Crossroads Covington, Georgia
11.	Evans Towne Center Augusta, Georgia
12.	Gurnee Town Center Gurnee, Illinois
13.	Cinemark Theater Woodridge, Illinois

Sch. XV-C-1

14.	Stony Creek Marketplace Noblesville, Indiana
15.	Eckerd Drug Store No. 6328 Colesville, Maryland
16.	High Ridge Crossing High Ridge, Missouri
17.	Hickory Ridge Shopping Center Hickory, North Carolina
18.	Eckerd Drug Store Kill Devil Hills, North Carolina
19.	Coram Plaza Coram, New York
20.	Massillon Village Center Massillon, Ohio
21.	Southgate Plaza Heath, Ohio
22.	Cuyahoga Falls Market Center Cuyahoga Falls, Ohio
23.	Cranberry Square Cranberry Township, Pennsylvania
24.	Saucon Valley Shopping Center Bethlehem, Pennsylvania
25.	Holliday Town Center Duncansville, Pennsylvania
26.	Cottage Plaza Pawtucket, Rhode Island
27.	Brown’s Lane Middletown, Rhode Island
28.	Boulevard Plaza Pawtucket, Rhode Island
29.	Azalea Square Summerville, South Carolina

Sch. XV-C-2

30.	North Rivers Town Center Charleston, South Carolina
31.	Irmo Station Irmo, South Carolina
32.	The Shoppes at Park West Mt. Pleasant, South Carolina
33.	Eckerd Drug Store Columbia, South Carolina
34.	Eckerd Drug Store Greer, South Carolina
35.	The Columns Shopping Center Jackson, Tennessee
36.	Winchester Commons Shopping Center Memphis, Tennessee
37.	Harvest Towne Center Knoxville, Tennessee
38.	Eckerd Drug Store Crossville, Tennessee
39.	Northpointe Plaza Spokane, Washington

Sch. XV-C-3

SCHEDULE XVI

ASSIGNMENT REPRESENTATIONS

1.

Lender is the sole legal and beneficial owner and holder of the Loan and the Loan Documents, free and clear of any and all liens, pledges, charges, security interests or other encumbrances of any nature on its interest in the Loan.

2.

Lender has not previously assigned, sold or otherwise transferred any of its interest in and to the Loan or any of its rights under the Loan Documents or any portion thereof.

3.

The amount of the unpaid principal balance of the Loan as of the date of assignment.

Sch. XVI-1

SCHEDULE XVII

NORTHPOINTE TARGET EXPANSION PARCEL

EXHIBIT 'XI' TO THE OEA

SITE DATA
TARGET PARCEL
TARGET
EXPANSION
AREA
NOT A PART
SITE PLAN
NorthPointe Plaza
First Western Development
Fourth Amendment
A-2.1

Sch. XVII-1